Exhibit 4.1

EXECUTION COPY

$140,000,000

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Dated as of March 15, 2004

Among

ENERTEC MEXICO, S. de R.L. de C.V.

ENERTEC EXPORTS, S. de R.L. de C.V.

as Borrowers

and

THE LENDERS NAMED HEREIN

as Lenders

and

JPMORGAN CHASE BANK

as Collateral Agent

and

CITIBANK, N.A.

as Administrative Agent

Citigroup Global Markets Inc.

as Lead Arranger

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Non-Productive Assets
Schedule 4.01(c)	-	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(n)	-	Debt for Borrowed Money
Schedule 4.01(o)	-	Liens

EXHIBITS

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Notice of Pledge
Exhibit E	-	Form of Opinion of Enrique Gonzales
Exhibit F	-	Form of Opinion of Ritch, Heather y Mueller
Exhibit G	-	Form of Master Assignment and Acceptance Agreement

ANNEXES

Annex A	-	Assigned Agreement

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Agreement”) dated as of March 15, 2004 among ENERTEC MEXICO, S. de R.L. de C.V., a Mexican sociedad de responsabilidad limitada de capital variable (“Enertec”), ENERTEC EXPORTS, S. de R.L. de C.V., a Mexican sociedad de responsabilidad limitada de capital variable (“Enertec Exports” and, together with Enertec, the “Borrowers” and individually, each a “Borrower”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the “Initial Lenders”), JPMORGAN CHASE BANK (“JPMorgan”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the “Collateral Agent”), and Citibank, N.A. (“Citibank”), as administrative agent (together with any successor administrative agent appointed pursuant to Article IX, the “Administrative Agent” and, together with the Collateral Agent, the “Agents”) for the Lenders (as hereinafter defined) amends and restates the Amended and Restated Credit and Security Agreement (the “First Amended and Restated Credit and Security Agreement”) dated as of October 31, 2002, among Enertec, the lenders party thereto, JPMorgan, as collateral agent, and ING (U.S.) Capital LLC (“ING”), as administrative agent.

WHEREAS, Enertec entered into that certain Credit and Security Agreement (the “Original Agreement”) dated as of May 4, 2001 among Enertec, the lenders party thereto, JPMorgan, as collateral agent, and ING, as administrative agent, pursuant to which the Lenders made Advances in the amount of $155,000,000, which Advances have been prepaid in part pursuant to the Original Agreement and the First Amended and Restated Credit And Security Agreement (such that as of the Second Restatement Date the principal amount of the Advances outstanding is $86,111,111.12); and

WHEREAS, the Lenders are willing to make additional amounts available for borrowing and the parties wish to extend the term of repayment of the Advances and amend certain other terms of the First Amended and Restated Credit and Security Agreement as set forth herein;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquired Debt” means Debt of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with, or is acquired, in whole or in part by, Enertec or any of its Subsidiaries or Debt assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition, merger or consolidation.

“Actual Debt Service Amount” means, for each Interest Period, an amount equal to the sum of (x) scheduled principal due to the Lenders on the Payment Date corresponding to such Interest Period pursuant to Section 2.03 of this Agreement, if any, (y) scheduled interest due to the Lenders on the Payment Date corresponding to such Interest Period pursuant to Section 2.06(a) of this Agreement and (z) defaulted interest due to the Lenders on the Payment Date corresponding to such Interest Period pursuant to Section 2.06(b) of this Agreement, if any.

“Administrative Agent” has the meaning specified in the recitals hereto.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with JPMorgan Chase Bank, ABA No. 021000021, at its office at One Chase Manhattan Plaza, New York, New York 10038, Account No. 066-297-311, Reference: Enertec Mexico, or such other account as the Administrative Agent shall specify in writing to the Lenders from time to time.

“Advance” has the meaning specified in Section 2.01 of this Agreement.

“Affected Lender” has the meaning specified in Section 2.08(d) of this Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Agent Expense Amount” means, at any time, any cost, expense or other amount owed by any Borrower to any Agent under this Agreement, and not paid as of such time, including, without limitation, those owed under Sections 2.07, 2.10 and 11.04 of this Agreement.

“Agent Expense Amount Percentage” means, at any time and for each Agent, the percentage derived by dividing (x) such Agent’s share of the Agent Expense Amount at such time by (y) the total Agent Expense Amount at such time.

“Agents” has the meaning specified in the recitals hereto.

“Agreement” has the meaning specified in the recitals hereto.

“Anticipated Debt Service Amount” means, for any future Interest Period, an amount equal to the sum of (x) scheduled principal due to the Lenders on the Payment

Date corresponding to such future Interest Period pursuant to Section 2.03 of this Agreement, if any, (y) interest due to the Lenders on the Payment Date corresponding to such future Interest Period pursuant to Section 2.06(a) of this Agreement (calculations of interest for such future Interest Period shall assume a Eurodollar Rate equal to the Eurodollar Rate for the then current Interest Period) and (z) if a Cash Collection Event has occurred and is continuing, default interest on the amount of principal scheduled to be outstanding during such Interest Period at a rate of 1.5% per annum.

“Applicable Margin” means as set forth below:

Time Period	Applicable Margin
Second Restatement Effective Date to March 15, 2005	0.85%
March 15, 2005 to March 15, 2006	0.90%
March 15, 2006 to March 15, 2007	0.95%
March 15, 2007 to March 15, 2008	1.00%
thereafter	1.05%

“Asset Disposition” means any sale, lease, transfer or other disposition of assets (each such sale, lease, transfer or other disposition being a “Disposition”) other than:

(i) Dispositions where (x) any Borrower notifies the Agents at least three business days prior to the occurrence of such Disposition of the Person making the Disposition’s intent to use the proceeds resulting therefrom to purchase assets to be used in the business or operations of such Person within 90 days of such Disposition and (y) the Person making such Disposition uses the proceeds resulting from such Disposition for the purpose stated in the notice related to such Disposition within 90 days of such Disposition; provided that to the extent that any proceeds resulting from such Disposition are not used for the purpose specified in the notice related to such Disposition within 90 days of such Disposition, such unused proceeds shall be considered an Asset Disposition;

(ii) Dispositions of assets of any such Person made after the acquisition of assets to be used in the business or operation of such Person where at least 3 Business Days prior to the acquisition of such assets by such Person, any Borrower shall have notified the Agents of such pending acquisition, the amount of such acquisition, the asset to be subject to Disposition in connection with such acquisition and a good faith estimate of the amount of proceeds expected to be produced by such Disposition; provided, however, that if the proceeds of any such Disposition exceed the purchase price of the asset acquired then such excess amounts shall be considered an Asset Disposition; and

(iii) Dispositions of assets which are classified as “non-productive assets” in accordance to GAAP and which assets, in the case of Dispositions of assets made prior to the third anniversary of the Closing Date, are listed on Schedule II hereto.

“Assigned Agreement” means the New Battery Supply Agreement as amended by the Battery Supply Agreement Amendment.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 11.07 of this Agreement and in substantially the form of Exhibit C of this Agreement.

“Attributable Debt” means, in respect of a Sale-Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate implicit in the related lease or, if not known, at the interest rate applicable to the Notes at such time) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of such lease, including any period for which such lease has been extended, after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, the Ley de Concursos Mercantiles, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and

(b) ½ of one percent per annum above the Federal Funds Rate.

“Base Rate Advance” means an Advance that bears interest as provided in 2.06(a)(ii) of this Agreement.

“Battery Supply Agreement Amendment” means that certain assignment and assumption and amendment to the New Battery Supply Agreement titled “Assignment and Assumption and Amendment No. 1 to the Battery Supply Agreement”, dated as of October 31, 2002, among Enertec, Enertec Exports and the Receivables Payor.

“Borrowers” has the meaning specified in the recitals hereto.

“Borrowers’ Account” means the account of Enertec Exports maintained with JPMorgan Chase Bank at its Houston, Texas office, ABA No. 113000609, Account No. 00113256664, or such other account as such Borrower shall specify in writing to the Administrative Agent from time to time.

“Borrowing” means Advances of the same type (either Eurodollar Rate or Base Rate), made, converted or continued on the same date and as to which a single Interest Period is in effect.

“Borrowing Date” has the meaning specified in Section 2.02 of this Agreement.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in Mexico City and New York City and, if the applicable Business Day relates to any Advances earning interest at the Eurodollar Rate, on which dealings are carried on in the London interbank market.

“Capital Stock” means any and all shares of capital stock or similar interests or participations (however designated) of any Person, including, without limitation, common stock, preferred stock and any rights, options or warrants with respect thereto.

“Capitalized Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any real or personal property that is required to be classified and accounted as a capital lease obligation under GAAP, and, for the purpose of this Agreement, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Cash Collection Event” has the meaning specified in Section 6.02 of this Agreement.

“Change of Control” means the occurrence of any of the following: (i) both JCI and Grupo IMSA, S.A. de C.V. cease to own together, directly or indirectly, a majority of the Capital Stock of Enertec; (ii) JCI ceases to own, directly or indirectly, at least 40% of the Capital Stock of Enertec; or (iii) Enertec ceases to own, directly or indirectly, at least 99.9% of the Capital Stock of Enertec Exports. For purposes of calculating the percentage interest of outstanding Capital Stock held indirectly by any Person, such Person’s percentage interest in the Capital Stock of Enertec shall be determined as the product of such person’s percentage interest in any intermediate entity and such intermediate entity’s percentage interest in Enertec (or, in the case of multiple intermediate entities, the product of each such intermediate entity’s percentage ownership interest in the other intermediate entities in the chain of ownership and in Enertec). For purposes of this definition, a pledge of the Capital Stock of Enertec shall be deemed not to impair the disposition rights of any person with respect to such Capital Stock.

“Closing Date” means May 4, 2001.

“Co-Borrower” has the meaning specified in Section 10.01 of this Agreement.

“Collateral Account” has the meaning specified in Section 8.01(a) of this Agreement.

“Collateral Agent” has the meaning specified in the recitals hereto.

“Collateral Documents” means this Agreement, the Notice of Pledge, the Consent and Agreement and the Assigned Agreement.

“Collection Period” means, with respect to any Interest Period, the period commencing on the ninth day prior to the Payment Date corresponding to the previous Interest Period (or, in the case of the Collection Period relating to the first Interest Period, on the Closing Date) and ending on the tenth day prior to the Payment Date corresponding to such Interest Period.

“Commitment” means, with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I of this Agreement or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.07(d) as such Lender’s “Commitment”, as such amount may be reduced or terminated from time to time pursuant to Section 2.04 or Section 6.01.

“Confidential Information” means information that any Loan Party furnishes to any Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender of its obligations hereunder or that is or becomes available to such Agent or such Lender from a source other than the Loan Party that is not, to such Agent’s or such Lender’s actual knowledge, acting in violation of a confidentiality agreement with a Loan Party.

“Consent and Agreement” means that consent by the Receivables Payor dated as of October 31, 2002 to the Notice of Pledge.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Debt” means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument (but excluding surety or appeal bonds or performance or return-of-money bonds or similar bonds, contracts or deposits provided in the ordinary course of business), (C) consisting of reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, or (D) for the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, and any conditional sales obligations and obligations under any title retention agreement (but excluding trade account payables, customer advance payments or other current liabilities arising in the ordinary course of business); (ii) any liability of others of the kind described in the preceding clause (i) which such Person has guaranteed or which is otherwise its legal liability; (iii) obligations under interest rate swaps and similar agreements or foreign currency swaps or other hedge, exchange or similar agreements; (iv) the Attributable Debt of any Sale-Leaseback Transaction; (v) Capitalized Lease Obligation of such Person; (vi) any of the Debt described in any of the foregoing clauses

(i) through (v) secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; provided that if the obligation has not been assumed by such Person, the amount of such obligation which will be deemed to be Debt of such Person shall not exceed the value at which such Person carries such property or assets on its balance sheet prepared in accordance with GAAP; and (vii) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clause (i), (ii), (iii), (iv), (v) or (vi).

“Debt/EBITDA Ratio” means, at any date of determination, the ratio of Consolidated total Debt for Borrowed Money of Enertec and its Subsidiaries as at the end of the most recently ended fiscal quarter of Enertec for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated EBITDA of Enertec and its Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

“Debt Service” means, for any Interest Period, the sum of the amounts required to be paid pursuant to clauses First through Third of Section 8.04 of this Agreement.

“Debt Service Ratio” means, for any Interest Period, the product of (x) the Eligible Receivables Collections for the Collection Period relating to such Interest Period, divided by (y) the Debt Service for such Interest Period.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulted Advance” means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to any Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to Section 2.02(c) as of such time.

“Defaulted Amount” means, with respect to any Lender at any time, any amount required to be paid by such Lender to any Agent or any other Lender hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Administrative Agent pursuant to Section 2.02(c) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender and (b) any other Lender pursuant to Section 2.11 to purchase any participation in Advances owing to such other Lender.

“Defaulting Lender” means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(e) or (f).

“EBITDA” means as of any date, with respect to any Person, for a period of four consecutive fiscal quarters of such Person ending at the close of the fiscal quarter most recently ended of such Person, the sum of: (a) Consolidated net income of such Person and its Subsidiaries for such periods, and (b) to the extent deducted in determining Consolidated net income, the sum of all expenses of such person and its Subsidiaries, on a consolidated basis, as determined in accordance with GAAP for such period in respect of (i) depreciation, (ii) amortization, including, without limitation, amortization of capitalized debt issuance costs, (iii) Consolidated interest expense, (iv) all provisions for income or asset taxes and employees’ profit sharing, and (v) any other non-cash charges to the extent deducted from or reflected in Consolidated net income, including all foreign exchange losses and changes in monetary position incurred in the ordinary course of business (except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period). Notwithstanding the foregoing, with respect to Enertec the provision for taxes based on the income and profits of, and the depreciation, amortization and other non-cash charges of a Subsidiary shall be added to Consolidated net income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated net income.

“Eligible Assignee” means any Person registered with the Mexican Secretaría de Hacienda y Crédito Público for purposes of Article 195 of the Mexican Ley del Impuesto Sobre la Renta, or authorized thereby to perform banking activities in Mexico; provided, however, that neither Enertec nor any Affiliate of Enertec shall qualify as an Eligible Assignee.

“Eligible Investments” means any one or more of the following obligations or securities which shall be held in the name of the Collateral Agent, denominated in U.S. Dollars and acquired at a purchase price of not greater than par, regardless of whether issued by the Collateral Agent or any of its Affiliates:

(a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States, or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

(b) fully FDIC-insured demand and time deposits in or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that such investments need not be insured if the commercial paper and short-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or short-term unsecured debt obligations of such holding company) have the highest rating available for such securities by both S&P and Moody’s, provided that, if such security is rated only by one of S&P or Moody’s, such rating will suffice;

(c) repurchase obligations with respect to any security described in clause (a) above entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(d) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) (i) that is rated by both S&P and Moody’s in each of their highest short-term unsecured debt rating available at the time of such investment, provided that, if such security is rated only by one of S&P or Moody’s, such rating will suffice, and (ii) that is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by both S&P and Moody’s in each of their highest long-term unsecured debt rating available, provided that, if such security is rated only by one of S&P or Moody’s, such rating will suffice;

(e) investments in money-market funds rated AAA-m and AAA-mg by S&P and Aaa by Moody’s, the income from which would not be subject to withholding tax if paid to any Lender; or

(f) a deposit of any bank, trust company or financial institution authorized to engage in the banking business having a combined capital and surplus of at least US $500,000,000, whose long-term, unsecured debt is rated “A” or higher by S&P or “A2” or higher by Moody’s.

“Eligible Receivables” means existing and future U.S. Dollar Receivables due to Enertec Exports from the Receivables Payor from Enertec Exports’ export sales under the Assigned Agreement.

“Eligible Receivables Collections” means, for any Collection Period, funds received by the Collateral Agent in respect of Eligible Receivables plus all amounts earned on Eligible Investments on deposit in the Collateral Account, in each case during such Collection Period.

“Eligible Receivables Invoice Amount” means, for any Collection Period, the U.S. Dollar value of requests for payment sent to the Receivables Payor during such Collection Period for products delivered under the Assigned Agreement during that same Collection Period.

“Eligible Receivables Invoice Ratio” means, for any Interest Period, the product of (x) the Eligible Receivables Invoice Amount for the Collection Period corresponding to the Interest Period immediately preceding such Interest Period divided by (y) the Actual Debt Service Amount for such Interest Period.

“Eligible Receivables Invoice Ratio Report” has the meaning specified in Section 5.03(k) of this Agreement.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement of any federal, state, local or foreign jurisdiction in which either Borrower or any of its Subsidiaries conducts business relating in any way to any Environmental Law, Environmental Permit or Hazardous Material or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any such governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any such governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance of any federal, state, local or foreign jurisdiction in which either Borrower or any of its Subsidiaries conducts business relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for any Interest Period, an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%)

appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

“Events of Default” has the meaning specified in Section 6.01 of this Agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“First Restatement Date” means October 31, 2002.

“Fiscal Year” means a fiscal year of Enertec and its Consolidated Subsidiaries ending on December 31 in any calendar year.

“GAAP” has the meaning specified in Section 1.03 of this Agreement.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Indemnified Party” has the meaning specified in Section 11.04(b) of this Agreement.

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) gross interest payable on, and amortization of debt discount in respect of (in each case, as reflected in accordance with GAAP), all Debt for Borrowed Money, in each case, of or by Enertec and its Subsidiaries during the four consecutive fiscal quarters most recently ended and for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be.

“Interest Period” means the period ending on a Payment Date and beginning on the next preceding Payment Date; provided that the initial Interest Period for any Advance shall begin on the applicable Borrowing Date and end on the first succeeding Payment Date after the Borrowing Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“JCI” means Johnson Controls, Inc.

“Lender Expense Amount” means, at any time, any cost, expense or other amount, other than any amount attributable to the Actual Debt Service Amount, owed under this Agreement, and not paid as of such time.

“Lender Expense Amount Percentage” means, at any time and for any Lender, the percentage derived by dividing (x) such Lender’s share of the Lender Expense Amount at such time by (y) the total Lender Expense Amount at such time.

“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 11.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule I of this Agreement or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, lien (statutory or otherwise), security interest, encumbrance, or charge of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof, but excluding any operating lease incurred in the ordinary course of business which is not a Capitalized Lease Obligation).

“Loan Documents” means, for all purposes, (i) this Agreement, (ii) the Notes and (iii) the Collateral Documents.

“Loan Parties” means Enertec, Enertec Exports and any of their Subsidiaries.

“Margin Stock” has the meaning specified in Regulation U.

“Master Assignment and Acceptance Agreement” means a Master Assignment and Acceptance Agreement in substantially the form of Exhibit G of this Agreement.

“Material Adverse Change” means any material adverse change in the business, financial condition, operations, performance or properties of either Borrower and/or any of its Material Subsidiaries.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of either Borrower and/or any of its Material Subsidiaries, (b) the rights and remedies of any Agent or any Lender under any Loan Document, (c) the ability of either Borrower to perform its Obligations under any Loan Document to which it is or is to be a party or (d) the enforceability of any Loan Document.

“Material Subsidiary” means, at any date of determination and with respect to either of the Borrowers, any Subsidiary of such Borrower that, together with its Subsidiaries, (i) for the most recent fiscal year of such Borrower accounted for more than 10% of the Consolidated revenues of such Borrower, (ii) as of the end of such fiscal year, was the owner of more than 10% of the Consolidated assets of such Borrower, or (iii) for the most recent fiscal year of such Borrower accounted for more than 10% of EBITDA of such Borrower, all as set forth on the most recent available Consolidated financial statements of such Borrower, for such fiscal year prepared in conformity with GAAP.

“Mexican Pesos” and the “M$” sign each mean the lawful currency of Mexico.

“Mexico” means the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc., and any successor or successors thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, listing fees, printing costs, rating agency fees, legal fees, finder’s fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party may deduct an amount (the “Reserved Amount”) equal to the amount reserved in accordance with GAAP for such Loan Party’s reasonable estimate of such taxes, other than taxes for which such Loan Party is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute “Net Cash Proceeds” of the type for which such taxes were reserved for all purposes hereunder.

“New Battery Supply Agreement” means that certain Battery Supply Agreement dated as of February 1, 2002 between Enertec and the Receivables Payor, as that agreement was in effect prior to the execution of the Battery Supply Agreement Amendment.

“New Note” has the meaning specified in Section 3.01(b) of this Agreement.

“Note” means a promissory note executed and delivered by the Borrowers and payable to the order of any Lender, in substantially the form of Exhibit A of this Agreement, evidencing the indebtedness of the Borrowers to such Lender resulting from Advances made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.02(a) of this Agreement.

“Notice of Pledge” means that certain notice of pledge dated as of October 31, 2002 of the Assigned Agreement, by Enertec Exports to the Receivables Payor.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(e) or (f).

“Original Agreement” has the meaning specified in the recitals hereto.

“Payment Date” means each March 15, June 15, September 15, and December 15 in each year, provided that whenever such date shall fall on a day other than a Business Day, such Payment Date shall be deemed to be the next succeeding Business Day.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet delinquent or which are being contested in good faith; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or which are being contested in good faith; and (c) pledges or deposits to secure obligations under workers’ compensation or other insurance.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Pledged Collateral” has the meaning specified in Section 7.01 of this Agreement.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Receivables” has the meaning specified in Section 7.01(a) of this Agreement.

“Receivables Payor” means Johnson Controls Battery Group, Inc.

“Redeemable” means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Register” has the meaning specified in Section 11.07(d) of this Agreement.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Replacement Lender” has the meaning specified in Section 2.08(d) of this Agreement.

“Required Lenders” means, at any time, Lenders owed at least a majority in interest of the amount of the Advances outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the aggregate principal amount of the Advance owing to such Lender (in its capacity as a Lender) and outstanding at such time.

“Responsible Officer” means any officer of any Loan Party.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

“Sale-Leaseback Transaction” means any arrangement by any Person with any lender or investor or to which any such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or otherwise transferred by such Person not more than 270 days after either (a) the acquisition thereof by such lender or investor or (b) the completion of construction or commencement of operation thereof by such lender or investor or any Affiliate thereof, or to any Person to whom funds have been or are to be advanced by such lender or investor or any affiliate thereof on the security of such property or asset.

“Second Restatement Date” means the date of this Agreement (as amended and restated hereby).

“Second Restatement Effective Date” has the meaning specified in Section 3.01 of this Agreement.

“Secured Obligations” has the meaning specified in Section 7.02 of this Agreement.

“Secured Parties” means the Agents and the Lenders.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Subsidiary” of any Person means a corporation or other business entity at least a majority of the outstanding Voting Interests of which is owned, or the management of which is controlled, directly or indirectly, by such Person and/or by one or more subsidiaries of such Person.

“Supply Agreement Collateral” has the meaning specified in Section 7.01(a) of this Agreement.

“Taxes” has the meaning specified in Section 2.10(a) of this Agreement.

“Taxing Authority” means any nation or government, as well as any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, that is responsible for the imposition or collection of any tax, fee, levy or similar charges.

“UCC” has the meaning specified in Section 7.10(a) of this Agreement.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Dollars” and the “$” sign each mean the lawful currency of the United States.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in Mexico consistent with those applied in the preparation of the financial statements included in the Information Memorandum (“GAAP”).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01 The Advances. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (each advance made pursuant to this Section 2.01(a) or to Section 2.01(b), an “Advance”) on the Second Restatement Effective Date to either Borrower in an amount, taken together with all other Advances owing to such Lender as of the date of such Advance, not to exceed such Lender’s Commitment at such time. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed, provided however that each Lender’s Commitment under this Agreement (as amended and restated hereby) shall not be reduced by the principal amounts of Advances repaid prior to the Second Restatement Date.

(b) On May 4, 2001, the Lenders (including their assignors and predecessors-in-interest) made advances to the Borrowers under the Original Agreement in the amount of $155,000,000, which advances have been repaid in part pursuant to the Original Agreement and the Amended and Restated Credit and Security Agreement. The principal amount of Advances owing to the Lenders as of the Second Restatement Date is $86,111,111.12.

SECTION 2.02 Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, a Borrowing shall be made on notice, given not later than 11:00 A.M.

(New York City time) on the third Business Day prior to the date of such proposed Borrowing by any Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Such notice of Borrowing (the “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B of this Agreement, specifying therein the requested (i) date of such Borrowing (the “Borrowing Date”) and (ii) aggregate amount of such Borrowing. Each Lender shall, before 11:00 A.M. (New York City time) on such Borrowing Date, make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrowers by crediting the Borrowers’ Account.

(b) Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. The Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of the Borrowing when such Advance, as a result of such failure, is not made on such date.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of the Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate specified under Section 2.06(a) and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance for all purposes.

(d) The failure of any Lender to make the Advance to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of the Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of the Borrowing.

SECTION 2.03 Repayment of Advances. The Borrowers shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Advances on the following Payment Dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
September 15, 2006	$12,600,000.00
December 15, 2006	$12,600,000.00
March 15, 2007	$12,600,000.00
June 15, 2007	$12,600,000.00
September 15, 2007	$12,600,000.00
December 15, 2007	$12,600,000.00
March 15, 2008	$12,600,000.00
June 15, 2008	$12,950,000.00
September 15, 2008	$12,950,000.00
December 15, 2008	$12,950,000.00
March 15, 2009	$12,950,000.00

provided, however, that the final principal repayment installment shall be, in any event, in an amount equal to the aggregate principal amount of the Advances outstanding on such date.

SECTION 2.04 Termination or Reduction of the Commitments. The Commitment of each Lender shall be automatically and permanently reduced by an amount equal to the amount by which such Lender’s Commitment immediately prior to such reduction exceeds the aggregate unpaid principal amount of the Advances then outstanding and owing to such Lender (a) immediately after giving effect to the Advances referred to in Section 2.01(a) and (b) from time to time thereafter upon each repayment or prepayment of the Advances.

SECTION 2.05 Prepayments. (a) Optional. The Borrowers may, on any Business Day after the 60th day after a Borrowing Date, upon at least three Business Days’ notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and, if such notice is given, the Borrowers shall, prepay the outstanding aggregate principal amount of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000, and in integral multiples of $1,000,000 in excess thereof, and (y) if any prepayment of the Advance is made on a date other than a Payment Date, the Borrowers shall also pay any amounts owing pursuant to Section 11.04(c).

(b) Mandatory. (i) The Borrowers shall, after the occurrence and during the continuance of a Cash Collection Event, prepay only on any Payment Date occurring after such Cash Collection Event the Advances in the amount specified by the provisions of clause Fourth of Section 8.04 and Section 6.02 of this Agreement. All payments made pursuant to this Section 2.05(b)(i) shall be made from the Administrative Agent’s Account from funds deposited in such account from the Collateral Account in accordance with the provisions of clause Fourth of Section 8.04 and Section 6.02 of this Agreement.

(ii) The Borrowers shall, on the date of receipt of the Net Cash Proceeds by the Borrowers or any of their Subsidiaries from (A) any Asset Disposition of the

Borrowers or any of their Subsidiaries where the amount of such Asset Disposition, together with all other Asset Dispositions of the Borrowers or any of their Subsidiaries made since the Closing Date, is greater than the amount equal to 10% of the aggregate fair market value of all assets of the Borrowers and their Subsidiaries as determined (as of the closing date of such Asset Disposition), and (B) the incurrence or issuance by the Borrowers or any of their Subsidiaries of any Debt (to the extent that the Borrowers or any of their Subsidiaries has received Net Cash Proceeds) at any time during which the Borrowers (on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom) shall have failed to perform or observe the covenants contained in Section 5.04, prepay the Advances in an amount equal to the amount of such Net Cash Proceeds.

(iii) In the event that the tests set forth in Sections 6.02(a)(i) and (ii) shall not have been satisfied for three consecutive Interest Periods then the Borrowers shall prepay the outstanding aggregate principal amount of the Advances no later than the fifteenth Business Day following the Payment Date for the Interest Period in respect of which such tests shall not have been satisfied.

(iv) In the event that any provision of the Assigned Agreement, the Notice of Pledge or the Consent and Agreement shall for any reason cease to be valid and binding on or enforceable against the Receivables Payor or the Receivables Payor shall so state in writing then the Borrowers shall prepay the outstanding aggregate principal amount of the Advances no later than the fifteenth Business Day following the occurrence of any such event.

(v) In the event that the Receivables Payor shall fail to perform or observe any term, covenant or agreement contained in any Collateral Document to which it is a party which failure would be, in the judgment of the Required Lenders, reasonably likely to result in a Default or Cash Collection Event at the end of the then current Interest Period, then the Borrowers shall prepay the outstanding aggregate principal amount of the Advances no later than the fifteenth Business Day following the occurrence of any such event.

(vi) In the event that the Borrowers or any of their Subsidiaries shall, on any day, fail to perform or comply with any term, covenant, condition, or provision of any agreement or instrument relating to Debt in an aggregate principal amount of more than U.S.$10,000,000 (or its equivalent in one or more other currencies), which failure results in an acceleration of the maturity thereof or permits the holder or holders of such debt, or any agent or trustee on their behalf, to accelerate the maturity thereof, then the Borrowers shall prepay the outstanding principal amount of the Advances no later than the Business Day following the occurrence of such event.

(vii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any prepayment of the Advances is made on a date other than a Payment Date, the Borrowers shall also pay any amounts owing pursuant to Section 11.04(c) of this Agreement.

(c) All amounts prepaid pursuant to this Section 2.05 attributable to the repayment of the Advances shall be applied by the Lenders to scheduled principal payments of the Advances in the inverse order of maturity.

SECTION 2.06 Interest. (a) Scheduled Interest. (i) The Borrowers shall pay interest on the unpaid principal amount of the Advances owing to each Lender from the date of such Advances until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the Payment Date corresponding to such Interest Period.

(ii) In the event that an Advance is converted into a Base Rate Advance in accordance with Section 2.08(e) of this Agreement, the Borrowers shall pay interest on the unpaid principal amount of such Base Rate Advance owing to each Lender from the date such Advance is converted into a Base Rate Advance until such principal amount shall be paid in full, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, payable in arrears on each Payment Date during such period and on the date such Base Rate Advance shall be converted or paid in full.

(b) Default Interest. (i) Upon the occurrence and during the continuance of a Default or (ii) where a Cash Collection Event shall have continued throughout an entire Interest Period, and shall exist on the Payment Date corresponding to such Interest Period, the Borrowers shall pay interest on (x) the unpaid principal amount of the Advance owing to each Lender, which, in the case of a Cash Collection Event, shall be payable in arrears on the dates referred to in clause (a)(i) of this Section 2.06 and, in the case of a Default, shall accrue from the date of the occurrence of such Default and shall be payable on demand, at a rate per annum equal at all times to 1.5% per annum above the rate per annum required to be paid pursuant to clause (a) above and (y) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under this Agreement or the Notes that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1.5% per annum above the rate per annum required to be paid pursuant to clause (a) of this Section 2.06, in the case of any such amounts constituting past-due interest, in respect of the Advances to which such interest relates, and in the case of fees or other amounts, in respect of Advances accruing interest at the Base Rate.

(c) Notice of Interest Rate. Promptly after determination by the Administrative Agent pursuant to clause (a) above of the Eurodollar Rate for each Interest Period, the Administrative Agent shall give notice to each Borrower, the Collateral Agent and each Lender of such Eurodollar Rate.

SECTION 2.07 Fees. (a) Administrative Agent’s Fees. The Borrowers shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrowers and the Administrative Agent.

(b) Collateral Agent’s Fees. The Borrowers shall pay to the Collateral Agent for its own account such fees as may from time to time be agreed among the Borrowers and the Collateral Agent.

SECTION 2.08 Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Advances (excluding, for purposes of this Section 2.08, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.10 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Lending Office or any political subdivision thereof), then the Borrowers, shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost and the basis for determining such amount, submitted to each Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of such type (but not due to any change in the financial condition of such Lender), then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts and the basis for determining such amounts submitted to each Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(c) Any Lender claiming any additional amounts payable pursuant to this Section 2.08 shall use its reasonable efforts (consistent with and subject to its internal policy and legal and regulatory restrictions) to make such changes to the jurisdiction of its Lending Office or otherwise if the making of such a change would avoid the need for, or reduce the amount of, any such increased costs and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(d) If any Lender requests compensation pursuant to Section 2.08 or 2.10 of this Agreement, or the obligation of any Lender to make or maintain Advances bearing interest at the Eurodollar Rate shall be suspended pursuant to Section 2.09 (such Lender being an “Affected Lender”), then, so long as such condition exists, the Borrowers may, so long as no Default has occurred and is continuing, on any date occurring at least 15 days after the date of such request or suspension, (a) designate an Eligible Assignee approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed) (such Eligible Assignee being a “Replacement Lender”) to assume the Affected Lender’s Advances and other rights and obligations under this Agreement and the Notes (all without recourse to or representation or warranty by, or expense to, the Affected Lender) for a purchase price equal to the principal amount of the outstanding Advances held by the Affected Lender plus all accrued and unpaid interest thereon plus all fees and other amounts owing to the Affected Lender under this Agreement and the Notes at such time, and, subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent and compliance with the requirements of Section 11.07, the Replacement Lender shall succeed to the rights and obligations of the Affected Lender under this Agreement and the Notes, (b) pay, or cause to be paid, to the Affected Lender all amounts payable to such Affected Lender under Section 11.04(c), calculated as if the purchase by the Replacement Lender constituted a mandatory prepayment of Advances by the Borrowers, and (c) pay to the Administrative Agent the processing and recordation fee specified in Section 11.07(a) with respect to such assignment; provided, however, that in the event the amount of Advances to be assumed by Replacement Lenders is less than the total amount of outstanding Advances held by all Affected Lenders, each Affected Lender’s outstanding Advances shall be reduced on a pro rata basis or in such other proportion as the Borrowers and all Affected Lenders may agree. If the Borrowers exercise their rights under the immediately preceding sentence, the Affected Lender shall no longer be a party to this Agreement or have any rights or obligations under this Agreement or the Notes; provided that (i) the obligations of the Borrowers to the Affected Lender under Sections 2.08, 2.10 and 11.04 and (ii) the obligations of such Affected Lender under Section 9.05 to the Administrative Agent, in each case with respect to events or circumstances occurring or obligations arising prior to, or as a result of, any such replacement shall survive such exercise by the Borrowers.

(e) Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Lending Office to perform its obligations hereunder to make Advances or to fund or maintain Advances hereunder which, in each case, shall accrue interest at the Eurodollar Rate pursuant to Section 2.06(a)(i) of this Agreement, each such Advance will automatically, upon such demand, convert into a Base Rate Advance and the Administrative Agent shall promptly notify the Collateral Agent of such conversion.

SECTION 2.09 Payments and Computations. (a) The Borrowers and, in the case of payments made from the Collateral Account on behalf of the Borrowers pursuant to Section 8.04 of this Agreement, the Collateral Agent, shall make each payment hereunder and under the Notes, irrespective, in the case of the Borrowers, of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrowers is in respect of principal, interest, any fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lender for the account of their respective Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender and (ii) if such payment by the Borrowers is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.07, from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrowers hereby authorize each Lender, and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrowers’ accounts with such Lender any amount so due.

(c) All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. The Administrative Agent shall promptly (but in no case later than the Business Day before each Payment Date) forward to the Collateral Agent notice of the Actual Debt Service Amount payable on such Payment Date. The Administrative Agent shall also notify the Collateral Agent from time to time of any amount of (i) Administrative Agent Expense with respect to the Administrative Agent and (ii) Lender Expense Amount payable under section 8.04 hereof. In addition, upon the occurrence of a Cash Collection Event the Administrative Agent shall promptly (but in no event later than the Business Day before the relevant Payment Date) notify the Collateral Agent of the Actual Debt Service Amount for the Interest Period commencing on such Payment Date and the Anticipated Debt Service Amount for the next succeeding Interest Period.

(d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to any Lender hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.10 Taxes. (a) Any and all payments by or for the account of any Borrower hereunder or under the Notes shall be made free and clear of, and without deduction of or withholding for, or on account of, any present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or governmental charges of whatever nature and all liabilities with respect thereto imposed, levied, collected, withheld or assessed by any Taxing Authority (including, without limitation, by such Taxing Authority or any political subdivision thereof), excluding (i) in the case of each Lender and each Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of a tax on overall net income, by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or any political subdivision thereof or (ii) in the case of each Lender, taxes imposed on its overall net income and franchise taxes imposed on it in lieu of a tax on overall net income, by the jurisdiction of such Lender’s Lending Office (all such non-excluded taxes, duties, assessments, levies, imposts, deductions, withholding, governmental charges and liabilities with respect to thereto being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after such Borrower has made all required deductions or withholdings of Taxes (including deductions applicable to additional sums payable under this Section 2.10) such Lender or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower shall make such deductions or withholdings and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant Taxing Authority or other authority in accordance with applicable law.

(b) Each Borrower shall pay any present or future stamp, issue, registration or documentary taxes or any other excise or property taxes and other duties (including interest and penalties with respect thereto) which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes, excluding those taxes, charges and levies imposed by any jurisdiction outside Mexico or the United States except such non-Mexican or non-United States taxes, charges and levies resulting from enforcement of this Agreement following an Event of Default (hereinafter referred to as “Other Taxes”).

(c) Each Borrower shall provide the Administrative Agent with a duly certified or authenticated copy of an original receipt of payment, and other documentation satisfactory to the Administrative Agent, evidencing the payment of Taxes within 30 days following such payment or if later, within five Business Days after receipt of such documentation. Copies of such documentation will be made available to the Lenders, upon request therefor. If no Taxes are payable in respect of any payment hereunder or under the Notes, each Borrower will furnish to the Administrative Agent, at the address listed in Section 11.02, a certificate from each appropriate Taxing Authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from and not subject to Taxes.

(d) Each Borrower shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.10) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Prior to the payment by any Lender of any Taxes or Other Taxes, such Lender will endeavor to notify each Borrower of its intention to make such payment, but the failure of any Lender so to notify shall not affect such Borrower’s reimbursement obligation under this subsection.

(e) Without prejudice to the survival of any other agreement of each Borrower hereunder, the agreements and obligations of each Borrower contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder and under the Notes.

SECTION 2.11 Sharing of Payments, Etc. (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Advance owing to it (other than pursuant to Section 2.08, 2.10 or 11.04(c) of this Agreement) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

(b) If at any time there shall occur and be continuing a Monetary Control Condition, then one or more Lenders (each, an “Accepting Lender”) may agree to receive payment of principal of and all accrued and unpaid interest on its Advance in Mexican Pesos (each Advance so paid, an “Affected Advance”), and such Accepting Lender (and each Lender becoming an Additional Accepting Lender as referred to below) shall not be required to purchase a participation from, or make such other adjustments with, any other Lender in respect of the other Advance. Prior to accepting any such payment as described above with respect to any prospective Affected Advance, each Accepting Lender shall provide reasonable notice to the Agents (who shall promptly notify each other Lender) of such proposed payment in Mexican Pesos, setting forth the proposed terms thereof, and each other Lender that elects, by notice delivered promptly to each Borrower and the Agents to receive the same such payment in Pesos with respect to its Advance (an “Additional Accepting Lender”) shall receive a payment with respect thereto pro rata to that received by the initial Accepting Lender. Any such agreement to make payment in Mexican Pesos pursuant to this clause (b), including the calculation of the exchange rate with respect to U.S. Dollars, shall be binding on any Lender agreeing to such payment and shall constitute full and final payment with respect to the amounts of the Advance or Advances so paid. Nothing in this clause (b) shall be construed as a waiver by any Lender, including any Lender not accepting payment in Mexican Pesos of the obligations of any Borrower to make payment in U.S. Dollars in accordance with Section 2.09 and Section 11.04 of this Agreement or any other remedies under the same. As used herein, a “Monetary Control Condition” shall exist at any time if at such time (i) Mexico has imposed monetary or exchange controls, the effect of which is to prevent or materially delay payment by any Borrower of principal of and/or interest on any Advance in U.S. dollars, but not to prevent such payment in Mexican Pesos, and (ii) an Event of Default under any other clause of Section 6.01 or a mandatory prepayment under Section 2.05(b) has occurred and is continuing at such time and where, in the case of an Event of Default, an acceleration of all amounts due under this Agreement and the Notes has occurred or, in the case of a mandatory prepayment under Section 2.05(b) of this Agreement, such prepayment has not been waived.

SECTION 2.12 Use of Proceeds. The proceeds of the Advances shall be available solely to refinance outstanding Debt of the Borrowers, to pay transaction fees and expenses and for general corporate purposes.

SECTION 2.13 Notes. Each Lender’s Advances shall be evidenced by a Note payable to the order of such Lender in an aggregate principal amount equal to such Lender’s Commitment. In the event of any conversion of an Advance to a Base Rate Advance in accordance with Sections 2.06 or 2.08, (i) each Lender whose Advance is so converted will deliver its Note representing interest payable at the Eurodollar Rate to the Administrative Agent and (ii) the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for each surrendered Note a new Note representing interest payable at the Base Rate in the aggregate principal amount of such surrendered Note, dated the date of such conversion and in otherwise substantially the form of Exhibit A.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective when and only when the following conditions precedent shall have been satisfied (the “Second Restatement Effective Date”):

(a) the Administrative Agent shall have received counterparts of this Agreement executed by each Borrower, all of the Lenders and each Agent and all of the following documents, each such document (unless otherwise specified) dated as of the date of this Agreement (as amended and restated) and in sufficient copies for each Lender, in form and substance satisfactory to the Administrative Agent:

(i) a certificate of the Secretary or an Assistant Secretary or General Counsel of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, the New Notes and the other documents to be delivered hereunder;

(ii) A Master Assignment and Acceptance Agreement, duly executed by each Borrower, each Purchasing Lender and each Transferor Lender (each as defined in the Master Assignment and Acceptance Agreement) thereunder;

(iii) certified copies of the estatutos sociales of each Borrower;

(iv) certified copies of powers-of-attorney, in form and substance satisfactory to the Administrative Agent, granted to the persons acting on behalf of each Borrower in connection with the execution and delivery of this Agreement, the New Notes, and the Master Assignment and Acceptance Agreement;

(v) a schedule in form and substance satisfactory to the Lenders setting forth the assets of each Borrower on which there is any Lien securing obligations of any Person;

(vi) a favorable opinion of the General Counsel for Grupo Imsa, S.A. de C.V. in substantially the form of Exhibit E of this Agreement;

(vii) a favorable opinion of Shearman & Sterling LLP, United States counsel for the Administrative Agent, in form and substance satisfactory to the Agents;

(viii) a favorable opinion of Ritch, Heather y Mueller, S.C., Mexican counsel for the Administrative Agent in substantially the form of Exhibit F to this Agreement;

(ix) a letter from the Process Agent, dated the Second Restatement Effective Date, agreeing to act as Process Agent and certified copies of powers-of-attorney, in form and substance satisfactory to the Lenders, granted by each Borrower to CT Corporation System to act as Process Agent; and

(x) such other certificates and other documents as the Lenders through the Administrative Agent may reasonably request.

(b) The Administrative Agent shall have received new Notes payable to the order of each Lender, respectively, in the amount of its Commitment and maturing on March 15, 2009 (the “New Notes”), in each case in form and substance satisfactory to it.

(c) On the Second Restatement Effective Date the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of each Borrower, dated the Second Restatement Effective Date, stating that:

(i) The representations and warranties contained in Section 4.01 are true and correct on and as of the Second Restatement Effective Date, other than any such representations or warranties that, by their terms, refer to a specific date other than the Second Restatement Date, in which case, as of such specific date.

(ii) No Default has occurred and is continuing.

(d) There shall have occurred no Material Adverse Change since December 31, 2002 or any material adverse change since December 31, 2002 in the loan syndication markets affecting Mexican facilities of the same type as this Agreement.

The effectiveness of this Agreement is conditioned upon the accuracy of the factual matters described herein. Until the occurrence of the Second Restatement Effective Date, the First Amended and Restated Credit and Security Agreement shall continue to be in effect, as in effect prior to its amendment and restatement hereby.

SECTION 3.02 Conditions Precedent to each Borrowing. The effectiveness of Section 2.01(a) and the right of the Borrower to request Advances shall be subject to the following additional conditions precedent:

(a) Each Borrower shall have paid all fees accrued as of the date of such Advances of the Agents and the Lenders and all reasonable expenses of the Agents (including the accrued fees and expenses of counsel to the Agents) following presentation, in the case of any expense, of reasonably detailed invoices therefor.

(b) On the date of such Advances the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Advances shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Advance such statements are true):

(i) the representations and warranties contained in this Agreement are correct on and as of such date, before and after giving effect to such Advances or issuance and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent any such representation and warranty is expressly made as of a specified earlier date); and

(ii) no Default has occurred and is continuing, or would result from such Advances or the application of the proceeds therefrom.

SECTION 3.03 Determinations Under Section 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Section 3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the date of the Second Restatement Effective Date specifying its objection thereto, and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrowers. Each Borrower, as applicable, represents and warrants as to itself and Enertec represents and warrants as to Enertec Exports that, as of the Second Restatement Date (unless otherwise indicated) as follows:

(a) Each Borrower is a sociedad de responsabilidad limitada de capital variable duly organized and validly existing under the laws of Mexico.

(b) The execution, delivery and performance by such Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby and thereby are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower’s estatutos sociales, charter or bylaws or (ii) any law or any contractual restriction binding on or applicable to such Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required to be obtained or made by such Borrower for (i) the due execution, delivery or performance by such Borrower of any Loan Document to which it is a party, or for the consummation of the transactions contemplated by such Loan Documents, (ii) the grant by such Borrower of the Liens granted by it pursuant to the Collateral Documents, to which it is a party, (iii) the perfection or maintenance of the Liens created under the Collateral Documents to which it is a party (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under this Agreement or the Notes or, the exercise by any Agent or any Lender of its rights under the Collateral Documents or the remedies in respect of the Pledged Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) of this Agreement, all of which have been duly obtained, taken, given or made and are in full force and effect.

(d) This Agreement has been, and each other Loan Document to which such Borrower is a party when delivered hereunder will have been, duly executed and delivered by such Borrower. Each Loan Document to which such Borrower is a party when delivered hereunder will be the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(e) There is no action, suit, investigation, litigation or proceeding affecting such Borrower, including any Environmental Action, pending or, to the actual knowledge of any Responsible Officer of such Borrower, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document to which such Borrower is a party or the transactions contemplated thereby.

(f) In the case of Enertec, the balance sheet of Enertec and its consolidated subsidiaries as at December 31, 2002, and the related statement of income and statement of cash flows of Enertec and its consolidated subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Deloitte & Touche L.L.P., independent public accountants, copies of which have been furnished to each Lender, fairly present the financial condition of Enertec and its consolidated subsidiaries as at such date and the results of operations of Enertec and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and since December 31, 2002 there has been no Material Adverse Change.

(g) Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(h) There exist no defaults under the terms of any agreement or instrument evidencing Debt of such Borrower, except for defaults that would not have a Material Adverse Effect or with respect to which waivers have been obtained.

(i) The Collateral Documents create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken and (ii) each Borrower is the legal and beneficial owner of the Pledged Collateral pledged by it, free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

(j) Such Borrower is in compliance with all applicable Mexican laws and regulations (including all decrees and orders of, or agreements with any Mexican governmental, administrative or judicial authorities) relating to the environment, hazardous or toxic substances, wastes, pollutants or contaminants or health and safety, except for any such non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no proceedings by or against such Borrower, and no Responsible Officer of such Borrower has any actual knowledge of any threatened proceedings against such Borrower, involving such laws or regulations or alleging violations or non-compliance of any such laws or regulations that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) All material tax returns, reports and other information which are required to be filed by or with respect to such Borrower have been accurately prepared and timely filed and all material taxes, assessments, fees and other governmental charges due on such returns or pursuant to any assessment received by such Borrower or which are imposed upon them or any of their respective properties or assets or in respect of any of their franchises, business, income or profits have been fully paid when due, other than taxes or charges that are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and with respect to which adequate reserves or other appropriate provisions have been made as required and in accordance with GAAP. The charges, accruals and reserves on the consolidated financial statements of such Borrower in respect of all such taxes, assessments, fees and other governmental charges are adequate and have been made in accordance with GAAP.

(l) This Agreement and each of the Notes is in proper legal form under the laws of Mexico for the enforcement thereof against such Borrower under the laws of Mexico.

(m) There is no tax, levy, impost, deduction, charge or withholding imposed by Mexico or any political subdivision thereof either (i) on or by virtue of the execution or delivery of this Agreement or the Notes or (ii) on any payment to be made by such Borrower pursuant to this Agreement or the Notes, except for Mexican withholding taxes on payments of interest made by any Borrower.

(n) In the case of Enertec, set forth on Schedule 4.01(n) of this Agreement is a complete and accurate list of all Debt for Borrowed Money of such Borrower and its Subsidiaries existing on the Closing Date, showing the obligor and the principal amount outstanding thereunder.

(o) Set forth on Schedule 4.01(o) of this Agreement is a complete and accurate list of all Liens on the property or assets of each Borrower securing Debt in the amount of $10,000,000 or more, or its equivalent in any currency, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of each Borrower subject thereto.

(p) Such Borrower represents and warrants with respect to the Receivables and the Assigned Agreement that:

(i) The Receivables, upon becoming due and owing under the terms of the Assigned Agreement, shall have been created in compliance with all requirements of applicable Mexican and U.S. federal, state and local laws, rules and regulations and any contract or arrangement between the Receivables Payor and Enertec Exports applicable thereto.

(ii) The Receivables, upon becoming due and owing under the terms of the Assigned Agreement, will be the legal, valid and binding obligations of the Receivables Payor thereunder enforceable by the Collateral Agent in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles and the enforcement of creditors’ rights generally regardless of whether such enforceability is considered in a proceeding in equity or at law.

(iii) The instructions given by Enertec Exports to the Receivables Payor in the Notice of Pledge and accepted by the Receivables Payor in the Consent and Agreement are binding on Enertec Exports and the Receivables

Payor, as applicable, and do not contravene any laws or regulations of Mexico to which Enertec Exports is subject. The Notice of Pledge and the Consent and Agreement are the only authorization to the Receivables Payor required from any of the parties of this Agreement or under any of the agreements referred to herein to authorize the payments to the Collateral Agent in accordance with the Notice of Pledge and the Consent and Agreement, and no material authorization, other than those which have already been obtained, is required from any authority of the United States or Mexico or the Receivables Payor or from any creditor or shareholder of Enertec Exports in order to authorize the foregoing.

(iv) Under the laws of the State of New York, this Agreement is effective to grant a security interest, which security interest constitutes a first priority perfected security interest (as such terms are defined in the UCC as in effect in the State of New York) in the Assigned Agreement and Receivables, all funds collected or to be collected in respect of the Assigned Agreement and Receivables and all proceeds thereof.

(v) No right of rescission, set-off, recoupment, counterclaim or defense against the Receivables has been asserted.

(vi) Enertec Exports has furnished to the Lenders complete and correct copies of all written agreements and arrangements governing the Assigned Agreement, there exists no such agreement or arrangement, and there exists no other agreement or arrangement between Enertec Exports and the Receivables Payor, that would permit or require any set-off against the Receivables. The agreements and arrangements constituting the Assigned Agreement are not currently subject to a notice of default or termination.

(vii) There are no past-due amounts outstanding under the Assigned Agreement on the date hereof.

(viii) Neither the Receivables nor any part thereof or interest therein has been sold, transferred, assigned, or pledged by Enertec Exports to any Person other than to the Collateral Agent, for the benefit of the Secured Parties, and immediately prior to the execution and delivery of this Agreement, Enertec Exports was the sole owner of the Receivables, free of any Lien.

(ix) The Receivables, upon becoming owing under the terms of the Assigned Agreement, will constitute either “accounts” or “general intangibles for money due or to become due” under the UCC.

(x) The principal place of business and chief executive office of Enertec Exports and the office where such Borrower keeps its records concerning the Receivables are located at the address specified herein for such Borrower. None of the Receivables is evidenced by a promissory note or other instrument.

(xi) The Notice of Pledge constitutes the irrevocable notice and instruction of Enertec Exports, and effective notice to the Receivables Payor, for the purpose stated therein and the Consent and Agreement constitutes the valid consent and agreement of the Receivables Payor for the purposes stated therein.

(xii) Each agreement or arrangement constituting the Assigned Agreement has been duly authorized, executed and delivered by Enertec Exports and constitutes the legal, valid and binding obligation of the Receivables Payor, enforceable against the Receivables Payor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory contracts and other equitable remedies.

(xiii) As of the First Restatement Date and after giving effect to the Battery Supply Agreement Amendment, Enertec Exports has assumed all the rights, interests, duties, obligations and liabilities of Enertec under or in respect of the Assigned Agreement and Enertec has no further rights, interests, duties, obligations and liabilities under or in respect of the Assigned Agreement or the New Battery Supply Agreement.

(xiv) The Assigned Agreement has not been terminated and is in full force and effect, and no provision thereof has been amended, waived, supplemented or otherwise modified. Enertec Exports has not received or issued any notice of termination with respect to the Assigned Agreement and Enertec Exports, after due inquiry of Enertec, has no knowledge of any existing circumstances or events which would, with the passage of time or the giving of notice or both, result in a termination of the Assigned Agreement.

(q) Neither any Loan Party nor any ERISA Affiliate has any Plan or Multiemployer Plan.

(r) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

(ii) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

(iii) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

ARTICLE V

COVENANTS OF THE BORROWERS

SECTION 5.01 Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, and, to the extent applicable, compliance with any labor laws and regulations in Mexico including without limitation, laws relating to employee rights, benefits, social security, social housing under INFONAVIT and SAR contributions.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent and maintain appropriate reserves for, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property; provided, however, that neither such Borrower nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and as to which either (x) appropriate reserves are being maintained, or (y) appropriate deposits have been made with the relevant authority, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither such Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial, compliance, permitting or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(d) Maintenance of Insurance. Keep, and cause each of its Subsidiaries to keep, at all times its properties insured against loss or damage with insurers believed by such Borrower and its Subsidiaries to be responsible, to the extent that property of a similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice; provided, however, that such Borrower and its Subsidiaries may adopt such other plan or method of protection, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, and conforming to the practices of similar corporations maintaining systems of self-insurance, as may be determined in good faith by its Board of Directors.

(e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises and obtain and maintain in full force and effect all licenses, consents, permits, authorizations and governmental approvals necessary to the proper conduct of its business unless the failure to do so would not have a Material Adverse Effect; provided, however, that such Borrower and any of its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c).

(f) Visitation Rights. At any reasonable time and from time to time, permit any of the Agents or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect the properties of, such Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

(g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with GAAP or generally accepted accounting principles in effect from time to time applicable to any such Subsidiary.

(h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good condition, repair and working order, ordinary wear and tear excepted; and supplied with all necessary equipment and all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent such Borrower and its Subsidiaries from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of such Borrower or such Subsidiary, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Agents or the Lenders.

(i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their

Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

(j) Performance of Assigned Agreement. Perform and observe all the terms and provisions of the Assigned Agreement to be performed or observed by it, take such action as is necessary to maintain such Assigned Agreement in full force and effect, take such action as is necessary to enforce such Assigned Agreement in accordance with its terms, take all such reasonable action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to the Receivables Payor such reasonable demands and requests for information and reports or for action as Enertec Exports or any of its Subsidiaries is entitled to make under such Assigned Agreement, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so would not have a Material Adverse Effect.

(k) Additional Information. Provide, and cause its Subsidiaries to provide, promptly such financial and other information as the Agents may deem appropriate and shall reasonably request in connection with the preparation of an information memorandum to be provided to potential Lenders or participants hereunder.

(l) Pari Passu. Keep, and cause each of its Subsidiaries to keep, all payment obligations under any Loan Document unconditional, unsecured and unsubordinated general obligations that rank and will rank at least pari passu with all other present and future unsecured and unsubordinated Debt of such Borrower and its Subsidiaries.

(m) Consents and Authorizations. Obtain and maintain in full force and effect all material consents or material authorizations of, or material approvals by, any governmental authority necessary under Mexican or U.S. federal, state and local laws for the making and performance of all of its Obligations under the Loan Documents.

(n) Receivables Generation. Refrain from taking any action or causing any Person to take any action, which action, in each case, is in the reasonable control of such Borrower and which is reasonably likely to cause the future volume of Receivables to fall below the amount of Eligible Receivables required to avoid the occurrence of a Cash Collection Event.

(o) Obligations of Receivables Payor. Refrain from taking any action (which action is in the reasonable control of Enertec Exports) that would cause the Receivables, upon becoming due and owing under the terms of the Assigned Agreement, not to be the legal, valid and binding obligations of the Receivables Payor enforceable by the Collateral Agent, on behalf of the Secured Parties, in accordance with their terms, except as enforcement against the Receivables Payor thereunder may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance and other equitable remedies; provided, however, that this Section 5.01(p) will neither interfere with nor prohibit Enertec Exports’ actions relating to any good faith contractual dispute with respect to the Assigned Agreement, so long as such contractual disputes shall not have a material effect on the amount or collectability of Eligible Receivables or the enforceability of the Assigned Agreement.

(p) Collection of Receivables. Take reasonable efforts to assist the Collateral Agent in its collection of all payments called for under the Assigned Agreement as and when the same shall become due.

SECTION 5.02 Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower agrees that it will not, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Liens;

(iii) Liens existing on the date of this Agreement;

(iv) Liens upon or in any real or personal property or equipment acquired, constructed or improved by any Loan Party to secure the purchase price or costs of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(v) Liens incurred in connection with Capitalized Lease Obligations permitted under this Agreement; provided that such Liens do not extend or cover any other property other than the property that is the subject of such Capitalized Lease Obligation;

(vi) Liens securing Acquired Debt which Liens shall be in existence on the date such Acquired Debt becomes Acquired Debt;

(vii) Liens under interest rate swap and similar agreements or foreign currency swaps or other hedge, exchange or similar agreements;

(viii) Liens to secure Debt incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (iii), (iv) and (v) so long as such Lien does not extend to any other additional amount of property and the principal amount of Debt so secured is not increased;

(ix) any Lien arising by reason of (a) any attachment, judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded (if and to the extent required), and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases; (c) deposits to secure public or statutory obligations, or in lieu of surety of appeal bonds or to secure permitted contracts of the purchase or sale of any currency entered into in the ordinary course of business; and (d) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Loan Party;

(x) other Liens securing Debt if the aggregate amount of all such Debt secured by such other Liens incurred pursuant to this clause (x) does not exceed 10% of the Consolidated net tangible assets of such Borrower as of the close of the immediately preceding fiscal quarter;

(xi) Liens on accounts receivable other than Liens on the Receivables; and

(xii) Liens on inventory of such Borrower securing Debt incurred under any working capital facility.

(b) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

(c) Mergers, Sales of Assets, Etc. (i) Consolidate or merge with or into any other Person, or permit any of its Material Subsidiaries to consolidate or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into such Borrower or any of its Material Subsidiaries, or (iii) transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, or permit any of its Material Subsidiaries to do any of the foregoing, unless:

(A) immediately before and after giving effect to such transaction and treating any Debt incurred by such Borrower or a Material Subsidiary of such Borrower as a result of such transaction as having been incurred by such Borrower or such Material Subsidiary at the time of such transaction, no Default would have occurred and be continuing;

(B) in case such Borrower or any of its Material Subsidiaries consolidates with or merges into another Person or will directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which such Borrower or such Material Subsidiary is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of such Borrower or such Material Subsidiary as an entirety (for purposes of this provision, a “Surviving Entity”) will be a corporation, partnership or trust, will be organized and validly existing under the laws of Mexico or the United States or any political subdivision thereof (or, in the case of a transaction involving a Material Subsidiary, under the laws of any other jurisdiction) and, if such Borrower is a party to such transaction, will expressly assume in a written instrument executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance or observance of every covenant of each Loan Document on the part of such Borrower to be performed or observed;

(C) in the case of a transaction involving such Borrower, immediately after giving effect to such transaction (including, without limitation, any Debt incurred or anticipated to be incurred in connection with or in respect of the transaction), such Borrower or, if applicable, the Surviving Entity, shall have a Consolidated net worth equal to or greater than the Consolidated net worth of such Borrower immediately prior to such transaction; and

(D) such Borrower or the Surviving Entity shall have delivered to the Administrative Agent an opinion of reputable United States counsel to the effect that such consolidation, merger, conveyance, transfer or lease complies with the applicable provisions of this Agreement; provided, however, that nothing contained in this Section 5.02(c) shall be deemed to apply to, restrict or prohibit any transfer, conveyance, sale, lease or other disposition of properties or assets by a Material Subsidiary where the sole consideration received by such Material Subsidiary in such transaction consists of cash, cash equivalents and/or the assumption of Debt.

(d) Sale-Leaseback Transaction. Enter into, assume or guarantee, or permit any of its Subsidiaries to enter into, assume or guarantee any Sale-Leaseback Transaction unless either (i) the related lease is between such Borrower and a Subsidiary or between Subsidiaries of such Borrower; provided that any subsequent transfer of such lease, or any subsequent issuance or transfer of any Capital Stock which results in any Subsidiary ceasing to be a Subsidiary shall be deemed to constitute the entering into of such

Sale-Leaseback Transaction by the parties thereto on the date of such transfer or issuance; or (ii) immediately after giving effect to such Sale-Leaseback Transaction no Default, including without limitation, a breach of Section 5.04(a), would exist.

(e) Restricted Payments. Declare or pay any dividends or purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in such Borrower or to issue or sell any Equity Interests therein; provided that such Borrower may take any of the foregoing actions (each a “Restricted Payment”) if (i) no Event of Default shall have occurred and be continuing and (ii) after giving effect to such Restricted Payment, an Event of Default shall not have occurred.

(f) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP.

(g) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of any Debt and (iii) any prepayment of any Debt whose initial maturity did not exceed 365 days on the date of issuance or incurrence of such Debt, or amend, modify or change in any manner any term or condition of any Debt to do any of the foregoing, or permit any of its Subsidiaries to do any of the foregoing, other than to prepay any Debt payable to such Borrower, provided that, notwithstanding the foregoing, such Borrower may repay any other Debt in an amount not to exceed, in the aggregate, $45,000,000, or its equivalent in any currency.

(h) Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Directly or indirectly, create, assume or otherwise cause or suffer to exist or become effective, or permit any of its Subsidiaries to, directly or indirectly create, assume or otherwise cause or suffer to exist or become effective, any contractual restriction of any kind on the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock, (b) make any loans or advances to, or pay any Debt owed to, such Borrower or any other Subsidiary or (c) transfer any of its properties or assets to such Borrower or to any other Subsidiary except for, in each case described in clauses (a), (b) or (c), (i) restrictions existing under or contemplated by agreements as in effect on the Closing Date, (ii) restrictions with respect to a Person that was not a Subsidiary on the Closing Date, in existence at the time such Person became a Subsidiary (but not created in anticipation or contemplation of such Person becoming a Subsidiary), (iii) restrictions existing under or by reason of applicable law, (iv) restrictions existing under or by reason of customary non-assignment provisions of agreements entered into in the ordinary course of business and consistent with past practices, (v) restrictions existing by reason of any Lien permitted under Section 5.02(a), (vi) restrictions existing under any agreement for the sale of property or assets of such Borrower or any Subsidiary (including the Capital Stock of any Person) provided that such sale is not of a magnitude that would otherwise trigger a mandatory prepayment under Section 2.05(b)(ii)(A), (vii) customary restrictions existing under an agreement entered into by such Borrower or a Subsidiary with a governmental agency or authority as a condition to the receipt of a business development and/or investment grant, (viii) restrictions existing by virtue of any transfer of, agreement to transfer, option or right with respect to any property or assets of such Borrower or any Subsidiary that restrict in a customary manner, consistent with past practice, the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, or (ix) restrictions existing under any agreement that refinances, replaces, renews or extends an agreement containing a restriction permitted by clause (i) or (ii) above, provided that the Board of Directors of such Borrower determines in good faith that the terms and conditions of any such restrictions are not materially less favorable to the Lenders than those under or pursuant to the agreement being replaced or the agreement evidencing the indebtedness refinanced, and (x) all other restrictions so long as, at the time such restriction is created or assumed and at the end of each subsequent fiscal quarter, (A) the Consolidated net income attributable to such Borrower and all of its Subsidiaries (other than Subsidiaries having restrictions of the types referred to in clauses (i), (ii) and (ix) above or in this clause (x)) since the beginning of the Fiscal Year during which said calculation is made is at least 70% of Consolidated net income attributable to such Borrower and all of its Subsidiaries since the beginning of such Fiscal Year, or (B) the portion of Consolidated net income attributable to such Borrower and all of its Subsidiaries (other than Subsidiaries having restrictions of the types referred to in clauses (i), (ii) and (ix) above or in this clause (x)) during the four fiscal quarters immediately preceding (if such calculation is required to be made as of a date during a fiscal quarter) or ending on (if such calculation is required to be made as of the end of a fiscal quarter) the date for which said calculation is required to be made is equal to at least 30% of the aggregate principal amount of Consolidated Debt of such Borrower which bears interest at either an expressed or implied rate as of the end of the relevant four-quarter period. Notwithstanding the foregoing, a contractual restriction of the type referred to in clauses (i), (ii), (ix) or (x) above binding on any Subsidiary shall not be deemed to exist during any relevant period, if, at the end of such period, such restriction is not actually in effect and restricting the activities of such Subsidiary pursuant to its terms.

(i) Amendment, Etc., of Assigned Agreements. (i) Cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof,

(ii)	amend or otherwise modify the Assigned Agreement or give any consent, waiver or approval thereunder (other than amendments, consents, waivers or approvals which, either individually or in aggregate, would not have a Material Adverse Effect),

(iii)	waive any default under or breach of the Assigned Agreement, other than a default or breach which would not, by itself or together with other defaults or breaches, have a Material Adverse Effect; provided that Enertec Exports shall not waive any default or breach under the Assigned Agreement which would affect the amount or collectability of Eligible Receivables,

(iv)	take any other action in connection with the Assigned Agreement that would impair the value of the interest or rights of Enertec Exports thereunder or in any other Pledged Collateral or that would impair the interest or rights of any Agent or any Lender (other than such actions which, either individually or in the aggregate, would not have a Material Adverse Effect),

(v)	subject Enertec Exports to any additional obligations under the Assigned Agreement, other than obligations which would not, individually or in the aggregate, have a Material Adverse Effect; provided that Enertec Exports shall not subject itself to any additional obligation which would negatively affect the amount or collectability of Eligible Receivables, or

(vi)	consent to reduce the obligations of the Receivables Payor under the Assigned Agreement, other than a reduction of obligations which would not, individually or in the aggregate, have a Material Adverse Effect; provided that Enertec Exports shall not consent to any such reduction which would affect the amount or collectability of Eligible Receivables.

(j) Set-Off. Agree that the Receivables Payor may assert a right of set-off against the gross Receivables.

(k) Terms at Payment. Discharge, extend the time for payment of, except for extensions of the time for payment in the ordinary course of business for not more than three Business Days, vary or otherwise modify the terms of any Receivables due under the Assigned Agreement.

(l) Restriction on Payments. Take any action to interfere with the payment by the Receivables Payor to the Collateral Agent of any amounts due under the Assigned Agreement.

(m) ERISA. Have, or permit any ERISA Affiliate to have, any Plan or Multiemployer Plan.

(n) Sale of Collateral. In the case of Enertec Exports, sell, assign, convey or otherwise dispose of the Receivables or the Assigned Agreement in contravention of the interests of the Agents and the Lenders in the Receivables.

(o) Preservation of Security Interest. Allow any Collateral Document for any reason (other than pursuant to the terms thereof) to cease to create a valid and perfected first priority lien on and security interest in favor of the Collateral Agent on behalf of the Lenders in the Pledged Collateral purported to be covered thereby.

SECTION 5.03 Reporting Requirements. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will furnish to the Agents and the Lenders:

(a) Default Notice. As soon as possible and in any event within three days after any Responsible Officer of such Borrower obtains actual knowledge of the occurrence of each Default, Cash Collection Event or each event that will give rise to a mandatory prepayment under Section 2.05(b) of this Agreement, continuing on the date of such statement, a statement of the chief financial officer of such Borrower setting forth details of such Default, Cash Collection Event or event giving rise to mandatory prepayment and the action that such Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 120 days after the end of each fiscal year of Enertec, a copy of the annual audit report for such year for Enertec and its Subsidiaries containing Consolidated and, to the extent prepared, consolidating balance sheets of Enertec and its Subsidiaries (including Enertec Exports) as of the end of such fiscal year and Consolidated and, to the extent prepared, consolidating statements of income and cash flows of Enertec and its Subsidiaries (including Enertec Exports) for such fiscal year, in each case accompanied by a letter acceptable to the Required Lenders by any internationally recognized and reputable or other independent public accounting firm acceptable to the Required Lenders as to the amount of amortization of Enertec regarding compliance with Section 5.04 with respect to the fourth fiscal quarter of Enertec, provided that in the event of any change in GAAP used in the preparation of such financial statements, Enertec shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Enertec, Consolidated (including Enertec Exports) and, to the extent prepared, consolidating balance sheets of Enertec and its Subsidiaries as of the end of such quarter and Consolidated and, to the extent prepared, consolidating statements of income and cash flows of Enertec and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of Enertec as having been prepared in accordance with GAAP and certificates of the chief financial officer of Enertec as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, Enertec shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(d) Annual Forecasts. As soon as available and in any event no later than 60 days after the end of each fiscal year of Enertec, and as soon as available, if prepared after each other fiscal quarter of Enertec, forecasts prepared by management of Enertec using reasonable assumptions, in form satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a quarterly basis for the fiscal year following such fiscal year then ended and on an annual basis for each fiscal year thereafter until the Advances shall have been paid in full.

(e) Litigation. Promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Loan Parties or any of their Subsidiaries of the type described in Section 4.01(e).

(f) Securities Reports. If at any time such Borrower or any of its Subsidiaries is required to file reports or registration statements with the Comisión Nacional Bancaria y de Valores, the Securities and Exchange Commission or any national securities exchange, then promptly after the sending or filing of any such reports or registration statements, copies of such reports or registration statements.

(g) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by such Borrower or any of its Subsidiaries under or pursuant to any Loan Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Loan Documents and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

(h) Environmental Conditions. Promptly after any Responsible Officer of such Borrower or any of its Subsidiaries obtains actual knowledge of the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect or cause any property of the Loan Parties to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

(i) Other Information. Such other information in respect of any Loan Party as any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

(j) Receivables Forecasts. No later than ten Business Days prior to each Payment Date, Enertec Exports shall forward to the Agents the most recently prepared forecasts prepared pursuant to the Assigned Agreement of future Receivables and Eligible Receivables volume received from the Receivables Payor or any of its Affiliates or agents.

(k) Eligible Receivables Invoice Ratio. Two Business Days prior to each Payment Date, Enertec Exports shall deliver to each Agent a report (each, an “Eligible

Receivables Invoice Ratio Report”) specifying (i) the Eligible Receivables Invoice Amount for the Collection Period corresponding to the Interest Period ending on such Payment Date, (ii) the dates on which the invoices which make up the Eligible Receivables Invoice Amount were sent and the amount of each such invoice and (iii) such Borrower’s calculation of the Eligible Receivables Invoice Ratio for such Interest Period.

(l) Establishment of United States Presence. As soon as possible and in every event within seven days after the establishment by such Borrower of any office, branch or other presence in the United States or any of its territories, such Borrower shall notify the Agents of the existence and location of that office, branch or other presence and provide the Agents all other information as may be required to effect any filings as may be required to preserve the rights of the Agents and Lenders hereunder.

(m) Notice of Modification of Assigned Agreement. In connection with any amendment or waiver to the Assigned Agreement that in the determination of the Borrowers, in accordance with Section 5.02(i), would not have a Material Adverse Effect, Enertec Exports shall provide to each Agent, reasonable notice of such amendment or waiver, no later than ten Business Days prior to the execution and delivery of such amendment or waiver which notice shall contain: (A) a certificate from a Responsible Officer of Enertec Exports certifying (in reasonable detail) that such amendment or waiver will not have a Material Adverse Effect and (B) a copy of such proposed amendment or waiver.

SECTION 5.04 Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, Enertec will:

(a) Debt to EBITDA Ratio. Maintain as of the end of each fiscal quarter a Debt/EBITDA Ratio of not more than 3.0 to 1;

(b) Interest Coverage Ratio. Maintain as of the end of each fiscal quarter an Interest Coverage Ratio of not less than 3.0 to 1;

(c) Tangible Net Worth. Maintain at all times an amount greater than or equal to the excess of Consolidated total tangible assets over Consolidated total liabilities, in each case, of Enertec and its Subsidiaries (including Enertec Exports) of not less than M$715,500,000, which amount will be increased, as of the last day of each calendar year (each such date being a “Tangible Net Worth Adjustment Date”) hereof, by U.S.$5,000,000 using the U.S. Dollar/Mexican Peso spot rate prevailing at 5.00 p.m. (New York time) on the date of such increase, provided that if any Tangible Net Worth Adjustment Date shall fall on a date other than a Business Day, then such Tangible Net Worth Adjustment Date shall be deemed to occur on the Business Day immediately succeeding such Tangible Net Worth Adjustment Date.

ARTICLE VI

EVENTS OF DEFAULT AND CASH COLLECTION EVENTS

SECTION 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) The Borrowers shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrowers shall fail to pay any interest on any Advance, or the Borrowers shall fail to make any other payment under this Agreement or any Note, in each case under this clause (ii) within three Business Days after the same becomes due and payable, provided that the Borrowers shall be permitted once during any four consecutive Interest Periods to deposit in either the Collateral Account or the Administrative Agent’s Account (at the option of the Administrative Agent) such amounts as are required to avoid the occurrence of an Event of Default under this Section 6.01(a); or

(b) Any representation or warranty made by either Borrower (or any of its officers) under or in connection with any Loan Document to which it is a party shall prove to have been incorrect in any material respect when made; or

(c) Either Borrower shall (i) fail to perform or observe any term, covenant or agreement contained in Sections 5.01(e), (f), (i), 5.02, 5.03, or, in the case of Enertec, 5.04, or (ii) shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (x) a Responsible Officer becomes aware of such failure or (y) written notice thereof shall have been given to the applicable Borrower by any Agent or any Lender; or

(d) Enertec, Enertec Exports or any of their Subsidiaries shall fail to pay when due any principal of any Debt in an aggregate principal amount of more than U.S.$10,000,000 or its equivalent in one or more other currencies (after the expiration of any applicable grace period without such Debt having been discharged); or

(e) The entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of either Borrower, the Receivables Payor or any Material Subsidiary thereof in an involuntary case or proceeding under any applicable bankruptcy, insolvency, concurso mercantil, reorganization or other similar law or (B) a decree or order adjudging either Borrower or any of its Material Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either Borrower or any Material Subsidiary thereof under any applicable law, or appointing a custodian, receiver, liquidator, síndico, assignee, trustee, sequestrator or other similar official of either Borrower or any Material Subsidiary thereof or of any substantial part of their respective properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(f) The commencement by either Borrower, the Receivables Payor or any Material Subsidiary thereof of a voluntary case or proceeding under any applicable bankruptcy, insolvency, concurso mercantil, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of either Borrower or any Material Subsidiary thereof in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, síndico, assignee, trustee, sequestrator or other similar official of either Borrower, the Receivables Payor or any Material Subsidiary thereof or of any substantial part of their respective properties, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by either Borrower or any Subsidiary thereof in furtherance of any such action; or

(g) One or more judgments, orders or decrees for the payment of money in excess of U.S.$5,000,000, or its equivalent in any currency, which are not adequately covered by one or more insurance policies (issued by a solvent and unaffiliated insurance company), shall be entered against Enertec, Enertec Exports or any Material Subsidiary thereof or any of their respective properties and shall not be paid or discharged and there shall have been a period of 60 calendar days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

(h) Any non-monetary judgment or order shall be rendered against either Borrower or any of their Material Subsidiaries that could be reasonably likely to have a Material Adverse Effect and that could reasonably be likely to result in an Event of Default, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) Any provision of this Agreement, the Notes or the Notice of Pledge after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against either Borrower, or either Borrower shall so state in writing; or

(j) A Change of Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitments of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided, however, that in the event that an Event of Default described in Section 6.01(e) or (f) shall occur, (x) the Commitments of each Lender and the obligation of each Lender to make Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

SECTION 6.02 Cash Collection Events. (a) A “Cash Collection Event” shall occur if either of the following events (each, a “Cash Collection Event”) shall have occurred or be continuing as of the first day of any Interest Period:

(i) the Debt Service Ratio for the immediately preceding Interest Period shall be less than 1.5, or

(ii) the Eligible Receivables Invoice Ratio for the then current Interest Period shall be less than 1.5;

then, in any such event (unless the Cash Collection Event shall cease to be continuing as provided in Section 6.02(b) hereof), the Collateral Agent shall pay all amounts retained pursuant to Clause Fourth of Section 8.04 hereof to the Administrative Agent for application pursuant to Section 2.05(b)(i) of this Agreement. Any determination by the Collateral Agent of the Debt Service Ratio or the Eligible Receivables Invoice Ratio shall be based solely on the certifications delivered to it by the Administrative Agent and/or the Borrowers as the basis for such determinations.

(b) A Cash Collection Event shall cease to be continuing on any Payment Date if the tests specified in Sections 6.02(a)(i) and (ii) have been satisfied as of the last day of the Collection Period ending immediately prior to such Payment Date.

ARTICLE VII

GRANT OF SECURITY INTEREST, PLEDGE AND ASSIGNMENT

SECTION 7.01 Pledge and Assignment. Except as expressly provided below, each Borrower hereby irrevocably pledges, transfers and assigns to the Collateral Agent for the benefit of the Lenders, and grants to the Collateral Agent, a security interest in all right, title and interest of such Borrower (whether now owned or hereafter acquired and whether now existing or hereafter arising) in, to and under the following (the “Pledged Collateral”):

(a) Solely in respect of Enertec Exports, the Assigned Agreement, as the same may be amended or otherwise modified from time to time (an executed copy of such Assigned Agreement is attached hereto as Annex A), including, without limitation, whether now existing or hereafter acquired or arising (i) all rights of Enertec Exports to receive monies and other property or assets due and to become due to Enertec Exports under or pursuant to the Assigned Agreement (collectively, the “Receivables”), (ii) all claims of Enertec Exports for damages arising out of or for breach of or default under the Assigned Agreement, (iii) all rights of Enertec Exports to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreement, and (iv) all rights of Enertec Exports to terminate the Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Pledged Collateral listed under this Section 7.01(a) being, collectively, the “Supply Agreement Collateral”);

(b) all legal and beneficial rights to and interests in (i) the Collateral Account and (ii) all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such Collateral Account and (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all funds from time to time in the Collateral Account;

(c) all legal and beneficial rights to and interests in (i) all Eligible Investments from time to time in the Collateral Account and (ii) all certificates and instruments, if any, from time to time representing or evidencing the Eligible Investments, and (iii) all interest, earnings and proceeds in respect thereof; and

(d) to the extent not covered by clauses (a) through (c) above, all proceeds and products of any or all of the foregoing and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Pledged Collateral and (ii) cash.

SECTION 7.02 Security for Obligations. The Pledged Collateral secures, in the case of each Borrower, the payment of all Obligations of such Borrower now or hereafter existing, or incurred under, arising out of or in connection with this Agreement, whether for principal, interest, fees, expenses, indemnities or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, the Pledged Collateral secures, in the case of each Borrower, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Borrower to the Agent or the Lenders under this Agreement or the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, concurso mercantil, reorganization or similar proceeding involving such Borrower.

SECTION 7.03 Delivery of Pledged Collateral. (a) All instruments and certificates representing or evidencing the Pledged Collateral shall be delivered to and held by the Collateral Agent on behalf of the Lenders pursuant to this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank and undated, all in form and substance satisfactory to the Agents.

(b) The Collateral Agent shall have the right, at any time in its discretion after the occurrence of an Event of Default and without notice to either Borrower, to transfer to or to register in its name any or all of such Pledged Collateral, subject to the provisions of Section 7.09. Promptly after any such transfer or registration, Collateral Agent shall give notice thereof to each Borrower, but the failure to give such notice shall not affect any of the rights or remedies of the Collateral Agent or the Lenders hereunder. The Collateral Agent shall have the right at any time to exchange instruments or certificates representing or evidencing such Pledged Collateral for instruments or certificates of smaller or larger denominations.

SECTION 7.04 Borrowers Remain Liable. Anything herein to the contrary notwithstanding, (i) each Borrower shall remain liable under the contracts and agreements to which it is a party included in the Pledged Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release either Borrower from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral, and (iii) the Collateral Agent shall not have any obligation or liability under the contracts and agreements to which it is a party included in the Pledged Collateral by reason of this Agreement, nor shall any such Person be obligated to perform any of the obligations or duties of either Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except as otherwise provided in Section 7.08 hereof.

SECTION 7.05 Further Assurances. (a) Each Borrower agrees that at any time and from time to time, at the expense of such Borrower, such Borrower will promptly execute and deliver all further instruments and documents, and take all further action that the Collateral Agent may reasonably request, in order to perfect and protect any assignment and security interest granted or purported to be granted by it hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral pledged by such Borrower hereunder. Without limiting the generality of the foregoing, each Borrower will upon the reasonable request of the Collateral Agent, (i) execute and deliver to the Collateral Agent such financing or continuation statements or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted by it hereby and (ii) deliver to the Collateral Agent promptly upon receipt thereof all instruments representing or evidencing any of the Pledged Collateral pledged by such Borrower hereunder duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent.

(b) Each Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of such Borrower where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Borrower ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Neither Borrower, without the prior written consent of the Collateral Agent (after having given the Collateral Agent not less than 30 days’ prior written notice thereof and after having executed and delivered to the Collateral Agent such further instruments and documents in connection therewith as may be requested by the Collateral Agent pursuant to this Section 7.05), shall change its name, move or transfer from the location specified in Section 11.02 hereof (or any subsequent location) its principal place of business or chief executive office, or the location of such Borrower’s books and records with respect to the Pledged Collateral.

(d) (i) Promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or material error that may be discovered in any Collateral Document or in the execution, acknowledgment, filing or recordation thereof, and

(ii) Promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Collateral Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Collateral Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

SECTION 7.06 Collateral Agent Appointed Attorney-in-Fact. Each Borrower hereby irrevocably appoints the Collateral Agent such Borrower’s attorney-in-fact, with full authority in the place and stead of such Borrower and in the name of such Borrower or otherwise, from time to time in the Collateral Agent’s discretion, upon the occurrence and during the continuance of a Default or an Event of Default, to take any action and to execute any instrument, that the Collateral Agent, in its reasonable judgment, may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to make demand on the Receivables Payor or any Affiliate of any thereof for all amounts due under the Assigned Agreement to which it is a party, to receive, endorse and collect all instruments made payable to such Borrower representing any payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and to file any claims or take any action or institute any proceedings that the Collateral Agent, in its reasonable judgment, may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce compliance with the terms and conditions of the Assigned Agreement or the rights of the Collateral Agent with respect to any of the Pledged Collateral.

SECTION 7.07 Collateral Agent May Perform. If either Borrower fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Borrower under Article XI or Section 11.04.

SECTION 7.08 Reasonable Care. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral other than (i) the safe custody of any Pledged Collateral in its possession, (ii) the accounting for monies actually received by it hereunder and (iii) the application of monies in accordance with this Agreement.

SECTION 7.09 Rights, Remedies and Obligations. (a) The Borrowers have agreed and have effectively and irrevocably instructed the Receivables Payor that all payments due or to become due to Enertec Exports under or in connection with the Assigned Agreement shall be made directly to the Collateral Account.

(b) All payments received by Enertec Exports under or in connection with the Assigned Agreement contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of Enertec Exports, and shall forthwith be paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

SECTION 7.10 Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the “UCC”) in effect in the State of New York at that time (whether or not the UCC applies to the Pledged Collateral at issue) to the fullest extent permitted under applicable law, and the Collateral Agent may also, without notice except as specified below, sell or liquidate the Pledged Collateral or any part thereof in one or more parcels at public or private sale at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be paid promptly after receipt thereof in whole or in part by the Collateral Agent pursuant to Section 8.04.

SECTION 7.11 Continuing Assignment and Security Interest; Transfer of Advances. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all Secured Obligations, (ii) be binding upon each Borrower and its successors and assigns, and (iii) inure, together with the rights and remedies of the Lenders hereunder, to the benefit of the Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign any of its interest in the Advances to any other Person to the extent permitted by Article X, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, each Borrower shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and the Collateral Agent will execute and deliver such instruments, including UCC termination statements, as such Borrower may reasonably request to confirm the release and discharge of the Lien hereunder.

ARTICLE VIII

ADMINISTRATION AND SETTLEMENT OF THE COLLECTION ACCOUNT

SECTION 8.01 Establishment of the Account. Until the payment in full of the Secured Obligations:

(a) The Collateral Agent shall establish and, until payment in full of the Secured Obligations, maintain an account known as the “Enertec Receivables Financing Collateral Account” (the “Collateral Account”), account number 129235.2, with JPMorgan Chase Bank, at its office at 4 New York Plaza, 15th Floor, New York, NY 10004, such Collateral Account bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Agents and the Lenders. All funds received by the Collateral Agent in respect of or pursuant to the Assigned Agreement shall be deposited into the Collateral Account upon receipt thereof. The Collateral Account shall be an account of the Collateral Agent which shall be subject to the Collateral Agent’s sole dominion and control.

(b) It shall be a term and condition of the Collateral Account, and on or prior to the date hereof each Borrower shall give to the Collateral Agent written notice (such notice to be in form and substance satisfactory to the Lenders), that notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Account, and except as otherwise provided in Section 7.01 or 8.04 hereof concerning transfers and payments or in Section 7.10 and 8.04 hereof concerning payments after an Event of Default, no amount (including interest on Eligible Investments held in the Collateral Account) shall be paid or released from the Collateral Account to or for the account of, or withdrawn by or for the account of, either Borrower or any other Person. The Collateral Account shall be subject to applicable laws, and applicable regulations of any competent banking or governmental authority, as may now or hereafter be in effect.

SECTION 8.02 Deposit of Funds into the Collateral Account. (a) On or prior to the First Restatement Date, Enertec Exports gave to the Receivables Payor written notice (in the form of Exhibit D hereto) effectively and irrevocably instructing the Receivables Payor that all

Receivables due to Enertec Exports under or in respect of the Assigned Agreement shall be deposited directly into the Collateral Account.

(b) The Agents shall notify each Borrower and the Lenders of any deposit made pursuant to this Section 8.02 and shall provide to each Borrower and the Lenders monthly reports (and at the request and at the expense of any Lender such other periodic reports as such Lender may request) of holdings and transactions in the Collateral Account.

SECTION 8.03 Investment of Funds. (a) Available monies which are on deposit in the Collateral Account at the close of any Business Day shall be invested by the Collateral Agent (in its name credited to the related trust account for the benefit of the Person or Persons specified herein or in the applicable supplement) based on written instructions signed by an Authorized Officer of each Borrower in Eligible Investments (provided that (i) in the absence of any such instructions, in investments of the type set forth in clause (f) of the definition of Eligible Investments and (ii) if a Cash Collection Event has occurred and is continuing, in investments of the type set forth in clause (a) of the definition of Eligible Investments) maturing in the case of monies on deposit in the Collateral Account (x) on or before the next Payment Date, if the entity serving as Collateral Agent or any Affiliate of the Collateral Agent is the obligor thereon, and (y) no later than the Business Day before the next Payment Date, if a Person other than the entity serving as Collateral Agent or any Affiliate of the Collateral Agent is the obligor thereon, and, in any case, such Eligible Investments shall be held until their maturity. The Collateral Agent shall not be liable for the selection of investments or for investment losses incurred thereon absent gross negligence or willful misconduct. Notwithstanding the requirement that investments be held until maturity, whenever the Collateral Agent is required or permitted to make any payment, distribution or transfer under this Agreement, the Collateral Agent shall have the right, and is hereby irrevocably authorized, to sell or otherwise liquidate any Eligible Investments to the extent necessary to make such payment or transfer and shall have no liability for and shall be fully protected from and against any losses incurred in connection with such sale or liquidation.

(b) Monies may remain temporarily uninvested to the extent that the Collateral Agent is instructed by the Borrowers to purchase Eligible Investments which are unavailable because: (i) the deadline for purchasing such Eligible Investments on any Business Day is prior to the time the monies to be invested are available or (ii) such Eligible Investments are available only in specific denominations and the available monies to be invested are not evenly divisible into such denominations; provided that, in the case of such event, the Collateral Agent shall make reasonable efforts to promptly give notice to such Borrower of such occurrence.

SECTION 8.04 Allocation of Funds Deposited in the Collateral Account. Notwithstanding any provision to the contrary contained herein, on each Business Day during the Collection Period relating to any Interest Period, promptly upon receipt by the Collateral Agent from the Receivables Payor of Receivables due in respect of the Assigned Agreement, the Collateral Agent shall forthwith deposit the entire amount of such collections into the Collateral Account. Promptly following any deposit of collections into the Collateral Account, the Collateral Agent shall apply such collections in the following order of priority:

First,	To the Administrative Agent’s Account until an amount equal to the Actual Debt Service Amount in respect of such Interest Period has been allocated the Administrative Agent’s Account; provided that during the portion of any Collection Period relating to such Interest Period where the Eurodollar Rate for such Interest Period has not yet been determined, the Eurodollar Rate shall be deemed to be (solely for the purposes of determining the amounts to be retained under this clause First) the Eurodollar Rate in effect for the next preceding Interest Period;

Second,	To the Agents in an amount equal to, for each Agent, such Agent’s share of the Agent Expense Amount due to such Agent at such time; provided that if the amount available under this clause Second is at any time less than the Agent Expense Amount at such time, then each Agent shall receive an amount equal to such Agent’s Agent Expense Amount Percentage multiplied by the total amount available under this clause Second;

Third,	To the Administrative Agent for distribution to the Lenders (which are not Defaulting Lenders) in an amount equal to, for each Lender, such Lender’s share of the Lender Expense Amount due to such Lender at such time; provided that if the amount available under this clause Third is at any time less than the Lender Expense Amount at such time, then each Lender shall receive an amount equal to such Lender’s Lender Expense Amount Percentage multiplied by the total amount available under this clause Third;

Fourth,	If the Collateral Agent shall have actual knowledge or the Collateral Agent shall have received written notice that a Cash Collection Event shall have occurred and be continuing, then an amount equal to the sum of the Actual Debt Service Amount for the Interest Period then commencing plus the Anticipated Debt Service Amount for the next succeeding Interest Period shall be retained in the Collateral Account during the Collection Period corresponding to such Interest Period and, where such Cash Collection Event shall be continuing on the Payment Date corresponding to such Interest Period, all such funds retained pursuant to this clause Fourth shall be paid to the Administrative Agent for application pursuant to Section 2.05(b)(i) hereto until the Collateral Agent shall have received notice from the Administrative Agent that all of the Borrowers’ Obligations hereunder have been satisfied in full; and

Fifth,	So long as the Collateral Agent has not received written notice that an Event of Default or event which, pursuant to Sections 2.05(b)(iii), (iv), (v) or (vi), would give rise to a mandatory prepayment of the Advances has occurred and is continuing, for deposit in the Borrowers’ Account in an amount equal to all remaining amounts held in the Collateral Account after the allocation or payment of the amounts specified in clauses First through Fourth of this Section 8.04;

provided that during each Collection Period, the Collateral Agent shall retain all amounts applied pursuant to clauses First and Fourth of this Section 8.04 in the Collateral Account until the Payment Date corresponding to such Collection Period; and provided further that during each Collection Period, the Collateral Agent shall pay all amounts applied pursuant to clauses Second, Third, and Fifth of this Section 8.04 to the Persons specified in such clauses on the dates of receipt of such amounts or as soon thereafter as is reasonably practicable but in any event no earlier than receipt by the Collateral Agent of the relevant certificate, notice or demand, as applicable, pursuant to the terms of this Agreement.

ARTICLE IX

THE AGENTS

SECTION 9.01 Authorization and Action. Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action (including, without limitation, giving any consent, undertaking any enforcement action or exercising any remedies), but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

SECTION 9.02 Agents’ Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 11.07; (b) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of either Borrower or to inspect the property (including the books and records) of either Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Collateral Agent is entitled to rely upon any certification, demand, notice or other writing delivered to it hereunder without being required to determine the correctness of any fact stated therein (including, without limitation, any certifications upon which the calculations of the Debt Service Ratio or the Eligible Receivables Invoice Ratio may be based). In the event the Collateral Agent is in doubt as to what action it should take hereunder, it shall be entitled to request direction from the Lenders through the Administrative Agent and shall be fully protected in acting or refraining from acting on the directions of the Required Lenders.

SECTION 9.03 Citibank, JPMorgan and Their Respective Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank and JPMorgan shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citibank and JPMorgan in their respective individual capacities, Citibank, JPMorgan and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party and any Person that may do business with or own securities of any Loan Party, all as if Citibank and JPMorgan were not Agents and without any duty to account therefor to the Lenders.

SECTION 9.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 9.05 Indemnification. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by either Borrower) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement, the Notes, the Notice of Pledge or the Consent and Agreement or any action taken or omitted by such Agent under this Agreement, the

Notes, the Notice of Pledge or the Consent and Agreement; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 11.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by either Borrower.

(b) For purposes of this Section 9.05, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to the sum of the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 9.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder.

SECTION 9.06 Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lenders and each Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by this Agreement and by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 9.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent’s resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation or removal hereunder as Agent shall have become effective, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

ARTICLE X

JOINT AND SEVERAL LIABILITY

SECTION 10.01 Joint and Several Liability. (a) Unless otherwise specified herein, each Borrower agrees that it shall be jointly and severally liable for all of the Obligations of the Borrowers hereunder or under any other Loan Document, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, each Borrower’s liability shall extend to all amounts that constitute part of its Obligations under the Loan Documents and would be owed by the other Borrower (such other Borrower in that capacity being herein referred to as the “Co-Borrower”) to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Co-Borrower.

(b) For the purposes of this Agreement and the Notes, each of the Borrowers shall be deemed to be the Co-Borrower and a co-obligor (obligado solidario) with respect to any of the Obligations of the other Borrowers hereunder and under the Notes, in accordance with Articles 1987, 1988 and 1989 of the Federal Civil Code of Mexico (Código Civil Federal) and related articles contained in the civil codes of the relevant states of Mexico and the Federal District.

(c) The liability of each Borrower hereunder shall be irrevocable, absolute and unconditional irrespective of, and each Borrower hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto against its Co-Borrower;

(ii) any taking, exchange, release or non-perfection of any Pledged Collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Borrowers’ Obligations under the Loan Documents without its prior consent;

(iii) any manner of application of Pledged Collateral, or proceeds thereof, to all or any of the Borrowers’ Obligations under the Loan Documents;

(iv) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

(v) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Borrower waiving any duty on the part of the Secured Parties to disclose such information);

(vi) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense of a surety or guarantor available to, or a discharge of, any Loan Party in respect of a Co-Borrower.

SECTION 10.02 Waivers and Acknowledgments. (a) Each Borrower hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand, protest or dishonor and any other notice with respect to any of its Obligations under the Loan Documents not otherwise expressly required under the terms of the Loan Documents or exhaust any right or take any action against any Co-Borrower or any other Person or any Pledged Collateral.

(b) Each Borrower hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Borrower or other rights of such Borrower to proceed against any Co-Borrower or any other Person or any Pledged Collateral.

(c) Each Borrower hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Borrower any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Co-Borrower or any of its Subsidiaries now or hereafter known by such Secured Party.

(d) Each Borrower acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.01 and this Section 10.02 are knowingly made in contemplation of such benefits.

SECTION 10.03 Subrogation and Contribution. Each Borrower hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against a Co-Borrower that arise from the existence, payment, performance or enforcement of such Borrower’s Obligations under or in respect of the Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Co-Borrower or any Pledged Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the other Borrower party hereto or any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Borrowers’ Obligations under the Loan Documents shall have been paid in full in cash and shall have expired or been terminated and the Commitments shall have expired or been terminated. Notwithstanding the foregoing, so long as no Default shall exist and be continuing before and after giving effect to a payment, a Borrower may receive payment in the nature of a reimbursement, contribution or subrogation payment from a Co-Borrower within five Business Days of the date the Obligation is paid.

If any amount shall be paid to either Borrower in violation of the immediately preceding paragraph at any time prior to the payment in full in cash of all amounts payable under the Loan Documents, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Borrower and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Borrowers’ Obligations under the Loan Documents, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held by the Collateral Agent as Pledged Collateral for any Obligations or other amounts payable under the Loan Documents thereafter arising. If (i) any Borrower shall make payment to any Secured Party of all or any part of its Obligations under the Loan Documents and (ii) all of the Borrowers’ Obligations under the Loan Documents shall have been paid in full in cash, the Secured Parties will, at such Borrower’s request and expense, execute and deliver to such Borrower appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation or contribution to such Borrower of an interest in the Obligations of the Borrowers under the Loan Documents resulting from such payment made by such Borrower pursuant hereto.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notice of Pledge, the Consent and Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Notice of Pledge and the Consent and Agreement, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, (ii) amend the definition of “Required Lenders” in Section 1.01 of this Agreement, (iii) release any material portion of the Pledged Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Pledged Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Collateral Documents, (iv) amend Section 2.12 or 2.11 or this Section 11.01, (v) increase the Commitments of the Lenders, change the Lenders’ obligation to fund Advances on a pro rata basis or subject the Lenders to any additional obligations, (vi) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (vii) postpone any date fixed for any payment of principal of (which, for the avoidance of doubt, shall not include any date set for a mandatory prepayment of principal pursuant to Section 2.05(b) of this Agreement), or interest on, the Notes or any fees or other amounts payable hereunder or amend Section 2.06, (viii) limit the liability of the Borrowers under this Agreement and the Notes, or (ix) amend, waive or otherwise modify the provisions of

Section 5.02(i)(i) and (ii) of this Agreement; provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under any Loan Document to which it is a party.

SECTION 11.02 Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to Enertec, at its address at Ave. Batallon San Patricio No. 111, Floor 26, Fracc. Valle Oriente, San Pedro Garza Garcia, N.L., Mexico 66269, Attention: Lic. José Enrique González González; if to Enertec Exports, at its address at Ave. Batallon San Patricio No. 111, Floor 26, Fracc. Valle Oriente, San Pedro Garza Garcia, N.L., Mexico 66269, Attention Lic. José Enrique González González; if to any Initial Lender, at its lending Office specified opposite its name on Schedule I to this Agreement; if to any other Lender, at its Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Collateral Agent, at its address at JPMorgan Chase Bank, 450 West 33rd Street—15th Floor, New York, NY 10002-2697, Attn: Capital Markets Fiduciary Services, Fax (212) 946-8177 or 8178; and if to the Administrative Agent, at its address at Citibank, N.A., 2 Penns Way, Suite 200, New Castle, DE 19720, Attention: Dawnmarie Conover, Tel (302) 894-6063; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or IX shall not be effective until received by such Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit to this Agreement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

(b) Except as otherwise provided in this Agreement, all notices to be delivered by the Borrowers hereunder shall be effective against the Agents and the Lenders only if signed by each Borrower.

SECTION 11.03 No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.04 Costs and Expenses. (a) The Borrowers agree to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, syndication, transportation, computer, duplication, appraisal, audit, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interest under the Loan Documents, with respect to negotiations with any Borrower or with other creditors of any Borrower or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agents and each Lender with respect thereto).

(b) The Borrowers agree to indemnify and hold harmless each Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Advances, the actual or proposed use of the proceeds of the Advances, the Loan Documents (to the extent that such claims, damages, liabilities, losses and expenses arise out of transactions contemplated by this Agreement) or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Borrower or any of its Subsidiaries or any Environmental Action relating in any way to any Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Borrower also agrees not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents; provided that such waiver does not affect the obligation of the Lenders to act in good faith toward such Borrower in connection with any actions taken, or any failure to act, by such Lenders under the Loan Documents.

(c) If any payment of principal of any Advance is made by the Borrowers to or for the account of a Lender other than on the Payment Date corresponding to any Interest Period, as a result of a payment or conversion pursuant to Section 2.06 or 2.09(b), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrowers fail to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrowers agree to pay, upon demand by such Lender (with a copy of such demand to the Agents), to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(d) If the Borrowers fail to pay when due any costs, expenses or other amounts payable by it under the Loan Documents, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrowers by the Agents or any Lender, if such Agent or Lender determines, after consultation with the Borrowers, that such amount is not in dispute and that such amount is required to be paid to preserve such Agent’s or such Lender’s interests under the Loan Documents, or, in the case of either Agent, the interests of the Lenders as a whole under the Loan Documents.

(e) Without prejudice to the survival of any other agreement of the Borrowers hereunder or under the Notes, the agreements and obligations of the Borrowers contained in Sections 2.08 and 2.10 and this Section 11.04 shall survive the payment in full of principal, interest and all other amounts payable under this Agreement and the Notes.

SECTION 11.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Borrowers against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement and the Notes, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Borrowers after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

SECTION 11.06 Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and each Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 11.07 Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $3,000,000 or an integral multiple of $100,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee, (iii) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lenders that syndication of the Commitments hereunder has been completed, (iv) each assignee must register with the Secretaria de Hacienda y Crédito Público, (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500 and (vi) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement.

(b) Upon such execution, delivery, acceptance and recording and, if applicable, after registration with the Secretaria de Hacienda y Crédito Público, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.08, 2.10 and 11.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party of this Agreement).

(c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and to this Agreement as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Collateral Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under any Loan Document to which it is a party or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender, as the case may be.

(d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrowers, shall maintain at its address referred to in Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C of this Agreement, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrowers, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment under this Agreement, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it under this Agreement. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A of this Agreement, as the case may be.

(f) Each Lender may sell participations to one or more Persons (other than the Borrowers or any of their Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable under this Agreement, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable under this Agreement, in each case to the extent subject to such participation, or release all or substantially all of the Pledged Collateral.

(g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

(h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 11.08 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under this Agreement shall not affect or impair the remaining provisions of this Agreement.

SECTION 11.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 11.10 Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrowers, other than (a) to such Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants in accordance with Section 11.07(g) hereof, (b) as required by any law, rule or regulation or judicial process, and (c) as requested or required by any state, federal or foreign authority or examiner regulating such Lender.

SECTION 11.11 Release of Pledged Collateral. Upon the sale, lease, transfer or other disposition of any item of Pledged Collateral, other than the Assigned Agreement, of any Borrower (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Pledged Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the direction of the Administrative Agent and at the Borrowers’ expense, execute and deliver to the Borrowers such documents as the Borrowers may reasonably request to evidence the release of such item of Pledged Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

SECTION 11.12 Administrative Agent. The Required Lenders hereby acknowledge and agree to the removal of ING as Administrative Agent and the appointment of Citibank, N.A. as successor administrative agent in accordance with Section 9.06 hereto. Citibank, N.A. hereby accepts such appointment on the terms and conditions set forth in this Agreement.

SECTION 11.13 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York state court or federal court of the United States sitting in New York City, and any appellate court from any thereof, and to the courts of its own corporate domicile with respect to actions brought against it as a defendant, in any action or proceeding arising out of or relating to each Loan Document to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower hereby irrevocably appoints by means of a public instrument issued before a Mexican public notary CT Corporation System (the “Process Agent”) with an office on the date of this Agreement (as amended and restated) at 111 Eighth Avenue, New York, New York 10011, United States, as its agent to receive on behalf of such Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to such Borrower in care of the Process Agent at the Process Agent’s above address, and such Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by sending copies of such process by mail (by method requiring evidence of receipt) with a second copy to be sent to such Borrower by courier at its address specified in Section 11.02.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and all rights of jurisdiction in any such action or proceeding which they may now or hereafter have by reason of their present or any future domicile or otherwise.

(c) To the extent that either Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (c) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

SECTION 11.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.15 Waiver of Jury Trial. Each of the Borrowers, the Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Advances, the Notes or the transactions contemplated hereby or thereby or the actions of the Agents or any Lender in the negotiation, administration, performance or enforcement thereof.

SECTION 11.16 Judgment. (a) If for purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars with such other currency at New York City on the Business Day preceding that on which final judgment is given.

(b) The obligation of the Borrowers in respect of any sum due from it to the Administrative Agent or any Lender, as the case may be, hereunder or under the Notes shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in such other currency the Administrative Agent or the Lender, as the case may be, may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Administrative Agent or the Lender, as the case may be, in U.S. Dollars, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Lender, as the case may be, against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Administrative Agent or the Lender, as the case may be, in U.S. Dollars, the Administrative Agent or the Lender, as the case may be, agrees to remit to the Borrowers, for deposit in the Borrowers’ Account, such excess.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENERTEC MEXICO, S. de R.L. de C.V.

By	/s/ J. Enrique González G.
	Name: Title:	J. Enrique González G. General Counsel

ENERTEC EXPORTS, S. de R.L. de C.V.

By	/s/ J. Enrique González G.
	Name: Title:	J. Enrique González G. General Counsel

JPMORGAN CHASE BANK,
as Collateral Agent

By	/s/ Lucia Jaklitsch
	Name: Title:	Lucia Jaklitsch Vice President

CITIBANK,N.A.,
as Administrative Agent

By	/s/ Mario Espinosa
	Name: Title:	Mario Espinosa Vice President

INITIAL LENDERS

CALIFORNIA COMMERCE BANK

By	/s/ Jeff Healy
	Name:	Jeff Healy
	Title:	Vice President

By	/s/ Jorge A. Figueroa
	Name:	Jorge A. Figueroa
	Title:	Senior Vice President

BANKBOSTON, N.A.

By	/s/ Timir Seiv
	Name:	Timir Seiv
	Title:	Attorney-in-Fact

BBVA BANCOMER SA, INSTITUTION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER

By	/s/ Carlos Velazanez Thiessy
	Name:	Carlos Velazanez Thiessy
	Title:	Director Divisional

By	/s/ Sergio del Rio H.
	Name:	Sergio del Rio H.
	Title:	Director

COMERICA BANK

By	/s/ Juan Carlos Sánchez
	Name:	Juan Carlos Sánchez
	Title:	Vice President

ING BANK N.V. CURACAO BRANCH

By	/s/ H.F. J ten Holt
	Name:	H.F. J ten Holt
	Title:	Director Chief Financial Officer

By	/s/ F.B.M Hawkes
	Name:	F.B.M Hawkes
	Title:	Director Chief Operating Officer

STANDARD CHARTERED BANK

By	/s/ Maria Carolina Torres
	Name:	Maria Carolina Torres A2390
	Title:	Assistant Vice President

By	/s/ Lawrence Fitzgerald
	Name:	Lawrence Fitzgerald
	Title:	Senior Vice President A-98

BAYERISCHE LANDESBANK NEW YORK BRANCH

By	/s/ Oliver Hildenbrand
	Name:	Oliver Hildenbrand
	Title:	First Vice President

By	/s/ James H. Boyle
	Name:	James H. Boyle
	Title:	Vice President

FORTIS BANK SA/NV, CAYMAN ISLANDS BRANCH

By	/s/ Eddie Matthews
	Name:	Eddie Matthews
	Title:	Senior Vice President

By	/s/ Cindee Williams
	Name:	Cindee Williams
	Title:	Vice President

LANDESBANK BADEN-WUERTTEMBERG NEW YORK BRANCH INTERNATIONAL BANKING FACILITY

By	/s/ Karen Richard
	Name:	Karen Richard
	Title:	Vice President

By	/s/ Terry Bladgen
	Name:	Terry Blagden
	Title:	Assistant Vice President

THE ROYAL BANK OF SCOTLAND PLC

By	/s/ Julian Madgett
	Name:	Julian Madgett
	Title:	Director

HSBC MEXICO, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO HSBC

By	/s/ Jorge Casas De La Torre
Name:	Jorge Casas De la Torre
Title:	Banca Corporative

BANK OF TOKYO-MITSUBISHI (MÉXICO), S.A. INSTITUCIÓN DE BANCA MÚLTIPLE FILIAL

By	/s/ Yoshikazu Takeuchi
	Name:	Yoshikazu Takeuchi
	Title:	Deputy President

JPMORGAN CHASE BANK

By	/s/ Linda Meyer
	Name:	Linda Meyer
	Title:	Vice President

BAYERISCHE HYPO- UND VEREINSBANK AG IBF BRANCH

By	/s/ Maria Lago
Name:	Maria Lago
Title:	Associate Director

By	/s/ Mauricio Miranda
Name:	Mauricio Miranda
Title:	Associate Director

WACHOVIA BANK (formerly FIRST UNION NATIONAL BANK)

By	/s/ Kathleen H. Reedy
	Name:	Kathleen H. Reedy
	Title:	Director

KBC BANK N.V.

By	/s/ Jean-Pierre Diels
	Name:	Jean-Pierre Diels
	Title:	First Vice President

By	/s/ Stefano Snozzi
	Name:	Stefano Snozzi
	Title:	First Vice President

THE BANK OF NOVA SCOTIA

By	/s/ Robert D. Hirsh
	Name:	Robert D. Hirsh
	Title:	Representative

BANCO NACIONAL DE COMERCIO EXTERIOR S.N.C. (acting through its GRAND CAYMAN BRANCH)

By	/s/ Leonel N. Vásquez Gómez
	Name:	Lic. Leonel N. Vásquez Gómez
	Title:	Corporate Banking Manager

By	/s/ Santiago Rodríguez Macias
	Name:	Lic. Santiago Rodríguez Macias
	Title:	Regional Director

BANCO DE CHILE

By	/s/ Matias Herrera
	Name:	Matias Herrera
	Title:	General Manager

SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office
California Commerce Bank	$11,000,000.00

2029 Century Park East

42nd Floor LAOU Dept.

Los Angeles CA 90067

USA

Attention:

Bertha Gascon, V.P.

E-mail: Bertha.Gascon@ccbusa.com

Phone: 310-203-3441

Fax: 310-203-3718

Rosa Verdin, A.V.P

E-mail: Rosa.Verdin@ccbusa.com

Phone: 310-203-3442

Fax: 310-203-3719

2029 Century Park East

42nd Floor LAOU Dept.

Los Angeles CA 90067

USA

Attention:

Bertha Gascon, V.P.

E-mail: Bertha.Gascon@ccbusa.com

Phone: 310-203-3441

Fax: 310-203-3718

Rosa Verdin, A.V.P

E-mail: Rosa.Verdin@ccbusa.com

Phone: 310-203-3442

Fax: 310-203-3719

BankBoston, N.A.	$10,000,000.00

125 Dupont Drive

Providence, RI 02907

USA

Attention:

Timir Sen

E-mail: timir_sen@fleet.com

Phone: (401) 865-7096

Fax: (401) 865-7305

Michael Langmeyer

E-mail: michael_r_langmeyer@fleet.com

Phone: (401) 865-7224

Fax: (401) 865-7335

125 Dupont Drive

Providence, RI 02907

USA

Attention:

Timir Sen

E-mail: timir_sen@fleet.com

Phone: (401) 865-7096

Fax: (401) 865-7305

Michael Langmeyer

E-mail: michael_r_langmeyer@fleet.com

Phone: (401) 865-7224

Fax: (401) 865-7335

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office

BBVA Bancomer SA, Institution de Banca Multiple, Grupo Financiero BBVA Bancomer	$10,000,000.00

Vasconcelos 101 Ote.

Colonia Residential San Agustin

Garzia Garcia, Nuevo Ieon

Mexico

Attention:

Fidel Garza Chapa

E-mail: f.garza@bbva.bancomer.com

Phone: +1-52-818-368-8941

Fax:     +1-52-818-368-6980

Herman Garza Trevlno

E-mail: hgt@bbva.bancomer.com

Phone: +1-52-818-368-6919

Fax:     +1-52-818-368-6980

Vasconcelos 101 Ote.

Colonia Residential San Agustin

Garzia Garcia, Nuevo Ieon

Mexico

Attention:

Fidel Garza Chapa

E-mail: f.garza@bbva.bancomer.com

Phone: +1-52-818-368-8941

Fax:     +1-52-818-368-6980

Herman Garza Trevlno

E-mail: hgt@bbva.bancomer.com

Phone: +1-52-818-368-6919

Fax:     +1-52-818-368-6980

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office

Comerica Bank	$10,000,000.00

Grand Cayman Islands Branch

c/o Comerica Bank Tower

500 Woodward Avenue

International Department, 23rd Floor, MC 3330

Detroit, MI 48226-3330

Attention:

Juan Carlos Sanchez

E-mail: juan_c_sanchez@comerica.com

Phone: (313) 222-3275

Fax:     (313) 222-7421

Maria D. Ali

E-mail: maria_d_ali@comerica.com

Phone: (972) 361-2602

Fax:     (972) 361-2519

Comerica Bank

Comerica Bank Tower

500 Woodward Avenue

International Department, 23rd Floor, MC 3330

Detroit, MI 48226-3330

Attention:

Juan Carlos Sanchez

E-mail: juan_c_sanchez@comerica.com

Phone: (313) 222-3275

Fax:     (313) 222-7421

Maria D. Ali

E-mail: maria_d_ali@comerica.com

Phone: (972) 361-2602

Fax:     (972) 361-2519

ING Bank N.V. Curacao Branch	$10,000,000.00	Bosque de Alisos 45 B Bosques de las Lomas Mexico City D.F. 05120 Mexico Attention: Rodrigo Salazar E-mail: Rodrigo.Salazar@americas.ing.com Phone: +1 52 (55) 5258-2161 Fax: +1 52 (55) 5259-2701	Bosque de Alisos 45 B Bosques de las Lomas Mexico City D.F. 05120 Mexico Attention: Rodrigo Salazar E-mail: Rodrigo.Salazar@americas.ing.com Phone: +1 52 (55) 5258-2161 Fax: +1 52 (55) 5259-2701

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office
Standard Chartered Bank	$10,000,000.00

One Madison Avenue, 3rd floor

New York, NY 10010

Attention:

Larry Fitzgerald

E-mail: Larry.Fitzgerald@us.standardchartered.com

Phone:     (212) 667-0107

Fax:         (212) 667-0568

Kevin Fox

E-mail:    Kevin.fox@us.standardchartered.com

Phone:     (212) 667-0341

Fax:         (212) 667-0568

One Madison Avenue, 3rd floor

New York, NY 10010

Attention:

Larry Fitzgerald

E-mail: Larry.Fitzgerald@us.standardchartered.com

Phone:     (212) 667-0107

Fax:         (212) 667-0568

Kevin Fox

E-mail:    Kevin.fox@us.standardchartered.com

Phone:     (212) 667-0341

Fax:         (212) 667-0568

Bayerische Landesbank New York Branch	$ 7,000,000.00	400 Lexington Avenue New York, NY 10022 Attention: Patricia Sanchez Phone: (212) 310-9810 Fax: (212) 310-9930	400 Lexington Avenue New York, NY 10022 Attention: Patricia Sanchez Phone: (212) 310-9810 Fax: (212) 310-9930

Fortis Bank SA/NV, Cayman Islands Branch	$ 7,000,000.00

301 Tresser Boulevard

Stamford, CT 06901-3239

Attention:

Mason Chau

E-mail:    mason.chau@fortiscapitalusa.com

Phone:     (203) 705-5987

Fax:         (203) 705-5888

Jaime Silver

E-mail:    jamie.silver@fortiscapitalusa.com

Phone:     (203) 705-5727

Fax:         (203) 705-5966

301 Tresser Boulevard

Stamford, CT 06901-3239

Attention:

Mason Chau

E-mail:    mason.chau@fortiscapitalusa.com

Phone:     (203) 705-5987

Fax:         (203) 705-5888

Jaime Silver

E-mail:    jamie.silver@fortiscapitalusa.com

Phone:     (203) 705-5727

Fax:         (203) 705-5966

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office
Landesbank Baden-Wuerttemberg, New York Branch, International Banking Facility	$7,000,000.00	280 Park Avenue 31st Floor New York, NY 10017 Attention: Bette Smolen E-mail: bette.smolen@LBBWUS.com Phone: (212) 584-1721 Fax: (212) 584-1729	280 Park Avenue 31st Floor New York, NY 10017 Attention: Bette Smolen E-mail: bette.smolen@LBBWUS.com Phone: (212) 584-1721 Fax: (212) 584-1729

The Royal Bank of Scotland plc	$7,000,000.00

135 Bishopsgate, 5th Floor

London EC2M 3UR

England

Attention:

Robbie Kasey

E-mail:    Robbie.kasey@rbos.com

Phone:     44 207 375 4168

Fax:         44 207 375 6396

Ray Dunn

E-mail:    Ray.dunn@rbos.com

Phone:     44 207 375 5474

135 Bishopsgate, 5th Floor

London EC2M 3UR

England

Attention:

Robbie Kasey

E-mail:    Robbie.kasey@rbos.com

Phone:     44 207 375 4168

Fax:         44 207 375 6396

Ray Dunn

E-mail:    Ray.dunn@rbos.com

Phone:     44 207 375 5474

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office
HSBC México, S.A. Institución de Banca Múltiple Grupo Financiero HSBC	$7,000,000.00

Ocampo 470 Pte. Primer Piso

Monterrey N.L. 64000

Mexico

Attention:

Carlos Gonzalez Fillad

E-mail:    carlgfi@bital.com.mx

Phone:     +1 52 (81) 8319-2076

Fax:         +1 52 (81) 8319-2066

Cordelia Gonzalez Flores

E-mail:    cordgf@bital.com.mx

Phone:     +1 52 (81) 8319-2064

Fax:         +1 52 (81) 8319-2066

Ocampo 470 Pte. Primer Piso

Monterrey N.L. 64000

Mexico

Attention:

Carlos Gonzalez Fillad

E-mail:    carlgfi@bital.com.mx

Phone:     +1 52 (81) 8319-2076

Fax:         +1 52 (81) 8319-2066

Cordelia Gonzalez Flores

E-mail:    cordgf@bital.com.mx

Phone:     +1 52 (81) 8319-2064

Fax:         +1 52 (81) 8319-2066

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office
Bank of Tokyo-Mitsubishi (México), S.A. Institución de Banca Múltiple Filial	$5,500,000.00

Paseo de las Palmas 405 – Piso 17

Col. Lomas de Chapultepec

D.F. 11000

Mexico

Attention:

Harumi Shiguematsu

E-mail:    hshiguematsu@btma.com]

Phone:    +1 52 (55) 5540-8847

Fax:        +1 52 (55) 5520-3331

Oscar Valencia

E-mail:    ovalencia@btma.com

Phone:    +1 52 (55) 5540-8835

Fax:         +1 52 (55) 5520-3331

Paseo de las Palmas 405 – Piso 17

Col. Lomas de Chapultepec

D.F. 11000

Mexico

Attention:

Harumi Shiguematsu

E-mail:    hshiguematsu@btma.com

Phone:    +1 52 (55) 5540-8847

Fax:        +1 52 (55) 5520-3331

Oscar Valencia

E-mail:    ovalencia@btma.com

Phone:    +1 52 (55) 5540-8835

Fax:        +1 52 (55) 5520-3331

JPMorgan Chase Bank	$5,500,000.00	277 Park Avenue 2nd Floor New York, NY 10172 Attention: Paul Doud E-mail: paul.doud@jpmorgan.com Phone: (212) 622-7459 Fax: (646) 534-0358	277 Park Avenue 2nd Floor New York, NY 10172 Attention: Paul Doud E-mail: paul.doud@jpmorgan.com Phone: (212) 622-7459 Fax: (646) 534-0358

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office
Bayerische Hypo –und Vereinsbank AG IBF Branch	$5,500,000.00

150 East 42nd Street

New York, NY 10017

Attention:

Maggie Gomes

E-mail:   marguerite_gomes@hvbamericas.com

Phone:    (212) 672-7596

Fax:        (212) 672-6024

Jennifer Larrow

E-mail:   jennifer_larrow@hvbamericas.com

Phone:    (212) 672-6031

Fax:        (212) 672-6024

150 East 42nd Street

New York, NY 10017

Attention:

Maggie Gomes

E-mail:   marguerite_gomes@hvbamericas.com

Phone:    (212) 672-7596

Fax:        (212) 672-6024

Jennifer Larrow

E-mail:   jennifer_larrow@hvbamericas.com

Phone:    (212) 672-6031

Fax:        (212) 672-6024

Fax:    (212) 672-6024

Wachovia Bank, National Association	$5,500,000.00	Wachovia Bank National Association 201 South College Street Charlotte, NC 28288-1183 Attention: Roy Oliphant E-mail: roy.oliphant@wachovia.com Phone: (704) 715-7604 Fax: (704) 715-0091	Wachovia Bank National Association 201 South College Street Charlotte, NC 28288-1183 Attention: Roy Oliphant E-mail: roy.oliphant@wachovia.com Phone: (704) 715-7604 Fax: (704) 715-0091

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office
KBC Bank N.V.	$5,500,000.00	125 West 55th Street 10th Floor New York, NY 10019 Attention: Robert Pacifici E-mail: Robert.pacifici@kbc.bs Phone: (212) 541-0071 Fax: (212) 956-5581	125 West 55th Street 10th Floor New York, NY 10019 Attention: Robert Pacifici E-mail: Robert.pacifici@kbc.bs Phone: (212) 541-0071 Fax: (212) 956-5581

The Bank of Nova Scotia	$5,500,000.00	720 King Street, West 4th Floor Toronto, Ontario M5V 2T3 Canada Attention: Nancy Buccat E-mail: nancy_buccat@scotiacapital.com Phone: (416) 866-6471 Fax: (416) 866-5991	720 King Street, West 4th Floor Toronto, Ontario M5V 2T3 Canada Attention: Nancy Buccat E-mail: nancy_buccat@scotiacapital.com Phone: (416) 866-6471 Fax: (416) 866-5991

Name of Initial Lender	Commitment	Eurodollar Lending Office	Domestic Lending Office
Banco Nacional de Comercio Exterior S.N.C. (acting through its Grand Cayman Branch)	$5,500,000.00	Av. Fundidora #501 Col. Obrera/Edificio Cintermex 2o. Nivel, Monterrey N.L. Attention: Ismael Barreda Galguera E-mail: lbarreda@bancomext.gob.mx Phone: +1-81-8369-21-19 Fax: +1-81-8369-21-70	Av. Fundidora #501 Col. Obrera/Edificio Cintermex 2o. Nivel, Monterrey N.L. Attention: Ismael Barreda Galguera E-mail: lbarreda@bancomext.gob.mx Phone: +1-81-8369-21-19 Fax: +1-81-8369-21-70

Banco de Chile	$5,500,000.00	200 South Biscayne Boulevard Suite 2700 Miami, Fl 33131 Attention: Oscar Sosa E-mail: ososa@bancochileus.com Phone: (305) 379-6463 Fax: (305) 379-6464	200 South Biscayne Boulevard Suite 2700 Miami, Fl 33131 Attention: Oscar Sosa E-mail: ososa@bancochileus.com Phone: (305) 379-6463 Fax: (305) 379-6464

Total:	$ 140,000,000

Schedule II

Non-Productive Assets

NONE

Schedule 4.01(c)

Authorizations, Approvals, Actions, Notices and Filings

NONE

Schedule 4.01 (n)

Debt for Borrowed Money

•	US$ 155,000,000.00 Amended and Restated Credit and Security Agreement dated as of October 31, 2002 among Enertec Mexico, S. de R.L. de C.V., Enertec Exports, S. de R.L. de C.V. and the Initial Lenders, with an outstanding amount of US$ 86,111,111.12

Short Term Borrowings

•	US$ 10,000,000 with Bank One, N.A.

•	US$ 8,000,000 with BankBoston, N.A.

•	US$ 7,000,000 with Citibank, N.A.

•	US$ 5,000,000 with Commerce Bank, N.A.

•	US$ 5,000,000 with Standard Chartered Bank

Schedule 4.01 (o)

Liens

NONE

Exhibit A

Form of Note

PAGARÉ

PROMISSORY NOTE

U.S. $ Dollars.		E.U.A. $ Dólares

For value received the undersigned, ENERTEC EXPORTS, S. de R.L. de C.V. and ENERTEC MEXICO, S. de R.L. de C.V., by this Promissory Note, unconditionally and jointly promise to pay to the order of (the “Lender”), the principal sum of U.S.$ ( DOLLARS OF THE UNITED STATES OF AMERICA 00/100), payable in accordance to the following payment schedule (provided that whenever such date shall fall on a day other than a Business Day, such payment shall be made on the next succeeding Business Day):		Por valor recibido, las suscritas, ENERTEC EXPORTS, S. de R.L. de C.V. y ENERTEC MEXICO, S. de R.L. de C.V., por este Pagaré prometen incondicionalmente, en forma solidaria, pagar a la orden de (el “Acreedor”) la suma principal de E.U.A. $ ( DE DOLARES DE LOS ESTADOS UNIDOS DE AMERICA 00/100), pagadera de conformidad con el siguiente calendario de pagos (en el entendido que, cuando dicha fecha suceda en un dia que no sea un Día Hábil, el pago se realizará el siguiente Día Hábil):

Payment Date	Amount (U.S.$)	Fecha de Pago	Monto (E.U.A.$)
[September __, 2006]	[$__,__,___.00]	[__de septiembre del 2006]	[$__,__,___.00]
[December _, 2006]	[$__,__,___.00]	[__de diciembre del 2006]	[$__,__,___.00]
[March __, 2007]	[$__,__,___.00]	[__de marzo del 2007]	[$__,__,___.00]
[June __, 2007]	[$__,__,___.00]	[__de junio del 2007]	[$__,__,___.00]
[September __, 2007]	[$__,__,___.00]	[__de septiembre del 2007]	[$__,__,___.00]
[December __, 2007]	[$__,__,___.00]	[__de diciembre del 2007]	[$__,__,___.00]
[March __, 2008]	[$__,__,___.00]	[__de marzo del 2008]	[$__,__,___.00]
[June __, 2008]	[$__,__,___.00]	[__de junio del 2008]	[$__,__,___.00]
[September __, 2008]	[$__,__,___.00]	[__de septiembre del 2008]	[$__,__,___.00]
[December _, 2008]	[$__,__,___.00]	[__de diciembre del 2008]	[$__,__,___.00]
[March __, 2009]	[$__,__,___.00]	[__de marzo del 2009]	[$__,__,___.00]

The undersigned also promise to pay interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof until the last Payment Date, at an interest rate per annum equal at all times during each Interest Period to the sum of the Eurodollar Rate plus the Applicable Margin (the “Interest Rate”). Interest shall be payable in arrears on each Payment Date.		Así mismo, las suscritas prometen pagar intereses sobre el saldo insoluto de principal de este Pagaré, desde la fecha del presente hasta la última Fecha de Pago, a una tasa de interés anual igual a, en todo momento durante cada Período de Intereses, la suma de la Tasa de Eurodó1ares más el Margen Aplicable (la “Tasa de Interés”). Los intereses serán pagaderos en forma vencida, en la Fecha de Pago.

Any principal amount and (to the extent permitted by applicable law) interest not paid when due under this Promissory Note shall bear interest for each day until paid, payable on demand, at a rate per annum equal to the sum of one point five percent (1.5) % plus the Interest Rate applicable immediately prior to such amount becoming due.		Cualquier cantidad de principal y (en la medida permitida por la legislatión aplicable) de intereses que no sea pagada cuando sea debida conforme a este Pagaré, devengará intereses por cada día hasta que sea pagada, pagadera a la vista, a una tasa anual igual al resultado de sumar uno punto cinco por ciento (1.5%) a la Tasa de Interés aplicable inmediatamente antes de que dicha suma fuere pagadera.

Interest hereunder shall be calculated on the basis of the actual number of days elapsed divided by 360 (including the first day but excluding the last day of the corresponding Interest Period).		Los intereses devengados conforme al presente serán calculados sobre la base del número de días efectivamente transcurridos divididos entre 360 (incluyendo el primer día pero excluyendo el último día del Período de Intereses correspondiente).

For purposes of this Promissory Note the following terms shall have the following meanings:	Para efectos de este Pagaré, los siguientes términos tendrán los siguientes significados:

“Administrative Agent” means Citibank, N.A.	“Agente Administrativo” significa Citibank, N.A.

“Applicable Margin” means (i) from the date hereof to March [_], 2005, 0.85%, (ii) from March [_], 2005 to March [_], 2006, 0.90%, (iii) from March [_], 2006 to March [_], 2007, 0.95%, (iv) from March [_], 2007 to March [_], 2008, 1.00%, and (v) thereafter, 1.05%.	“Margen Aplicable” significa (i) 0.85%, desde la fecha del presente hasta el [_] de marzo de 2005, (ii) 0.90%, desde el [_] de marzo de 2005 hasta el [_] de marzo de 2006, (iii) 0.95%, desde el [_] de marzo de 2006 hasta el [_] de marzo de 2007, (iv) 1.00%, desde el [_] de marzo de 2007 hasta el [_] de marzo de 2008, y (v) 1.05%, desde el [_] de marzo de 2008 hasta el pago total de la suma principal del presente Pagaré.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in Mexico City and New York City, and on which dealings are carried on in the London interbank market.	“Día Hábil” significa cualquier día del ano en que los bancos no estén autorizados o sean requeridos a cerrar en la Ciudad de Mexico y en la Ciudad de Nueva York y en el que se lleven a cabo operaciones en el mercado interbancario de Londres.

“Eurodollar Rate” means, for any Interest Period, an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).	“Tasa de Eurodólares” significa, respecto de cualquier Período de Intereses, una tasa de interés anual igual a la tasa anual (redondeada hacia arriba, de ser necesario, al más cercano 1/100 de 1%) que sea cotizada en la página designada como Página 3750 en el servicio Dow Jones Telerate (o en cualquier otra página que reemplace dicha página) como la tasa interbancaria ofrecida en Londres para depósitos en dólares de los Estados Unidos de América cerca de las 11:00 a.m. (tiempo de Londres) dos (2) Días Hábiles antes del primer día de dicho Período de Intereses por un período aproximadamente igual a tal Periodo de Intereses o, si por cualesquier motivo dicha tasa no se publicare, la tasa de interes anual (redondeada hacia arriba, de ser necesario, al más cercano 1/100 de 1%) que sea cotizada en la página “LIBO” del Servicio Reuters como la tasa interbancaria ofrecida en Londres para depósitos en dólares de los Estados Unidos de América cerca de las 11:00 a.m. (tiempo de Londres) dos (2) Días Hábiles antes del primer día de dicho Periodo de Intereses por un período aproximadamente igual a tal Período de Intereses; en el entendido, sin embargo, que si más de una tasa se publicare en la página “LIBO” del Servicio Reuters, la tasa aplicable deberá ser el número aritmético de todas las tasas antes mencionadas (redondeada hacia arriba, de ser necesario, al más cercano 1/100 de 1%).

“Interest Period” means the period beginning on a Payment Date and ending on the next succeeding Payment Date; provided that the initial Interest Period shall begin on the date hereof and end on the first succeeding Payment Date.	“Período de Intereses” significa el período que inicia en una Fecha de Pago y termina en la siguiente Fecha de Pago; en el entendido que el primer Período de Intereses iniciará en la fecha del presente y terminará en la Fencha de Pago siguiente

“Payment Date” means each March [_], June [_], September [_], and December [_], provided that whenever such date shall fall on a day other than a Business Day, such Payment Date shall be deemed to be the next succeeding Business Day.	“Fecha de Pago” significa cada [_] de marzo, [_] de junio, [_] de septiembre y [_] de diciembre, en el entendido que cuando cualquiera de dichas fechas suceda en un dia que no sea un Día Hábil, dicha Fecha de Pago será el siguiente Día Hábil.

All payments by the undersigned of principal and interest	Todas los pagos que deban hacerse conforme a este

2

hereunder shall be made in U.S. Dollars, without setoff, deduction or counterclaim not later than 11.00 a.m., New York City time, on the date when due, in same day funds, by crediting the account at , FED ABA # for the account of Citibank, N.A., Account # , Reference: , maintained by the Administrative Agent in New York City, New York, United States of America. The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses).	Pagaré por las suscritas serán efectuados en Dólares de los Estados Unidos de América, sin compensación, deducción o defensa, antes de las 11:00 a.m., hora de la ciudad de Nueva York, en la fecha en que venzan, en fondos disponibles el mismo día, mediante depositó en la cuenta en , FED ABA # a nombre de Citibank, N.A, cuenta # , Referencia: , que el Agente Administrativo mantiene en la Ciudad de Nueva York, Nueva York, Esiados Unidos de América. Las suscritas convienen en reembolsar a la vista, en la misma forma y fondos, cualesquier pérdidas, costos y gastos razonables del tenedor del presente, si hubiera alguno, incurridos en relación con el procedimiento de cobro del presente Pagaré (incluyendo, sin limitación, todos los costos y gastos legales razonables).

All payments of principal and interest hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, levies, imposts, assessments, deductions, withholdings or other charges of any nature whatsoever and all liabilities with respect thereto imposed by any taxing or other governmental authority. In the event that the undersigned shall be compelled by law to make any such deduction or withholding in respect of payments hereunder (including the payment of additional amounts under this paragraph), then the undersigned shall pay such additional amounts as may be necessary so that the holder hereof receives the full amounts it would have received if such deductions or withholdings would not have been made.	Todos los pagos de principal e intereses efectuados conforme al presente, deberán hacerse libres de y sin deduccián por cualesquier impuesto sobre la renta, del timbre o sobre franquicias y otros impuestos, cargas, contribuciones, derechos, deducciones, retenciones, u otras cargas de cualquier naturaleza establecidas por cualquier autoridad gubernamental o fiscal. En caso que las suscritas estén legalmente obligadas a llevar a cabo cualquier retención o deducción respecto de cualquier pago conforme al presente (incluyendo el pago de cantidades adicionales conforme a este párrafo), las suscritas pagarán las cantidades adicionales que sean necesarias para asegurar que la cantidad recibida por el tenedor del presente sea igual a la cantidad que el tenedor hubiera recibido si tales retenciones o deducciones no se hubieran realizado.

For purposes of Article 128 of the General Law of Negotiable Instruments and Credit Transactions of the United Mexican States, the term of presentment of this Promissory Note is hereby irrevocably extended until [ , ], in the understanding that such extension shall not be deemed to prevent presentment of this Promissory Note prior to such date.	Para los efectos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito de los Estados Unidos Mexicanos, el plazo de presentación de este Pagaré en este acto se amplía irrevocablemente hasta el [ ] de [ ] del [ ], en el entendido que dicha extensión no impedirá la presentación de este Pagaré con anterioridad a dicha fecha.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, provided, however that if any action or proceeding in connection with this Promissory Note were brought to any courts in the United Mexican States, this Promissory Note shall be deemed as governed under the laws of the United Mexican States.	Este Pagaré se regirá e interpretará de acuerdo con las leyes del Estado de Nueva York, Estados Unidos de América; en el entendido, sin embargo, que si cualquier acción o procedimiento en relación con este Pagaré se iniciare en los tribunales de los Estados Unidos Mexicanos, este Pagaró se considerará regido de acuerdo con las leyes de los Estados Unidos Mexicanos.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought in any new York State or Federal court sitting in the Southern District of New York or any Federal court sitting in the City of Mexico, Federal District, United Mexican States; the undersigned waive the jurisdiction of any other courts.	Cualquier acción o procedimiento legal que derive o se relacione con este Pagaré podrá ser instituido en los tribunales del Estado de Nueva York o en los tribunales federales localizados en el Distrito Sur de la Ciudad de Nueva York o en cualquier tribunal federal localizado en la Ciudad de México, Distrito Federal, Estados Unidos Mexicanos; renunciando las suscritas a la jurisdicción de cualesquiera otros tribunales.

3

The undersigned hereby release the holder hereof from any obligation regarding diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever to obtain payment hereof.	Las suscritas en este acto dispensan al tenedor de este Pagaré de realizar previamente cualquier diligencia, demanda, protesto, presentación, notificación de no aceptación y notificación o demanda alguna de cualquier naturaleza, para obtener el pago del mismo.

This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern, provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall be controlling.	El presente Pagaré se suscribe en versiones en inglés y en español. En caso de conflicto o duda en relación con la debida interpretación de este Pagaré la versión en inglés prevalecerá; en el entendido, sin embargo, que en cualquier procedimiento iniciado en los Estados Unidos Mexicanos, la versión en español prevalecerá.

IN WITNESS WHEREOF, the undersigned has duly executed this Promissory Note as of the date mentioned below.	EN VIRTUD DE LO CUAL, las suscritas han firmado este Pagaré en la fecha abajo mencionada.

Monterrey, Nuevo León, a [        ] de [                    ] de [            ].

Monterrey, Nuevo León, [                         ,         ].

ENERTEC EXPORTS, S. de R.L. de C.V.

By/Por:

Name/Nombre:
Title/Cargo:

By/Por:

Name/Nombre:
Title/Cargo:

ENERTEC MEXICO, S. de R.L. de C.V.

By/Por:

Name/Nombre:
Title/Cargo:

By/Por:

Name/Nombre:
Title/Cargo:

4

EXHIBIT B

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Citibank, N.A.,

as Administrative Agent

under the Credit and

Security Agreement

referred to below

390 Greenwich Street, 1st Floor

New York, NY 10013	March [ ], 2004

Attention: [                        ]

Ladies and Gentlemen:

The undersigned, ENERTEC MEXICO, S. de R.L. de C.V., refers to the Second Amended and Restated Credit and Security Agreement dated as of March [      ], 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, the Lenders party thereto, JPMORGAN CHASE BANK, as Collateral Agent, and CITIBANK, N.A., as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit and Security Agreement that the undersigned hereby requests a Borrowing under the Credit and Security Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit and Security Agreement:

(i) The Business Day of the Proposed Borrowing is March [      ], 2004.

(ii) The aggregate amount of the Proposed Borrowing is $[                ].

The undersigned hereby certifies that the following statements will be true on the date of the Proposed Borrowing:

(A)	The representations and warranties contained in the Credit and Security Agreement will be correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

(B)	No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Manual delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

ENERTEC MEXICO, S. de R.L. de C.V.

By:
Name:
Title:

Exhibit C

Form Of Assignment And Acceptance

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of March [        ], 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among ENERTEC MEXICO, S. de R.L. de C. V. (“Enertec”), ENERTEC EXPORTS, S. de R.L. de C.V. (“Enertec Exports” and, together with the Company, the “Borrowers” and individually, each a “Borrower”, the Lenders party thereto, JPMORGAN CHASE BANK, as Collateral Agent, and CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”).

Each “Assignor” referred to on Schedule I hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule I hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule I hereto as follows:

1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Credit and Security Agreement as of the date hereof equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Credit and Security Agreement. After giving effect to such sale and assignment, such Assignee’s Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule I hereto.

2. Such Assignor (i) represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit and Security Agreement, respectively, as specified on Schedule I hereto.

3. Such Assignee (i) confirms that it has received a copy of the Loan together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit and Security Agreement; (iii) represents and warrants that its name set forth on Schedule I hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit and Security Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.10 of the Credit and Security Agreement.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule I hereto.

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit and Security Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit and Security Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit and Security Agreement, such Assignor shall cease to be a party thereto.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit and Security Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit and Security Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier to the telecopier number specified in such Schedule, shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Effective Date (if other than date of acceptance by Administrative Agent):

1                          ,

Assignors

[INSERT LEGAL NAME OF ASSIGNOR], as Assignor

By

Name:
Title:
Fax:	[ ]
Dated:	,

[INSERT LEGAL NAME OF ASSIGNOR], as Assignor

By

Name:
Title:
Fax:	[ ]
Dated:	,

[1]	This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Assignees

[INSERT LEGAL NAME OF ASSIGNEE], as Assignee

By
Name:
Title:
Fax:	[ ]
Dated:	,

Domestic Lending Office:

Eurodollar Lending Office:

[INSERT LEGAL NAME OF ASSIGNEE], as Assignee

By
Name:
Title:
Fax:	[ ]
Dated:	,

Domestic Lending Office:

Eurodollar Lending Office:

[INSERT LEGAL NAME OF ASSIGNEE], as Assignee

By

Name:
Title:
Fax: [		]
Dated:	,

Domestic Lending Office:

Eurodollar Lending Office:

Accepted this
day of ,

CITIBANK, N.A., as Administrative Agent

By
Name:
Title:

SCHEDULE I

to

ASSIGNMENT AND ACCEPTANCE

ASSIGNOR:
Percentage Interest assigned		%		%		%		%		%
Commitment assigned	$		$		$		$		$
Outstanding principal amount of Advance assigned			$		$		$		$
Principal amount of Note payable to Assignor	$		$		$		$		$

ASSIGNEES:
Percentage Interest assumed		%		%		%		%		%
Commitment assumed	$		$		$		$		$
Outstanding principal amount of Advance assumed			$		$		$		$
Principal amount of Note payable to Assignor	$		$		$		$		$

Exhibit D

Form Of Notice Of Pledge

EXECUTION COPY

October 31, 2002

JPMorgan Chase Bank, as Collateral Agent

450 West 33rd Street - 15th Floor

New York, NY 10002-2697

Attn: Capital Markets Fiduciary Services

Johnson Controls Battery Group, Inc.

5757 N. Green Bay Avenue

Milwaukee, WI 53209

Attention: General Counsel, Johnson Controls Battery Group, Inc.

NOTICE OF PLEDGE

Ladies and Gentlemen:

1.	Notice of Pledge of Receivables

(a) Notice is hereby given to Johnson Controls Battery Group, Inc. (“JCBG”) that pursuant to the Amended and Restated Credit and Security Agreement, dated as of October 31, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”; terms not otherwise defined herein are used as defined in the Credit and Security Agreement), among Enertec Mexico, S. de R.L. de C.V. (“Enertec”), Enertec Exports, S. de R.L. de C.V. (“Enertec Exports” and, together with Enertec, the “Borrowers” and individually, each a “Borrower”), ING (U.S.) Capital LLC, as administrative agent (the “Administrative Agent”), JPMorgan Chase Bank, as collateral agent for the benefit of the Agents and the Lenders under the Credit and Security Agreement (the “Collateral Agent”), and the Lenders party thereto, an execution copy of which has heretofore been delivered to JCBG, Enertec Exports has pledged as security for its and Enertec’s obligations under the Loan Documents, all of its right, title and interest in the Supply Agreement Collateral.

(b) The Lenders and the Agents hereby consent to the action being taken by Enertec Exports as contemplated herein.

2.	Consent and Agreement

(a) Enertec Exports hereby authorizes and requests JCBG to execute and deliver to the Collateral Agent the enclosed Consent and Agreement (the “Consent and Agreement”).

(b) Enertec Exports and the Collateral Agent agree that (i) the Consent and Agreement will be executed and delivered by JCBG only in connection with the execution and delivery of the Credit and Security Agreement and the pledge of the Supply Agreement Collateral as security for the Secured Obligations under the Credit and Security Agreement and (ii) the Consent and Agreement shall be effective with respect to the Supply Agreement Collateral on the date specified therein.

3.	Payment Instructions

Enertec Exports hereby unconditionally and irrevocably authorizes and directs JCBG, until the termination of this Notice of Pledge under Section 4 hereof, to pay to the Collateral Agent all amounts due under the Assigned Agreement from JCBG to Enertec Exports as set forth in Section (1) of the Consent and Agreement and on the other terms set forth therein. By its execution and delivery of the Consent and Agreement, JCBG shall agree that, except as set forth in the Consent and Agreement and this Notice of Pledge, JCBG’s obligations under the Consent and Agreement shall be absolute and unconditional irrespective of (a) any counterclaim, defense or right of recoupment or set-off and (b) any modification or amendment to the Assigned Agreement, including any change in the time, manner or place of settlement of amounts due under the Assigned Agreement.

4.	Termination

This Notice of Pledge and the Consent and Agreement shall automatically terminate upon delivery of notice to JCBG from Enertec Exports, the Collateral Agent and the Administrative Agent that the Credit and Security Agreement has terminated in accordance with its terms. Such notice shall be in the form attached to the Consent and Agreement as Exhibit B.

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5.	Notice

All notices, requests, demands or other communications to or upon JCBG, Enertec Exports or the Collateral Agent shall be in writing and shall become effective when received. Any written notice shall either be mailed, certified or registered mail, return receipt requested with proper postage for airmail prepaid, or sent in the form of a tested telex or confirmed facsimile, or by overnight delivery service (providing for delivery receipts) or delivered by hand. All notices, requests, demands or other communications under this Notice of Pledge or the Consent and Agreement shall be addressed as follows:

To JCBG:

Johnson Controls Battery Group, Inc.

5757 N. Green Bay Avenue

Milwaukee, WI 53209

Attention: General Counsel, Johnson Controls Battery Group, Inc.

Telecopy: (414) 228-2828

To Enertec Exports:

Enertec Exports, S de R.L. de C.V.

Ave. Batallon San Patricio No. 111, Floor 26

Fracc. Valle Oriente

San Pedro Garcia, N.L.

Mexico 66269

Attention: Lic. José Enrique González González

Telecopy: 011-528-153-8400

To the Collateral Agent:

JPMorgan Chase Bank

450 West 33rd Street - 15th Floor

New York, New York 10001-2697

Attention: Capital Markets Fiduciary Services

Telecopy: (212) 946-8177 or 8178

with a copy to the Administrative Agent:

ING (U.S.) Capital LLC

135 East 57th Street, Sixth Floor

New York, New York 10022

Attention: Tina Wong

Telecopy: (212) 750-8934 or (212) 486-6341

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6.	Counterparts

This Notice of Pledge may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Notice of Pledge to produce or account for more than one such counterpart.

JCBG will indicate its understanding and agreement with the above by signing the Consent and Agreement. Each of Enertec Exports, the Collateral Agent and the Administrative Agent will indicate its understanding and agreement with the above by signing this Notice of Pledge at the respective space marked below.

Very truly yours,

ENERTEC EXPORTS, S. de R.L. de C.V.

By:
Name:
Title:

4

Acknowledged as of the date

first above written:

JPMORGAN CHASE BANK, as Collateral Agent under the Credit and Security Agreement referred to herein

By:
Name:
Title:

5

ING (U.S.) CAPITAL LLC, as Administrative Agent under the Credit and Security Agreement referred to herein

By:
Name:
Title

6

ENCLOSURE TO NOTICE OF PLEDGE

EXECUTION COPY

October 31, 2002

CONSENT AND AGREEMENT

Johnson Controls Battery Group, Inc. (“JCBG”) hereby acknowledges notice of, and consents to the terms and provisions of, (i) the Amended and Restated Credit and Security Agreement dated as of October 31, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”, terms not otherwise defined herein are used herein as defined in the Credit and Security Agreement) among Enertec Mexico, S. de R.L. de C.V. (“Enertec”), Enertec Exports, S. de R.L. de C.V. (“Enertec Exports” and, together with Enertec, the “Borrowers” and individually, each a “Borrower”), the banks, financial institutions and other institutional lenders referred to therein (the “Lenders”), JPMorgan Chase Bank, as collateral agent (the “Collateral Agent”) for the Lenders, and ING (U.S.) Capital LLC, as administrative agent (the “Administrative Agent”) for the Lenders, and (ii) the Notice of Pledge, and hereby agrees with the Collateral Agent that:

1.	Consent and Agreement.

(a) JCBG will make all payments due under or in connection with the Assigned Agreement directly to the Collateral Account, or otherwise in accordance with the instructions of the Collateral Agent, in U.S. Dollars in immediately available and freely transferable funds.

(b) All payments referred to in paragraph (a) above shall be made by JCBG irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off.

(c) The Collateral Agent shall be entitled to exercise any and all rights and remedies of Enertec Exports under the Assigned Agreement in accordance with the terms of the Credit and Security Agreement.

(d) JCBG will not, without the prior written consent of the Collateral Agent, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, or (ii) amend or otherwise modify the Assigned Agreement, or (iii) waive (either expressly or by conduct) any provision of the Assigned Agreement, or (iv) make any prepayment of amounts to become due under or in connection with the Assigned Agreement.

(e) The Collateral Agent shall not be liable for any obligation or duty of Enertec Exports under the Assigned Agreement or in relation thereto.

(f) JCBG shall deliver an opinion of its internal counsel in substantially the form attached hereto as Exhibit A.

(g) The Notice of Pledge and this Consent and Agreement shall remain in full force and effect until the payment in full of all Secured Obligations or upon delivery of written notice of termination by the Collateral Agent and the Administrative Agent in the form attached hereto as Exhibit B.

(h) JCBG shall notify the Collateral Agent of each payment referred to in paragraph (a) above on the date that such payment is made. Notice to the Collateral Agent shall be made by submission by facsimile of an Assigned Agreement Payment Notice in the form of Exhibit C hereto.

2.	Representations and Warranties.

(a) JCBG (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a material adverse effect.

(b) The execution, delivery and performance by JCBG of this Consent and Agreement and the Assigned Agreement, and the consummation of the transactions contemplated thereby are within JCBG’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene JCBG’s certificate of incorporation, by-laws or other organizational documents or (ii) any law or any contractual restriction binding on or applicable to JCBG.

(c) This Consent and Agreement and the Assigned Agreement have been duly executed and delivered by JCBG. This Consent and Agreement and the Assigned Agreement are the legal, valid and binding obligations of JCBG, enforceable against JCBG in accordance with their respective terms.

(d) JCBG acknowledges that the Assigned Agreement (in the form attached hereto as Exhibit D) is in full force and effect on the date hereof, that from the date of the Assigned Agreement to the date hereof no default has occurred under the Assigned Agreement and as of the date hereof both JCBG and Enertec Exports (and, Enertec, as the predecessor to Enertec Exports under the Assigned Agreement) have complied with all of the terms and conditions of the Assigned Agreement.

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3.	Binding Effect.

This Consent and Agreement shall be binding upon JCBG and its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Agents, the Lenders and their successors, transferees and assigns.

4.	Execution in Counterparts.

This Consent and Agreement may be executed in any number of counterparts and by different parties to this Consent and Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Consent and Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

5.	Governing Law.

This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.

Dated: October 31, 2002	JOHNSON CONTROLS BATTERY GROUP, INC.

By:
Name:
Title:

4

THIS CONSENT AND AGREEMENT

ACKNOWLEDGED AND ACCEPTED

THIS      TH DAY OF                     , 2002

JPMORGAN CHASE BANK, as Collateral Agent

By:
Name:
Title:

5

Johnson Controls, Inc.	EXHIBIT A
5757 N. Green Bay Avenue
Post Office Box 591
Milwaukee, Wl 53201-0591
Tel. 414/524 1200

October 31, 2002

JPMorgan Chase Bank

(as Collateral Agent)

450 W. 33rd Street

New York, NY 10002

ING (U.S.) Capital LLC

(as Administrative Agent)

135 E. 57th Street

New York, NY 10022

and each of the Initial Lenders Party to the Amended and Restated Credit and Security Agreement referred to below.

Ladies and Gentlemen:

I am Vice President and General Counsel of Johnson Controls Battery Group, Inc., a Wisconsin Corporation (“JCBG”). I am delivering this opinion in connection with the execution and delivery by JCBG of the Battery Supply Agreement Amendment, as hereinafter defined, and the Consent and Agreement, each dated as of October 31, 2002, in connection with the execution of the Amended and Restated Credit and Security Agreement (the “Amended and Restated Credit and Security Agreement”, all terms not otherwise defined herein shall be used herein as defined in the Amended and Restated Credit and Security Agreement) dated as of October 31, 2002 among Enertec Mexico, S. de R.L. de C.V. (“Enertec”), Enertec Exports, S. de R.L. de C.V. (“Enertec Exports”, and together with Enertec, the “Borrowers” and individually, each a “Borrower”), the Lenders named therein, JPMorgan Chase Bank and ING (U.S.) Capital LLC.

In furnishing this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction as being true copies, of (a) the Certificate of Incorporation and By-laws of JCBG, (b) the Notice of Pledge, dated as of October 31, 2002 given by Enertec Exports to JCBG, and acknowledged by JPMorgan Chase Bank and ING (U.S.) Capital LLC, (c) the Consent and Agreement, dated as of October 31, 2002, executed and delivered by JCBG and acknowledged by JPMorgan Chase Bank (the “Consent and Agreement”), (d) the executed Battery

Supply Agreement, dated February 1, 2002, (the “Battery Supply Agreement”) (e) the Assignment and Assumption and Amendment No. 1 to the Battery Supply Agreement dated as of October 31, 2002 (the “Assignment and Amendment”), (f) such corporate minutes, records, agreements and certificates of officers and other representatives of JCBG and of public officials and (g) such other documents as I deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination I have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to this opinion I have relied upon the certificates, statements and representations of officers and other representatives of JCBG.

I am admitted to practice law in the State of Wisconsin and as such I do not purport to be an expert on, or to express any opinion herein concerning any law other than the laws of the State of Wisconsin and the federal laws of the United States of America.

Based on the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

1. JCBG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin, has the corporate power to own its properties and conduct its business as now being conducted and is duly qualified and/or licensed to transact business in every jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on JCBG.

2. JCBG has full power, authority and legal right to execute and deliver the Battery Supply Agreement, the Assignment and Amendment and the Consent and Agreement and to perform and observe the terms and conditions thereof.

3. The execution, delivery and performance by JCBG of the Battery Supply Agreement, the Assignment and Amendment and the Consent and Agreement has been duly authorized by all necessary corporate action on the part of JCBG. JCBG has duly executed and delivered each such document, and each such document is the legal, valid and binding obligation of JCBG, enforceable against JCBG in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

This opinion is solely for the benefit of the addressees hereby and may not be relied upon in any manner by any other person or entity.

Very truly yours,
Johnson Controls Battery Group, Inc.

EXHIBIT B

FORM OF NOTICE OF TERMINATION

Dated:                     ,

Johnson Controls Battery Group, Inc.

5757 N. Green Bay Avenue

Milwaukee, WI 53209

Attention: General Counsel, Johnson Controls Battery Group, Inc.

Enertec Mexico S. de R.L. de C.V. and Enertec Exports S. de R.L. de C.V.

Receivables Financing

Ladies and Gentlemen:

In accordance with paragraph (h), Section 1 of the Consent and Agreement, dated as of October 31, 2002 (the “Consent and Agreement”), between Johnson Controls Battery Group, Inc. (“JCBG”) and the undersigned, the undersigned hereby notifies JCBG that the Consent and Agreement is hereby terminated and certify that the pledge and security interests pursuant to the Credit and Security Agreement referred to therein have been terminated and released.

Very truly yours,

JPMORGAN CHASE BANK

By:
Name:
Title:

6

EXHIBIT C

FORM OF ASSIGNED AGREEMENT PAYMENT NOTICE

Dated:                    ,

JPMorgan Chase Bank

450 West 33rd Street - 15th Floor

New York, New York 10002-2697

Attention: Capital Markets Fiduciary Services

Telecopy: (212) 946-8177 or 8178

Enertec Mexico S. de R.L. de C.V. and Enertec Exports S. de R.L. de C.V.

Receivables Financing

Ladies and Gentlemen:

Pursuant to the terms Section 1, paragraph (i) of the Consent and Agreement, dated as of October 31, 2002 (the “Consent and Agreement”) between the undersigned and you, we hereby notify you that we have made a payment (the “Payment”) to you in accordance with the terms of the Consent and Agreement.

The specifics of the Payment are set forth below:

Amount of Payment: ________________________________

Date of Payment: ________________________________

Payment Reference Number:________________________________

Other: ________________________________

Very Truly Yours,

Johnson Controls Battery, Inc.

By:
Name:
Title:

7

EXHIBIT D

FORM OF ASSIGNED AGREEMENT

Please see Annex A to the Amended and Restated Credit and Security Agreement, dated as of October 31, 2002, as amended.

March 15, 2004

EXHIBIT E

Form Of Opinion Of Enrique Gonzales

To the Agents and Initial Lenders party to the Second Amended and Restated Credit and Security Agreement referred to below

Enertec México, S. de R.L. de C.V.

Enertec Exports, S. de R.L. de C.V.

Ladies and Gentlemen:

I make reference to the Second Amended and Restated Credit and Security Agreement dated as of March 15, 2004 (the “Second Amended and Restated Credit and Security Agreement”) among Enertec México, S. de R.L. de C.V., a Mexican sociedad de responsabilidad limitada de capital variable (“Enertec”), Enertec Exports, S. de R.L. de C.V., a Mexican sociedad de responsabilidad limitada de capital variable (“Enertec Exports”, and together with Enertec, the “Borrowers” and individually, each a “Borrower”), the Initial Lenders therein identified, Citibank, N.A., as Administrative Agent, and JPMorgan Chase Bank, as Collateral Agent. Terms defined in the Second Amended and Restated Credit and Security Agreement unless otherwise defined herein are used herein as defined in the Second Amended and Restated Credit and Security Agreement. This opinion is furnished to you pursuant to Section 3.01(a)(vi) of the Second Amended and Restated Credit and Security Agreement.

I have acted as Mexican counsel for the Borrowers in connection with the execution, preparation and delivery of the Second Amended and Restated Credit and Security Agreement and related documentation. In that connection, I have examined the execution copy of the Second Amended and Restated Credit and Security Agreement, the New Notes, the Notice of Pledge, the Consent and Agreement and the Assigned Agreement (collectively, the “Loan Documents”).

In addition, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such other documents as I have deemed appropriate for purposes of this opinion. In my examination of the documents referred to above, I have assumed the authenticity of all such documents submitted to me as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to me as copies. I have also assumed that each of the parties (other than the Borrowers) to the Loan Documents has duly executed and delivered, with all necessary power and authority (corporate and otherwise), each of the Loan Documents to which it is a party.

Based upon the foregoing and upon such other investigation as I have deemed necessary, I am of the opinion that:

1. Each Borrower is a sociedad de responsabilidad limitada de capital variable duly incorporated and validly existing under the laws of Mexico and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is currently conducted and is proposed to be conducted.

2. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby are within the corporate powers of such Borrower, have been duly authorized by all necessary corporate action, and do not (a) contravene such Borrower’s estatutos sociales or any contractual restriction binding on or affecting such Borrower or (b) conflict with or result in the breach of, or constitute a default under, any agreement or instrument or (c) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to, any of the properties of such Borrower.

3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or, to my knowledge, other third party is required to be obtained or made by either Borrower for (a) the execution, delivery or performance by either Borrower of the Loan Documents to which it is a party, (b) the granting by either Borrower of the Liens pursuant to the Collateral Documents to which it is a party, (c) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof), or (d) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

4. Each Loan Document to which each Borrower is a party (other than the New Notes) has been, and each of the New Notes, when delivered hereunder, will have been, duly executed and delivered by such Borrower.

5. Each Borrower is in compliance with all applicable Mexican laws and regulations (including all decrees and orders of, or agreements with, any Mexican governmental, administrative or judicial authorities) relating to the environment, hazardous or toxic substances, wastes, pollutants or contaminants or health and safety, except for any such non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no proceedings by or against either Borrower or, to the best of my knowledge, threatened, involving such laws or regulations or alleging violations or non-compliance of any such laws or regulations that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6. Each Loan Document to which each Borrower is a party (other than the New Notes) constitutes, and each of the New Notes, when delivered hereunder, will constitute, a valid and binding agreement of such Borrower, enforceable against such Borrower in accordance with its terms.

7. The Second Amended and Restated Credit and Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a valid security interest in the Pledged Collateral, securing payment of the Secured Obligations.

8. The security interest referred to in paragraph 7 above, to the extent that such security interest relates to the Assigned Agreement and any proceeds therefrom, is and has been perfected by sending the Notice of Pledge to the Receivables Payor and receipt by the Collateral Agent of the duly executed Consent and Agreement.

9. The security interest referred to in paragraph 7 above is a first priority security interest.

10. No filing, recording, authorization, registration, notarization, qualification or other action of or with any Mexican registry or governmental agency or body is necessary and no other action is required other than the execution of the Notice of Pledge and the Consent and Agreement in order to perfect the security interests created on the Pledged Collateral pursuant to the Assigned Agreement in favor of the Initial Lenders.

11. The place of business and chief executive office of each Borrower is in Mexico and neither Borrower has a place of business in the United States.

My opinion above is subject to the following qualifications:

(a) My opinion in each of paragraphs 2 (to the extent that it relates to performance by each Borrower of its obligations under the Loan Documents to which it is a party), 5 and 6 above is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b) My opinions expressed above are limited to the laws of Mexico.

This opinion may not be used or relied upon by any person except the addressees hereof and may not be furnished to, quoted or relied upon by any other person or entity for any purpose without my prior written consent; provided, however, that persons who subsequent to the date hereof become Lenders, in accordance with Section 11.07 of the Second Amended and Restated Credit and Security Agreement, may rely on this letter as of the time of its delivery on

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the date hereof as if this letter were addressed to them. This opinion may also be delivered to Shearman & Sterling LLP, counsel to the Administrative Agent, who may rely on this opinion to the same extent as if such opinion were addressed to them.

Very truly yours,

Lic. J. Enrique Gonzalez G.

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[Intentionally Left Blank]

[Intentionally Left Blank]

Exhibit F

Form Of Opinion Of Ritch, Heather y Mueller, S.C.

RITCH, HEATHER Y MUELLER, S.C.

March 15, 2004

To the Agents and the Initial Lenders party to the

Second Amended and Restated Credit and Security Agreement

referred to below

Ladies and Gentlemen:

We have acted as Mexican counsel to Citibank, N.A., as administrative agent (the “Administrative Agent”), in connection with the execution and delivery of the Second Amended and Restated Credit and Security Agreement dated as of March 15, 2004 (the “Credit and Security Agreement”) among Enertec Mexico, S. de R.L. de C.V. and Enertec Exports, S. de R. L. de C.V. (each a “Borrower” and together, the “Borrowers”), the Administrative Agent, JPMorgan Chase Bank (“Chase”), as Collateral Agent and the Initial Lenders therein identified. This opinion is furnished to you pursuant to Section 3.01(a)(viii) of the Credit and Security Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit and Security Agreement.

In connection with this opinion, we have examined and have relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth, including:

(a)	the Credit and Security Agreement;

(b)	the form of the Notes;

(c)	certified copies of the current by-laws (estatutos sociales) of each Borrower;

(d)	certified copies of the powers-of-attorney granted to officers of each Borrower, and

(e)	all such corporate records, documents and other instruments of the Borrowers, certificates or comparable documents of public officials and of officers and representatives of the Borrowers and agreements, instruments and other documents as we have deemed necessary for the opinion rendered below.

All documents reviewed by us under sections (c), (d), and (e) above are listed in Exhibit A hereto.

As to questions of fact material to such opinion, we have, when relevant facts were not independently known or established by us, relied upon certificates of the Borrowers, its officers or public officials. We have not reviewed any certificate or instrument issued by any public registry, including the public registry of commerce.

We have assumed, without any independent investigation or verification of any kind, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, (ii) the due authority of, and the due execution by, the parties (other than the Borrowers) executing each of the Credit and Security Agreement and the Notes (collectively, the “Loan Documents”), (iii) the accuracy of the representations and warranties of the Borrowers provided in the Loan Documents, (iv) the solvency of the Borrowers and that the transactions contemplated under the Loan Documents do not constitute fraudulent conveyance of the Borrowers in accordance to Mexican applicable federal law, (v) that the documents listed in Exhibit A hereto have not been further amended, and that the powers-of-attorney contained therein have not been revoked or limited in any manner, and (vi) the validity, binding effect and enforceability of the Loan Documents under the laws of the State of New York, United States of America and any other laws other than the laws of the United Mexican States (“Mexico”).

We have made no independent investigation of the laws of the United States of America, any state thereof or any other laws other than the laws of Mexico as a basis for the opinion stated herein and we have assumed that there is nothing in any such laws that affects our opinion.

Based upon the foregoing, we are of the opinion that:

1. Each Borrower has been duly incorporated and is validly existing as a sociedad de responsabilidad limitada de capital variable under the laws of Mexico.

2. The Loan Documents have been duly authorized, executed and delivered by the Borrowers and constitute the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms.

3. The Notes evidencing the Borrowings, when executed and delivered by each of the Borrowers for value, will constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

4. No authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body in Mexico is required for the execution, delivery or performance by each of the Borrowers of each of the Loan Documents.

2

5. The execution, delivery and performance by each of the Borrowers of each of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (i) are within the corporate powers of each such Borrower and do not contravene such Borrower’s estatutos sociales and (ii) do not result in any violation of any applicable Mexican federal law, rule or regulation known to us.

6. The obligations of each of the Borrowers under the Loan Documents do rank and will, under current law, rank at least part passu in priority of payment with all other unsecured indebtedness of the Borrowers.

7. There is no tax, impost, deduction or withholding imposed by Mexico or by any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of the Loan Documents, or (ii) on any payment to be made by the Borrower pursuant to any Loan Document except for withholding taxes on payments of interest, fees, and other amounts deemed interest and indemnity payments to a non-residents of Mexico.

8. No approval authorization, filing or registration of or with any Mexican governmental authority is required for (a) the due execution, delivery or performance by each Borrower of each of the Loan Documents or for the consummation of the transactions contemplated thereby, or (b) the exercise by the Agents or any Initial Lender of its rights under the Loan Documents.

9. None of the Agents or any Initial Lender is required to be qualified to do business in Mexico to carry out the transactions contemplated by the Loan Documents or to avail themselves of the remedies provided thereby, nor will the Agents or any Initial Lender be subject to taxation in Mexico (except as set forth in paragraph 7 above), solely as a result of the transactions contemplated by the Loan Documents.

10. The choice of New York law to govern the Loan Documents which are expressed to be governed by New York law is, under the laws of Mexico, a valid and effective choice of law and a Mexican court would give effect to such choice of law.

11. The submission by each Borrower to the jurisdiction of any New York State or United States Federal court sitting in the City of New York, New York, United States of America, and the appointment of CT Corporation System as Process Agent to receive service of process on behalf of the Borrowers as set forth in the Loan Documents are valid, binding and enforceable against the Borrowers under the laws of Mexico.

3

12. Any final judgment obtained against any of the Borrowers in any of the courts mentioned in paragraph 11 above, pursuant to a legal action instituted before any such courts in connection with any of the Loan Documents would be valid and enforceable, without re-examination of the issues, pursuant to Articles 569 and 571 of the Federal Code of Civil Procedure and Article 1347A of the Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(a)	such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of such Loan Documents;

(b)	such judgment is strictly for the payment of a certain sum of money and has not been rendered in an in rem action (acción real);

(c)	service of process is made personally on the Borrowers or on the duly appointed process agent;

(d)	such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico, except as described in the qualifications set forth below, we have no reason to believe that that the Loan Documents contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico);

(e)	the applicable procedural requirements under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with;

(f)	such judgment is final in the jurisdiction where obtained;

(g)	the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexican court; and

(h)	the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

13. Each Borrower is subject to civil and commercial law with respect to its obligations under each Loan Document to which it is a party, and the execution, delivery and performance by each Borrower of its obligations under each Loan Document constitute private and commercial acts rather than public or governmental acts. Neither Borrower nor any of their property is entitled to any immunity from the jurisdiction of any court in connection with the Loan Documents (including, without limitation, immunity from service of process or notice, immunity from jurisdiction of any court or tribunal, immunity from attachment prior to entry of judgment or in aid of execution upon a judgment, execution or otherwise) in respect of themselves or their properties.

4

The foregoing opinion is subject to the following qualifications:

(i) enforcement of the Loan Documents may be limited by bankruptcy, insolvency, concurso mercantil, insolvency, liquidation, reorganization, moratorium, labor, tax and other laws of general application relating to or affecting the rights of creditors generally;

(ii) in any legal proceedings brought to the courts of Mexico for the enforcement of any of the Loan Documents or any judgment related thereto obtained in a foreign jurisdiction against the Borrowers, a Mexican court would apply Mexican procedural law in such proceedings;

(iii) in the event that proceedings are brought in Mexico seeking performance of any of the Borrowers’ obligations in Mexico pursuant to the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos, or the “Monetary Law”), any such Borrower may discharge its obligations by paying any sums due in currency other than Mexican currency, in Mexican currency at a rate of exchange prevailing in Mexico on the date when payment is made; therefore, under the Monetary Law, Section 11.16 (Judgment) of the Credit and Security Agreement may not be enforceable under Mexican law;

(iv) in the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation (prepared by a court-approved translator) of the Loan Documents which are executed in the English language must be filed in such proceedings and would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents and in case of foreign public documents will require legalization before the appropriate Mexican consulate as provided for by Article 1248 of the Mexican Commerce Code (Código de Comercio);

(v) pursuant to the laws of Mexico, creditors for the expenses incurred for the management of the bankruptcy estate, creditors for the expenses incurred to cover ordinary protection expenses incurred for the conservation, management, safety of the bankruptcy estate, expenses incurred in connection with any procedure, judicial or extrajudicial, for the benefit of the bankruptcy estate, and the fees of the visitador (visitor), conciliador (mediator) and sindico (receiver), labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers’ housing fund quotas and retirement fund quotas are preferred by statute and will have priority over claims of the Initial Lenders (or any permitted assignee thereof);

(vi) with respect to provisions contained in the Loan Documents in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico;

(vii) we note that the obligation to pay interest on interest may be unenforceable under Mexican law;

5

(viii) covenants of the Borrowers which purport to bind it on matters reserved by law to shareholders, or which purport to bind shareholders to vote or refrain from voting their shares issued by the Borrowers or its subsidiaries, are not enforceable through specific performance, but may result in an acceleration of amounts payable under the Loan Documents;

(ix) provisions of the Loan Documents granting discretionary authority to the Administrative Agent or the Initial Lenders, as the case may be, cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirements from a competent authority to produce satisfactory evidence as to the basis of any determination; in addition, under Mexican law, each of the Borrowers will have the right to contest in court any notice or certificate of the Administrative Agent or the Initial Lenders purporting to be conclusive and binding;

(x) any provision in any Loan Document to the effect that invalidity and illegality of any part thereof will not invalidate the remaining obligations of such Loan Document may be unenforceable in Mexico to the extent that such provision constitutes an essential element of such Loan Document;

(xi) the taking of possession, entry, removal, sale, transfer or other disposition of property or similar action in Mexico pursuant to the Loan Documents may not be made in Mexico without judicial intervention after the defendant is given the right to be heard and defeated in court;

(xii) claims may become barred under statutes of limitation or may become subject to defenses or set-off or counter claim;

(xiii) in any suit brought before Mexican courts, such courts may apply Mexican law on statutes of limitations (prescriptión); we express no opinion as to the enforceability in Mexico of a foreign judgment deriving from a lawsuit initiated after the applicable Mexican statute of limitations period has elapsed;

(xiv) we note that procedural rights cannot be validly waived under Mexican law;

(xv) a Mexican court may stay proceedings held in such court if concurrent proceedings are being held elsewhere;

(xvi) we express no opinion as to the irrevocability of the powers-of-attorney granted by each of the Borrowers to the Process Agent; and

(xvii) we make no comment with regard to any representations made by the Mexican parties in any of the Loan Documents referred to above or otherwise.

We express no opinion as to any laws other than the federal laws of Mexico currently in effect. We assume no responsibility to advise you of any changes to our opinion subsequent to the date hereof. Insofar as the opinions set forth above are governed by New York law, we have relied, without making any independent investigation with respect thereto, and with your

6

consent, solely on the opinion of Shearman & Sterling, special U.S. counsel to the Administrative Agent, dated the date hereof. To the extent such opinion contains assumptions and qualifications, this opinion shall be subject to such assumptions and qualifications.

This opinion is addressed to you solely for your benefit in connection with the Loan Documents. This opinion may also be delivered to Shearman & Sterling, U.S. counsel to the Administrative Agent, who may rely on this opinion to the same extent as if such opinion were addressed to them. It is not to be transmitted to anyone else no is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Very truly yours,

RITCH, HEATHER Y MUELLER, S.C.

By:	Guillermo Perez Santiago, a partner

7

Exhibit A

A) Enertec México, S. de R.L. de C.V. (“Enertec México”)

1.	Public Deed No. 52,465 dated November 12, 1998, granted before Mr. Carlos Montaño: Pedraza, Notary Public No. 130 of Monterrey, Nuevo Leon, and registered in the Public Registry of Commerce of Monterey, Nuevo Leon, under number 3,213, volume 430, 3rd Book, second auxiliary of corporation’s deeds of the commerce section on November 19, 1998, by means of which (i) Enertec México was incorporated under the corporate name Enertech México, S. de R.L. de C.V., and (ii) the powers-of-attorney in favor of Mr. José Enrique González were granted; and

2.	Public Deed No. 53,010 dated January 14, 1999, granted before Mr. Carlos Montaño Pedraza, Notary Public No. 130 of Monterrey, Nuevo Leon, and registered in the Public Registry of Commerce of Monterey, Nuevo Leon, under number 342, volume 209-07, 3rd Book, second auxiliary of corporation’s deeds of the commerce section on January 19, 1999, by means of which Enertec México amended its by-laws to change its corporate name.

B) Enertec Exports, S. de R.L. de C.V. (“Enertec Exports”)

1.	Public Deed No. 62,898 dated May 16, 2002, granted before Mr. Carlos Montaño Pedraza, Notary Public No. 130 of Monterrey, Nuevo Leon, and registered in the Public Registry of Commerce of Monterey, Nuevo Leon, under number 4,921, volume 3, 1st Book, on May 29, 2002, by means of which (i) Enertec Exports was incorporated, and (ii) the powers-of-attorney in favor of Mr. José Enrique González were granted.

8

Exhibit G

Form Of Master Assignment And Acceptance Agreement

EXECUTION COPY

MASTER ASSIGNMENT AND ACCEPTANCE

MASTER ASSIGNMENT AND ACCEPTANCE (this “Agreement”) dated as of March 15,2004, among ENERTEC MEXICO, S. de R.L. de C. V., a Mexican sociedad de responsabilidad limitada de capital variable, ENERTEC EXPORTS, S. de R.L. de C.V., a Mexican sociedad de responsabilidad limitada de capital variable (together, the “Borrowers” and individually, each a “Borrower”), each of the financial institutions that is signatory hereto and named on Schedule I (individually, a “Transferor Lender” and, collectively, the “Transferor Lenders”), each of the financial institutions that is signatory hereto and named on Schedule II (individually, a “Purchasing Lender” and, collectively, the “Purchasing Lenders”), JPMORGAN CHASE BANK, as Collateral Agent (the “Collateral Agent”), and CITIBANK, N.A., as Administrative Agent for said financial institutions (the “Administrative Agent”).

W  I  T  N  E  S  S  E  T  H  :

WHEREAS, the Borrowers, the Transferor Lenders, JPMorgan Chase Bank as Collateral Agent, and ING (U.S.) Capital LLC, as Administrative Agent are party to that certain Credit and Security Agreement dated as of May 4,2001, as amended by the Amended and Restated Credit and Security Agreement, dated as of October 31,2002 (such Credit Agreement as so amended, the “First Amended and Restated Credit and Security Agreement”). Terms defined in the First Amended and Restated Credit and Security Agreement are used herein with the same meaning.

WHEREAS, each Transferor Lender, severally and not jointly, wishes to sell and assign to the Purchasing Lenders an interest in and to the Transferor Lenders’ rights and obligations under the First Amended and Restated Credit and Security Agreement.

WHEREAS, immediately subsequent to the execution of this Agreement, the First Amended and Restated Credit and Security Agreement is to be amended and restated in its entirety by and among the Borrowers, the Purchasing Lenders, JPMorgan Chase Bank, as Collateral Agent and Citibank, N.A., as Administrative Agent (such amended and restated agreement, the “Second Amended and Restated Agreement”).

NOW THEREFORE, the parties hereto each agree as follows:

1. Each Transferor Lender, severally and not jointly, without recourse except as to the representations and warranties made by it herein, hereby sells and assigns to the Purchasing Lenders, and the Purchasing Lenders hereby purchase and assume from the Transferor Lenders, an interest in and to the Transferor Lenders’ rights and obligations under the First Amended and Restated Credit and Security Agreement as of the date hereof, such that after giving effect to such sale and assignment, each Purchasing Lender’s total Commitment and the total amount of the Advances owing to such Purchasing Lender (including in such total Commitment and amount of Advances the Commitment and amount of Advances already owned by such Purchasing Lender and not transferred and assigned by such Purchasing Lender in its capacity as a Transferor Lender hereunder, if any) will be as set forth on Schedule II hereto.

2. Each Transferor Lender (i) represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or furnished pursuant thereto; and (iv) in the case of a Transferor Lender that is hereby assigning all of its Advances and Commitment, attaches the Note or Notes held by it and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Purchasing Lenders.

3. Each Purchasing Lender (i) confirms that it has received a copy of the First Amended and Restated Credit and Security Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon any Agent, any Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the First Amended and Restated Credit and Security Agreement and the other Loan Documents; (iii) represents and warrants that its name set forth on Schedule II hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the First Amended and Restated Credit and Security Agreement and the other Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) and agrees that it will perform in accordance with their terms all of the obligations that by the terms of the First Amended and Restated Credit and Security Agreement and the other Loan Documents are required to be performed by it as a Lender.

4. Following the execution of this Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Agreement (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent. The Borrowers and the Purchasing Lenders waive any other conditions or restrictions to effectiveness of this Agreement or acceptance by the Administrative Agent of this Agreement set forth in the First Amended and Restated Credit and Security Agreement.

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) each Purchasing Lender shall be a party to the First Amended and Restated Credit and Security Agreement, as amended by the Second Amended and Restated Agreement, and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) each Transferor Lender shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the First Amended and Restated Credit and Security Agreement (other than its rights and obligations under the Loan

Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Agreement) and, if this Agreement covers all of the remaining portion of the rights and obligations of such Transferor Lender under the First Amended and Restated Credit and Security Agreement, such Transferor Lender shall cease to be a party thereto.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the First Amended and Restated Credit and Security Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the applicable Purchasing Lender. Each Transferor Lender and each Purchasing Lender shall make all appropriate adjustments in payments under the First Amended and Restated Credit and Security Agreement and the Notes for periods prior to the Effective Date among themselves, as follows. Each Transferor Lender shall be entitled to retain for its own account:

(a) all principal payments payable under the Loan Documents on or prior to the Effective Date;

(b) any interest or other sums payable under the Loan Documents and accrued in respect of such Transferor Lender’s Commitment and Advances on or prior to, or in relation to any period ending on or prior to, the Effective Date; and

(c) any fees payable by the Borrowers to such Transferor Lender in connection with such Transferor Lender’s Commitment in respect of the period up to but excluding the Effective Date;

all such principal payments, fees, interest and other sums being excluded from the assignment contained in Section 1.

7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, each Transferor Lender and each Purchasing Lender have caused this Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

Effective Date (if other than date of acceptance by Administrative Agent):

                    ,

Transferor Lenders

BANKBOSTON, N.A., as Transferor Lender

By
Name:
Title:
Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

COMERICA BANK, as Transferor Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

IN WITNESS WHEREOF, each Transferor Lender and each Purchasing Lender have caused this Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

Effective Date (if other than date of acceptance by Administrative Agent):

                    ,

Transferor Lenders

BANKBOSTON, N.A., as Transferor Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

COMERICA BANK, as Transferor Lender

By
Name:
Title:
Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

ING BANK N.V. CURACAO BANK, as Transferor Lender

By
Name:
Title:

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

ING BANK N.V. CURACAO BANK, as Transferor Lender

By
Name:
Title:
Fax:
Dated:	___________ __, _____

Domestic Lending Office:

Eurodollar Lending Office:

STANDARD CHARTERED BANK, as Transferor Lender

By
Name:
Title:
Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

JPMORGAN CHASE BANK, as Transferor Lender

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

BAYERISCHE HYPO- UND VEREINSBANK AG IBF BRANCH, as Transferor Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

JPMORGAN CHASE BANK, as Transferor Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

BAYERISCHE HYPO- UND VEREINSBANK AG IBF BRANCH, as Transferor Lender

By
Name:
Title:

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

WACHOVIA BANK (formerly FIRST UNION NATIONAL BANK), as Transferor Lender

By
Name:
Title:
Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

BANCO NACIONAL DE COMERCIO EXTERIOR S.N.C. (acting through its GRAND CAYMAN BRANCH), as Transferor Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

WACHOVIA BANK (formerly FIRST UNION NATIONAL BANK), as Transferor Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

BANCO NACIONAL DE COMERCIO EXTERIOR S.N.C. (acting through its GRAND CAYMAN BRANCH), as Transferor Lender

By
Name:
Title:

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office: (Domicilio Fiscal)

LANDESBANK HESSEN-THURINGEN GIROZENTRALE, as Transferor Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

HSH NORDBANK AG, KIEL, as Transferor Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

LANDESBANK HESSEN-THURINGEN GIROZENTRALE, as Transferor Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

HSH NORDBANK AG, KIEL, as Transferor Lender

By
Name:
Title:

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

RZB FINANCE LLC, as Transferor Lender

By	By
NAME:	Name:
Title:	Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

Purchasing Lenders

CALIFORNIA COMMERCE BANK, as Purchasing Lender

By
Name:
Title:

By
Name:
Title:

Fax:

Dated:

Domestic Lending Office:

Eurodollar Lending Office:

BANKBOSTON, N.A., as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

Purchasing Lenders

CALIFORNIA COMMERCE BANK, as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

BANKBOSTON, N.A., as Purchasing Lender

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

BBVA BANCOMER SA, INSTITUTION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER, as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

COMERICA BANK, as Purchasing Lender

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

BBVA BANCOMER SA, INSTITUTION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER, as Purchasing Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

COMMERCIA BANK, as Purchasing Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

ING BANK N.V. CURACAO BRANCH, as Purchasing Lender

By
Name:
Title:

By
Name:
Title:

Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

ING BANK N.V. CURACAO BRANCH, as Purchasing Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

STANDARD CHARTERED BANK, as Purchasing Lender

By
Name:
Title:

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

BAYERISCHE LANDESBANK NEW YORK BRANCH, as Purchasing Lender

By
Name:
Title:

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

FORTIS BANK CAYMAN ISLAND BRANCH, as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

BAYERISCHE LANDESBANK NEW YORK BRANCH, as Purchasing Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

FORTIS BANK SA/NV, CAYMAN ISLANDS BRANCH, as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

LANDESBANK BADEN- WUERTTEMBERG NEW YORK BRANCH INTERNATIONAL BANKING FACILITY , as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

By
Name:
Title:

Fax:

Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

THE ROYAL BANK OF SCOTLAND PLC, as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

HSBC MÉXICO, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO HSBC, as Purchasing Lender

By
Name:
Title:
Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

BANK OF TOKYO-MITSUBISHI (MÉXICO), S.A. INSTITUCIÓN DE BANCA MÚLTIPLE FILIAL, as Purchasing Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

HSBC MÉXICO, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO HSBC, as Purchasing Lender

By
Name:
Title:
Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

BANK OF TOKYO-MITSUBISHI (MÉXICO), S.A. INSTITUCIÓN DE BANCA MÚLTIPLE FILIAL, as Purchasing Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

JPMORGAN CHASE BANK, as Purchasing Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

BAYERISCHE HYPO– UND VEREINSBANK AG IBF BRANCH, as Purchasing Lender

By
Name:
Title:
Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

JPMORGAN CHASE BANK, as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

BAYERISCHE HYPO– UND VEREINSBANK AG IBF BRANCH, as Purchasing Lender

By
Name:
Title:

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

WACHOVIA BANK (formerly FIRST UNION NATIONAL BANK), as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

KBC BANK N.V., as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

WACHOVIA BANK (formerly FIRST UNION NATIONAL BANK), as Purchasing Lender

By
Name:
Title:

Fax:
Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

KBC BANK N.V., as Purchasing Lender

By
Name:
Title:

By
Name:
Title:

Dated:

Fax:

Domestic Lending Office: Eurodollar Lending Office:

THE BANK OF NOVA SCOTIA, as Purchasing Lender

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

BANCO NACIONAL DE COMERCIO EXTERIOR S.N.C. (acting through its GRAND CAYMAN BRANCH), as Purchasing Lender

By
Name:
Title:
Fax:
Dated:	,

Domestic Lending Office:

Eurodollar Lending Office:

THE BANK OF NOVA SCOTIA, as Purchasing Lender

By
Name:
Title:

Fax:
Dated:	,

Domestic Lending Office:

BANCO NACIONAL DE COMERCIO EXTERIOR S.N.C. (acting through its GRAND CAYMAN BRANCH), as Purchasing Lender

By
Name:
Title:

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:
( Domicilio Fiscal)

BANCO DE CHILE, as Purchasing Lender

By
Name:
Title:

Fax:
Dated:

Domestic Lending Office:

Eurodollar Lending Office:

Borrowers

ENERTEC MEXICO, S. de R.L. de C.V., as Borrower

By
Name:
Title:

ENERTEC EXPORTS, S. de R.L. de C.V., as Borrower

By
Name:
Title:

Accepted this day of ,

CITIBANK, N.A., as Administrative Agent

By
Name:
Title:

SCHEDULE I

TRANSFEROR LENDERS:	BankBoston, N.A.	Comerica Bank	ING Bank N.V. Curacao Bank	Standard Chartered Bank	JPMorgan Chase Bank	Bayerische Hypo-und Vereinsbank AG IBF Branch	Wachovia Bank, National Association (formerly First Union National Bank)	Banco Nacional de Comercio Exterior S.N.C. (acting through its Grand Cayman Branch)
Percentage Interest assigned	6.45%	19.35%	16.13%	6.45%	9.68%	9.68%	6.45%	6.45%
Commitment assigned	$5,555,555.56	$16,666,666.68	$13,888,888.88	$5,555,555.56	$8,333,333.33	$8,333,333.33	$5,555,555.56	$5,555,555.55
Outstanding principal amount of Advance assigned	$5,555,555.56	$16,666,666.68	$13,888,888.88	$5,555,555.56	$8,333,333.33	$8,333,333.33	$5,555,555.56	$5,555,555.55

TRANSFEROR LENDERS: (Continued)	Landesbank Hessen-Thuringen Girozentrale	HSH Nordbank AG, Kiel	RZB Finance LLC
Percentage Interest assigned	9.68%	6.45%	3.23%
Commitment assigned	$8,333,333.33	$5,555,555.56	$2,777,777.78
Outstanding principal amount of Advance assigned	$8,333,333.33	$5,555,555.56	$2,777,777.78

SCHEDULE II

PURCHASING LENDERS:	California Commerce Bank	BankBoston, N.A.	BBVA Bancomer SA, Institution de Banca Multiple, Grupo Financiero BBVA Bancomer	Comerica Bank	ING Bank N.V. Curacao Branch	Standard Chartered Bank	Bayerische Landesbank New York Branch	Fortis Bank SA/NV, Cayman Islands Branch	Landesbank Baden- Wuerttemberg, New York Branch, International Banking Facility
Percentage Interest assumed	7.86%	7.14%	7.14%	7.14%	7.14%	7.14%	5%	5%	5%
Commitment assumed	$6,765,873.02	$6,150,793.65	$6,150,793.65	$6,150,793.65	$6,150,793.65	$6,150,793.65	$4,305,555.56	$4,305,555.56	$4,305,555.56
Outstanding principal amount of Advance assumed	$6,765,873.02	$6,150,793.65	$6,150,793.65	$6,150,793.65	$6,150,793.65	$6,150,793.65	$4,305,555.56	$4,305,555.56	$4,305,555.56
Principal amount of Note payable to Purchasing Lender	$6,765,873.02	$6,150,793.65	$6,150,793.65	$6,150,793.65	$6,150,793.65	$6,150,793.65	$4,305,555.56	$4,305,555.56	$4,305,555.56
Purchase Price	$6,765,873.02	$6,150,793.65	$6,150,793.65	$6,150,793.65	$6,150,793.65	$6,150,793.65	$4,305,555.56	$4,305,555.56	$4,305,555.56

PURCHASING LENDERS: (Continued)	The Royal Bank of Scotland plc	HSBC México, S.A. Institución de Banca Múltiple Grupo Financiero HSBC	Bank of Tokyo- Mitsubishi (México), S.A. Institución de Banca Múltiple Filial	JPMorgan Chase Bank	Bayerische Hypo -und Vereinsbank AG IBF Branch	Wachovia Bank, National Association (formerly First Union National Bank)	KBC Bank N.V.	The Bank of Nova Scotia	Banco Nacional de Comercio Exterior S.N.C. (acting through its Grand Cayman Branch)	Banco de Chile
Percentage Interest assumed	5%	5%	3.93%	3.93%	3.93%	3.93%	3.93%	3.93%	3.93%	3.93%
Commitment assumed	$4,305,555.56	$4,305,555.56	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51
Outstanding principal amount of Advance assumed	$4,305,555.56	$4305,555.56	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51
Principal amount of Note payable to Purchasing Lender	$4,305,555.56	$4,305,555.56	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51
Purchase Price	$4,305,555.56	$4,305,555.56	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51	$3,382,936.51

Annex A

Assigned Agreement

BATTERY SUPPLY AGREEMENT

THIS AGREEMENT is made effective as of the 1st day of February, 2002 (“Effective Date”) and is between (1) Enertec Mexico S. de R.L. de C.V., a Sociedad de Responsabilidad Limitada organized under the laws of Mexico having its principal place of business at Monterrey, Mexico (“Supplier”) and (2) Johnson Controls Battery Group, Inc., having its principal place of business at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wl 53201 (“Purchaser”).

WHEREAS, the parties entered into a Battery Supply Agreement dated November 30, 1998 for the supply of automotive batteries by Supplier to Purchaser.

WHEREAS, the changing business of the parties has necessitated the negotiation of a new Supply Agreement that accurately reflects and governs the supply of batteries between the parties.

NOW THEREFORE, in consideration of the foregoing, Supplier and Purchaser agree as follows:

1.	DEFINITIONS

1.1	“Business Day” shall have the same definition as set forth in the Operating Agreement.

1.2	“Products” shall mean the automotive, marine, lawn and garden and commercial battery products listed in Exhibit A.

1.3	“Operating Agreement” shall mean the Limited Liability Company Agreement of GES Mexico, L.L.C. between Global Energy Systems, S.A. de C.V. and Enermex, S.A. de C.V. dated November 30,1998.

1.4	“Specifications” shall mean the specifications for each Product as provided by Purchaser under separate cover.

1.5	“1998 Agreement” shall mean the Supply Agreement dated November 30, 1998 by and between Enertec Mexico S. de R.L. de C.V. and Johnson Controls Battery Group, Inc.

2.	TERMINATION OF 1998 AGREEMENT

The parties hereby agree to terminate the 1998 Agreement effective as of February 1, 2002.

3.	APPOINTMENTS AND SCOPE

3.1 Supplier hereby accepts responsibility to supply and deliver Product to Purchaser in accordance with the Specifications and this Agreement.

3.2 Supplier shall deliver to Purchaser, or to destinations specified by Purchaser, only Products which conform in all material respects to the Specifications.

4.	QUALITY OF PRODUCTS

4.1 The quality, safety and performance of the Products are critical to the success of the relationship described in this Agreement.

4.2 Each Product manufactured by Supplier shall be, in every material respect, substantially identical to a sample or prototype that shall be first submitted to and approved in writing by Purchaser, and shall in no event be of lesser quality or performance than such sample. In producing the Products, Supplier shall not make any change from the sample or prototype, including any change to its quality, appearance, labeling, instructions, directions or packaging, unless prior written approval of such change is given by Purchaser.

4.3 Purchaser may at any time notify Supplier in writing of any additional changes to the then current Specifications relating to any Product which, if not objected to within fifteen (15) days of Purchaser’s notice, shall be deemed to be part of the Specifications. If Supplier determines that the proposed change constitutes a substantial change and objects in writing within such fifteen (15) day period, the parties shall use reasonable efforts to agree when the proposed change shall become a Specification. If the parties cannot resolve their differences within thirty (30) days of Supplier’s objection, Purchaser or Supplier shall have the right to remove the Product in question from this Agreement.

4.4 Purchaser may, at its sole expense, reasonably designate an inspection service, laboratory or other representative (the “Inspector”) to inspect, analyze or conduct tests on any Product, sample or prototype to determine conformity with the Specifications.

4.5 With respect to any Product that Purchaser or the Inspector has not previously qualified, upon Purchaser’s or the Inspector’s reasonable request, Supplier shall send up to six (6) sample batteries to Purchaser or to any location designated by Purchaser or the Inspector to conduct commercially reasonable tests. Supplier shall also, upon reasonable notice, make such Products available for inspection, analysis and testing by Purchaser or the Inspector at Supplier’s own premises.

4.6 The Inspector may adopt and notify the Supplier of tolerances, standards or additional Specifications for any Product. Any such notice provided pursuant to Section 4.5 shall be deemed a notice from Purchaser of additional Specifications under Section 4.3 above.

4.7 As soon as reasonably practical after the date hereof, Purchaser and Supplier shall develop a quality control plan for each customer to whom Purchaser sells Products. Purchaser and the Inspector shall have the right, at their sole expense, to request that Supplier perform a commercially reasonable number and type of tests in accordance with the applicable quality control plan in the course of the manufacture of the Products or prior to shipment, and Supplier shall perform such tests promptly and notify Purchaser of the results.

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5.	LABELLING AND PACKAGING

5.1 Supplier shall produce, mark, label and package each Product with labels, designs, color schemes, serial and code numbers, logos and other markings in such manner and language as is instructed or approved in writing by Purchaser. Such markings shall be deemed to be included as part of the Specifications and shall be subject to Section 4.3.

5.2 Purchaser shall not be responsible for labels or packaging ordered by Supplier for the Products in a quantity that exceeds forty-five (45) days of Purchaser’s forecasted requirements; however, the parties may agree in writing that Purchaser’s inventory responsibility associated with a specific Product may be greater.

5.3 Supplier is prohibited from using any labels or packaging for any purpose other than those established in this Agreement.

5.4 If a modification is made to any labels or packaging because of legal, regulatory or governmental requirements, or because of a decision by Purchaser, or in case of a termination as provided in Section 11, below, Supplier shall promptly notify Purchaser of its existing inventory of the subject labels and packaging. Thereupon, Purchaser at its option shall either:

(a) authorize Supplier to utilize the preexisting labels and packaging on Products sold to Purchaser (if permitted by law); or

(b) repurchase Supplier’s stock of labels or packaging up to the quantity stated in Section 5.2 above at Supplier’s cost; or

(c) adopt a combination of (a) and (b) above.

6.	ORDERS, SALES AND FORECASTS

6.1 Within three (3) Business Days of the first day of each calendar month, Purchaser will provide Supplier a twelve (12) month forecast of Purchaser’s anticipated orders for Products. Supplier agrees that such forecast shall not constitute a binding contract.

6.2 All sales of the Products shall be between Supplier as seller and Purchaser as buyer. Product shall be ready to be shipped to Purchaser within fourteen (14) Business Days of an order. In the event that Purchaser does not require availability within fourteen (14) Business Days, Purchaser shall specify its required delivery date, but such date shall not exceed thirty (30) days from the originally scheduled date. Supplier shall continue to review the order processing in an effort to reduce the processing lead time. Supplier agrees that time is of the essence of its obligations under this Agreement. If Supplier fails to deliver the Products within the timeframe provided herein, Purchaser reserves the right, without any liability hereunder to Purchaser, to terminate any order covering such Products, and to purchase Products from an alternative source, at Supplier’s expense.

6.3 Purchaser may place preliminary orders by facsimile or by written notice. Within five (5) Business Days from the receipt of each order, Supplier shall confirm or reject the order by written notice. Upon receiving Supplier’s confirmation, Purchaser will issue a formal written

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purchase order. Supplier shall be under no obligation to supply Products to Purchaser until Supplier receives the formal written purchase order.

6.4 Supplier’s acceptance of Purchaser’s order is subject to all of the terms and conditions included in this Agreement, all of which Purchaser accepts as superseding any terms or conditions on Purchaser’s order form or Supplier’s acknowledgement form, if any.

6.5 Purchaser may at any time cancel any shipment if delivery is not made by the “Cancel Date” shown on the face of its purchase order, other than due to actions taken by Purchaser or force majeure, without cost or further obligation to Purchaser.

6.6 Purchaser’s final purchase order may state a delivery date. This delivery date may not be changed, unless otherwise agreed in writing by Purchaser. Purchaser may change the delivery date by giving notice of the change to Supplier at least three (3) Business Days prior to shipment.

6.7 The targeted order fill rate is 98%. Supplier shall perform hereunder consistent with a 95% percent order fill rate; however, an exception to this requirement is permitted to the extent the formal purchase order for Product differs from the Product forecast. In such case, the 95% order fill rate may vary plus or minus 5% from the Product forecast. For example, if Purchaser forecasts it needs 100 batteries, but issues a formal purchase order for 120 batteries, then Supplier shall only be obligated to provide 99.75 batteries (95% of 105 batteries).

7.	PRICES, PAYMENT AND INCENTIVES

7.1 The prices applicable to each sale of Product under this Agreement, including both “wet” and “DUF” Product, will be the prices set forth in Exhibit A, or such other prices as may be mutually agreed upon in writing by Purchaser and Supplier. Other than a quarterly lead price adjustment described below, the prices for the Product are firm through December 31, 2002. Thereafter, and in no event less than annually, the parties shall review the pricing and make any necessary adjustments to reflect changes in the parties’ costs, including adjustments for currency and inflation, or changes to Product mix.

7.2 The parties acknowledge that this Agreement reflects a significant adjustment to the scope of the supply relationship and that the pricing reflected in this Agreement is based upon the parties’ best efforts to project future results. Further, the parties agree that the pricing for Calendar Year 2002 was set at a level designed to maintain both parties’ historical profit performance. Accordingly, on or before December 12, 2002, the parties agree to retrospectively review the pricing used for Calendar Year 2002, and to the extent the pricing has resulted in a negative shift in the level of profitability of either party, then the parties agree that a one-time reconciliation payment or credit will be issued to the party whose profitability was negatively impacted by the pricing. If a reconciliation payment or credit is due, then the parties agree that such payment or credit will be issued by no later than February 1, 2003.

7.3 The market price of primary lead used in the billing price is based on the average London Metals Exchange (LME) ($.2181/lb). To the extent there are changes to the market price of lead, the billing price will not change; however, the parties agree to separately reconcile any lead price adjustments using the quarterly average of the monthly average cost of primary lead as set forth in the LME. For purposes of calculating the lead price adjustment, the parties agree to use the

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price differential between the average market price of the LME versus the $.2181/lb (used in the billing price) multiplied by each Product’s lead specification weight as set forth on Exhibit A. For purposes herein, “specification weight” shall mean the lead content of each Product, including oxide, identified in the engineering bill of material.

The lead price reconciliation will be settled and paid quarterly based on the following schedule:

Average LME	Effective Pricing Period
Sept. – Nov.	Jan. – March
Dec. – Feb.	April – June
March – May	July – Sept.
June – Aug.	Oct. – Dec.

7.4 The prices include (and Supplier shall be responsible for) all costs of the Product. Supplier shall be responsible for all charges, levies, duties and taxes applicable to the production, shipment or sale of the Product, and all costs of freight and delivery up to and through the point of border entry in the U.S. as designated by Purchaser (e.g. Laredo, TX or El Paso, TX), including any import costs, duties or taxes incurred while importing the Product into the U.S.; provided, that throughout the term of the Agreement, to the extent there are increases to the import costs, duties or taxes, the parties agree to review the pricing for any necessary adjustments.

7.5 The parties may agree to deliver the Product in a manner or to a destination other than as described in Section 7.4 above. If Purchaser requests Supplier to ship the Product to a destination other than a point of border entry (e.g. distribution center, plant, or customer location), then Supplier shall be responsible for any charges, levies, duties and taxes, but Supplier shall only be responsible for the freight costs up to and through the point of border entry. Purchaser shall be responsible for all other freight costs incurred from the point of border entry to the ultimate delivery destination. In the event the parties agree that Purchaser, rather than Supplier, will arrange carriage, the cost of freight incurred by Purchaser to the point of border entry into the U.S. shall be charged back to Supplier. The parties agree that the reconciliation process for such costs incurred under this Section 7.5 will be billed through the invoicing procedures described herein.

7.6 Payments shall be made sixty (60) days after the date of shipment from Supplier’s plant. Payments will be made twice each month according to Purchaser’s payment schedules, which Purchaser will provide to Supplier by October 15th of each year of this Agreement. If any of the Products are lost, damaged or fail to arrive at such designated address. Purchaser shall not be obligated to pay for such merchandise, except for any amounts it recovers from the carrier or an insurer.

7.7 Each sale to Purchaser shall be for resale unless otherwise indicated on the face of the purchase order for that sale.

7.8 To the extent the parties desire to add new Products to this Agreement, Exhibit A shall be supplemented accordingly and the pricing for any such new Product shall be mutually agreed upon by the parties and calculated based upon the pricing of comparable Products with similar characteristics (i.e. Group Size, wet vs. DUF, CCA/RC ratings).

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8.	VOLUME

The volume requirement for Product to be supplied under this Agreement during calendar year 2002 is approximately 10.5 million units of Product less the Enertec’ shipments of Product to GES America, L.LC. Supplier acknowledges, however, that Purchaser’s requirements for Products are principally determined by customers’ demand for Products and that Purchaser has no control or influence over customer decisions. In the event there are significant changes to Purchaser’s sales volume requirements, either increases or decreases, Supplier acknowledges and agrees that such changes may impact the supply requirements under this Agreement. Purchaser agrees to provide Supplier written notice of its anticipated annual volume requirements for subsequent years by September 30th of each year of this Agreement.

9.	DELIVERY, ACCEPTANCE, REJECTION

9.1 As of the Effective Date of this Agreement, the delivery point for each sale shall be designated by the Purchaser and may be any of the following: (i) the point of border entry into the U.S.; (ii) a Johnson Controls distribution center, plant or customer location as identified by Purchaser; or (iii) if the parties have agreed in writing that Purchaser will arrange carriage for that particular shipment, the place where the Purchaser’s carrier takes possession of the Products. All freight lane rates shall be mutually agreed upon and will be based upon optimized routes and entry points in order to achieve the lowest costs.

9.2 Supplier shall (i) send to Purchaser a separate invoice, bill of lading and packing list for each Purchaser purchase order and (ii) mark all invoices, bills of lading, packing lists and packages to show legibly the Purchaser purchase order number to which that shipment relates.

9.3 Supplier shall notify Purchaser Immediately if any part of any order cannot be delivered to the delivery point by the “Cancel Date” on the face of any purchase order. Purchaser shall be obligated to accept all back orders and late shipments authorized by Purchaser.

9.4 No Product shall be considered to have been received by Purchaser until; (i) if to a point of border entry into the U.S., when a custom agent has signed a bill of lading or other shipping document acknowledging actual receipt of the specific Product; (ii) if Purchaser arranges carriage, when the Product has been fully loaded aboard the truck, rail car or other vehicle of the carrier, or (iii) if to a destination other than a point of border entry, then when an authorized representative of the designated location has signed a bill of lading.

9.5 Risk and damage for loss of goods shall pass from Supplier to Purchaser when the Product has been received by the Purchaser pursuant to Section 9.4.

9.6 Purchaser shall send any Products that are non-conforming, shipped contrary to Purchaser’s instructions, this Agreement, or to the applicable purchase order to the destination designated by Supplier (at Supplier’s expense). As part of Purchaser’s good faith rejection, Purchaser must allow Supplier the opportunity to examine the alleged defective Products at Supplier’s expense prior to returning them to Supplier. Supplier should advise Purchaser of the results of this analysis within ten (10) Business Days from its receipt of data or the Product used by Supplier for determining its results.

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9.7 The exercise of any right or remedy provided herein shall be without prejudice to any other right or remedy available to either party.

9.8 Product shall be manufactured with poly components manufactured by Purchaser and purchased by Supplier or with poly cómponents manufactured by Supplier so long as they have been approved by Purchaser.

10.	WARRANTY AND INDEMNITY

10.1 The Products supplied under this Agreement are provided at a discounted price in lieu of warranty, and the pricing provided in Exhibit A has been provided to reflect such program. Except to the extent of a manufacturing defect common to an entire lot, Supplier disclaims and makes no warranties regarding the Products, express or implied, and hereby expressly excludes any warranties as to the merchantability or fitness for any particular purpose or use. For purpose of this Section 10.1, “an entire lot” shall mean a group of batteries with a manufacturing code indicating an identical date and production shift. In the event of a defect common to an entire lot Supplier shall be responsible for the full cost of any of Purchaser’s direct expenses incurred with such manufacturing defect occurrence.

10.2 PRODUCT LIABILITY: Provided that Purchaser promptly notifies Supplier in writing pursuant to the notice provisions of this Agreement, Supplier shall defend, indemnify, save and hold Purchaser harmless from and against all claims, damages, suits, losses, fines, costs and expenses, including reasonable attorney’s fees, arising out of the negligence or fault of the Supplier and Involving the Product which results in (a) the death of or injury to any person, or (b) any damage to personal property of any kind sustained by any person, firm or corporation.

10.3 The warranties, Indemnities and obligations of Supplier under this Agreement shall not be affected, limited, or in any way altered by Purchaser’s extension of express or implied warranties to its customers.

11.	TERM AND TERMINATION

11.1 The term of this Agreement shall begin on February 1, 2002 and expire on December 31, 2002, unless terminated sooner as provided below; however, this Agreement will automatically renew for additional one year terms unless either party provides sixty (60) days written notice prior to December 31st of each year.

11.2 Either party may terminate the Agreement by giving immediate written notice upon the occurrence of any of the following:

(a) The other party’s insolvency or an assignment by that party for the benefit of its creditors, or the filing of a petition in bankruptcy with respect to that party;

(b) The other party’s material breach of this Agreement which has not been cured within Thirty (30) days of a written notice of that breach; and/or

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(c) The occurrence of any act of God, accident, fire, flood, storm, riot, sabotage, explosion, strike, labor disturbance, national defense requirements, governmental law, ordinance rule or regulation; and/or

(d) The termination of the GES Mexico LLC Agreement; the GES America LLC Agreement, or the Operating Agreement in accordance with the terms thereof.

11.3 Even if a termination occurs, all amounts owed to Supplier by Purchaser and all credit and amounts owed to Purchaser by Supplier shall remain owing and be paid under the terms of this Agreement.

12.	DISPUTE RESOLUTION

All claims and disputes between the parties relating in any way to this Agreement shall be governed by and resolved pursuant to the terms of the Dispute Resolution provisions of the Operating Agreement.

13.	FINAL PROVISIONS

13.1 The Agreement contains the final and complete agreement of the parties and supersedes all previous agreements, promises, representations, warranties or other statements, whether written or oral, made by or on behalf of either party on the subjects covered in the Agreement. It may not be amended or modified except by a separate written instrument executed by both of the parties to this Agreement.

13.2 A waiver of any term, provision or condition of this Agreement shall not be considered a waiver of any other term, condition or provision hereof, nor of any subsequent breach of the same term, condition or provision.

13.3 If any of the provisions of this Agreement shall be declared illegal or unenforceable by any court of competent jurisdiction, the validity of the remaining provisions shall not be affected thereby, and the parties agree to do all things and cooperate in all respects to obtain substantially the same results, or as much thereof as may be possible, including the amendment or alteration of this Agreement.

13.4 All notices and other communications under this Agreement shall be made pursuant to the notice provisions of the Operating Agreement.

13.5 The Agreement shall inure to the benefit of and shall be binding upon the respective successors and assignees of the parties. However, the rights and duties under this Agreement may not be assigned, delegated, or transferred by any party without the written consent of the other party, which consent shall not be unreasonably withheld.

13.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

“PURCHASER” JOHNSON CONTROLS BATTERY GROUP, INC.	“SUPPLIER” ENERTEC MEXICO, S. de R.L. de C.V.

By:	By:
Title:	Title:

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ASSIGNMENT AND ASSUMPTION

AND

AMENDMENT NO. 1

TO THE

BATTERY SUPPLY AGREEMENT

This ASSIGNMENT AND ASSUMPTION AND AMENDMENT NO. 1 TO THE BATTERY SUPPLY AGREEMENT is entered into as of October 31, 2002 (the “Amendment”), by and among ENERTEC MEXICO S. de R.L. de C.V., a Mexican sociedad de responsabilidad limitada de capital variable and having its principal place of business at Monterrey, Mexico (“Enertec”); ENERTEC EXPORTS S. de R.L. de C.V., a Mexican sociedad de responsabilidad limitada de capital variable and having its principal place of business at Monterrey, Mexico (“Enertec Exports”); and JOHNSON CONTROLS BATTERY GROUP, INC., a Wisconsin corporation having its principal place of business at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, WI 53201 (“Purchaser”).

RECITALS

WHEREAS, Enertec and Purchaser are parties to a Battery Supply Agreement, dated as of February 1, 2002 (the “Battery Supply Agreement”; terms not otherwise defined herein, being used herein as therein defined);

WHEREAS, in connection with the execution and delivery of the Amended and Restated Credit and Security Agreement, dated as of October 31, 2002 and the Waiver and Consent, dated as of October 31, 2002, among Enertec, Enertec Exports, JPMorgan Chase Bank, as collateral agent, ING Baring (U.S.) Capital LLC, as administrative agent, and the initial lenders parties thereto, Enertec wishes to assign, transfer and convey and Enertec Exports wishes to accept and assume all of the rights, interests, duties, obligations and liabilities of Enertec pursuant to the Battery Supply Agreement; and Purchaser wishes to consent to such assignment and assumption of the Battery Supply Agreement;

WHEREAS, as a result of such assignment and assumption, Enertec, Enertec Exports and Purchaser wish to amend the Battery Supply Agreement to add Enertec Exports as a party to the Battery Supply Agreement and to replace Enertec with Enertec Exports in the capacity of “Supplier” thereunder as of the date hereof; and

WHEREAS, the execution and delivery of this Amendment have been in all respects duly authorized by each of the parties hereto.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Assignment and Assumption. (a) Effective as of the date hereof, Enertec does hereby assign, transfer and convey and Enertec Exports does hereby accept and assume all of the rights, interests, duties, obligations and liabilities of Enertec existing or hereinafter arising under the Battery Supply Agreement, and Enertec Exports agrees to be substituted for Enertec as the Supplier under the Battery Supply Agreement in respect of all battery sales made on or after the date hereof. Enertec further assigns, transfers and conveys to Enertec Exports all of its right, title and interest in, to and under (i) any and all amounts owed, on the date hereof, to Enertec by the Purchaser under the Battery Supply Agreement, and (ii) any and all Products shipped by Enertec to the Purchaser which have not yet been delivered as of the date hereof under the terms of the Battery Supply Agreement.

(b) The Purchaser, by its execution and delivery of this Amendment, acknowledges and agrees to each of the transfers specified in paragraph (a) of this Section 1, and further agrees, as of the date hereof, to make all payments in respect of its purchase of Products to or for the account of Enertec Exports whether or not such Products have been delivered or shipped by the same.

SECTION 2. Liability. Notwithstanding anything to the contrary contained in the Battery Supply Agreement, the Purchaser hereby acknowledges and agrees that it shall continue to remain liable in respect of all Products supplied by Enertec, as Supplier, under the Battery Supply Agreement prior to the date hereof and the assignment and assumption of Enertec’s obligations under the Battery Supply Agreement to Enertec Exports as provided herein. The Purchaser further acknowledges and agrees that all of its obligations under the Battery Supply Agreement in respect of Products supplied to it by Enertec thereunder and delivered prior to the date hereof shall be deemed for all purposes to be continuing obligations of the Purchaser under the Battery Supply Agreement, as amended by this Amendment, and shall be subject to the terms thereof.

SECTION 3. Amendment. Effective immediately upon the execution and delivery of this Amendment, the Battery Supply Agreement shall be amended as follows:

(a) The term “the Supplier” as it appears in the Battery Supply Agreement shall refer to Enertec Exports with respect to all periods from and after the date hereof. With respect to prior periods, the term “the Supplier” shall continue to refer to Enertec.

(b) Section 11.1 is hereby deleted in whole.

(c) The following text shall be added as a new Section 13.7:

“13.7 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution by and on behalf of the Supplier, which shall be construed in accordance with the laws of Mexico.”

SECTION 4. Reaffirmation. In all respects not inconsistent with the terms and provisions of this Amendment, the Battery Supply Agreement shall continue to be in full force and effect in accordance with the terms and conditions thereof, and is hereby ratified, adopted, approved and confirmed. From and after the date hereof, each reference to the Battery Supply Agreement in any other instrument or document shall be deemed a reference to the Battery Supply Agreement as amended hereby, unless the context otherwise requires.

SECTION 5. No Waiver. The execution, delivery and performance of this Amendment shall not operate as a waiver of any condition, power, remedy or right exercisable in accordance with the Battery Supply Agreement, and shall not constitute a waiver of any provision of the Battery Supply Agreement, except as expressly provided herein.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Manual delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 7. Dispute Resolution. All claims and disputes between the parties relating in any way to this Amendment shall be governed by and resolved pursuant to the terms of the Dispute Resolution provisions of the Operating Agreement

SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution by and on behalf of the Supplier, which shall be construed in accordance with the laws of Mexico.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto as of the date first written above.

Each of the undersigned, by signing its name hereto, hereby agrees to be bound by all of the terms and conditions of the Battery Supply Agreement as amended; this signature page also being deemed a counterpart to the Battery Supply Agreement.

JOHNSON CONTROLS BATTERY GROUP, INC.

By:
Name: Title:

ENERTEC MEXICO, S. de R. L. de C.V.

By:
Name: Title:

ENERTEC EXPORTS, S. de R. L. de C.V.

By:
Name: Title: